                                   $50,000,000

                                CREDIT AGREEMENT

                         DATED AS OF SEPTEMBER 13, 2006

                                      among

                          RED LION HOTELS CORPORATION,
                                    Borrower

                             CALYON NEW YORK BRANCH,
                   Sole Lead Arranger and Administrative Agent

                          KEYBANK NATIONAL ASSOCIATION,
                               Documentation Agent

                                       and

                            THE LENDERS NAMED HEREIN,
                                     Lenders

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
SECTION 1  DEFINITIONS AND TERMS.........................................     7
   1.1     DEFINITIONS...................................................     7
   1.2     NUMBER AND GENDER OF WORDS; OTHER REFERENCES..................    21
   1.3     ACCOUNTING PRINCIPLES.........................................    21
   1.4     TIME REFERENCES...............................................    21
SECTION 2  BORROWING PROVISIONS..........................................    21
   2.1     COMMITMENTS...................................................    21
   2.2     LC SUBFACILITY................................................    22
   2.3     VOLUNTARY TERMINATION OF COMMITMENTS..........................    26
   2.4     BORROWING PROCEDURE...........................................    27
   2.5     SWING LINE SUBFACILITY........................................    27
   2.6     EXTENSION OF MATURITY DATE....................................    29
   2.7     INCREASE IN COMMITMENTS.......................................    30
SECTION 3  TERMS OF PAYMENT..............................................    31
   3.1     NOTES AND PAYMENTS............................................    31
   3.2     INTEREST AND PRINCIPAL PAYMENTS...............................    31
   3.3     INTEREST OPTIONS..............................................    32
   3.4     QUOTATION OF RATES............................................    32
   3.5     DEFAULT RATE..................................................    32
   3.6     INTEREST RECAPTURE............................................    33
   3.7     INTEREST CALCULATIONS.........................................    33
   3.8     MAXIMUM RATE..................................................    33
   3.9     INTEREST PERIODS..............................................    33
   3.10    CONVERSIONS...................................................    34
   3.11    ORDER OF APPLICATION..........................................    34
   3.12    RIGHT OF SET-OFF; ADJUSTMENTS.................................    35
   3.13    BOOKING BORROWINGS............................................    36
SECTION 4  CHANGE IN CIRCUMSTANCES.......................................    36
   4.1     INCREASED COST AND REDUCED RETURN.............................    36
   4.2     LIMITATION ON TYPES OF BORROWINGS.............................    37
   4.3     ILLEGALITY....................................................    37
   4.4     TREATMENT OF AFFECTED LOANS...................................    38
   4.5     COMPENSATION..................................................    38
   4.6     TAXES.........................................................    38
SECTION 5  FEES..........................................................    40
   5.1     TREATMENT OF FEES.............................................    40
   5.2     FEES OF ADMINISTRATIVE AGENT..................................    40
   5.3     LC FEES.......................................................    40
   5.4     LC ISSUANCE AND FRONTING FEES.................................    40
   5.5     COMMITMENT FEES...............................................    41
SECTION 6. GUARANTIES AND COLLATERAL.....................................    41
   6.1     SUBSIDIARY GUARANTY...........................................    41
   6.2     COLLATERAL....................................................    41
SECTION 7  CONDITIONS PRECEDENT..........................................    41
   7.1     CONDITIONS PRECEDENT TO CLOSING...............................    41


CREDIT AGREEMENT                      (ii)

   7.2     CONDITIONS TO ALL CREDIT EXTENSION............................    45
SECTION 8  REPRESENTATIONS AND WARRANTIES................................    46
   8.1     PURPOSE OF CREDIT FACILITY....................................    46
   8.2     EXISTENCE, GOOD STANDING, AUTHORITY, AND AUTHORIZATIONS.......    46
   8.3     SUBSIDIARIES; CAPITAL STOCK...................................    46
   8.4     AUTHORIZATION AND CONTRAVENTION...............................    47
   8.5     BINDING EFFECT................................................    47
   8.6     FINANCIAL STATEMENTS..........................................    47
   8.7     LITIGATION, CLAIMS, INVESTIGATIONS............................    47
   8.8     TAXES.........................................................    48
   8.9     ENVIRONMENTAL MATTERS.........................................    48
   8.10    EMPLOYEE BENEFIT PLANS........................................    48
   8.11    PROPERTIES; LIENS.............................................    48
   8.12    GOVERNMENT REGULATIONS........................................    48
   8.13    TRANSACTIONS WITH AFFILIATES..................................    49
   8.14    MATERIAL AGREEMENTS...........................................    49
   8.15    INSURANCE.....................................................    49
   8.16    LABOR MATTERS.................................................    49
   8.17    SOLVENCY......................................................    49
   8.18    INTELLECTUAL PROPERTY.........................................    49
   8.19    COMPLIANCE WITH LEGAL REQUIREMENTS............................    50
   8.20    TRADENAMES....................................................    50
   8.21    FULL DISCLOSURE...............................................    50
   8.22    DRAINAGE/CONDEMNATION/ZONING..................................    50
   8.23    PROPERTY CONDITION............................................    50
   8.24    REPRESENTATIONS CONCERNING LEASES.............................    51
   8.25    CONDEMNATION..................................................    51
   8.26    CONTRACTS.....................................................    51
   8.27    RECIPROCAL AGREEMENTS.........................................    51
   8.28    MANAGEMENT AGREEMENTS.........................................    51
   8.29    FRANCHISE AGREEMENTS..........................................    51
SECTION 9  AFFIRMATIVE COVENANTS.........................................    52
   9.1     USE OF PROCEEDS...............................................    52
   9.2     BOOKS AND RECORDS.............................................    52
   9.3     ITEMS TO BE FURNISHED.........................................    52
   9.4     INSPECTIONS AND PROPERTY VISITS...............................    54
   9.5     TAXES.........................................................    54
   9.6     PAYMENT OF OBLIGATION.........................................    55
   9.7     MAINTENANCE OF EXISTENCE, ASSETS, AND BUSINESS................    55
   9.8     INSURANCE.....................................................    55
   9.9     PRESERVATION AND PROTECTION OF RIGHTS.........................    58
   9.10    ENVIRONMENTAL LAWS............................................    58
   9.11    COMPLIANCE WITH LEGAL REQUIREMENTS............................    59
   9.12    OTHER COLLATERAL PROPERTY INFORMATION.........................    59
   9.13    REPORTS AND TESTING...........................................    59
   9.14    FF&E RESERVE ACCOUNT..........................................    59
   9.15    OPERATING ACCOUNTS............................................    60


                                      (iii)

   9.16    CONTRACTS.....................................................    60
   9.17    CONDEMNATION..................................................    60
   9.18    TITLE AND PERMITTED ENCUMBRANCES..............................    61
   9.19    TAXES AND OTHER IMPOSITIONS...................................    62
   9.20    COMPLIANCE WITH LAWS..........................................    62
   9.21    MAINTENANCE, REPAIR, AND RESTORATION..........................    62
   9.22    OPERATION OF PROPERTY.........................................    63
   9.23    DELIVERY OF LEASING INFORMATION AND DOCUMENTS.................    63
   9.24    COMPLIANCE AND DEFAULT........................................    64
   9.25    CONCERNING LEASES AND RENTS...................................    64
   9.26    PROPERTY MANAGEMENT...........................................    64
   9.27    FRANCHISE AGREEMENTS..........................................    64
   9.28    SUBSIDIARY GUARANTIES.........................................    64
   9.29    APPRAISALS....................................................    64
   9.30    ADDITIONAL COLLATERAL PROPERTIES..............................    65
SECTION 10 NEGATIVE COVENANTS............................................    65
   10.1    EMPLOYEE BENEFIT PLANS........................................    65
   10.2    DEBT..........................................................    65
   10.3    LIENS.........................................................    65
   10.4    TRANSACTIONS WITH AFFILIATES..................................    66
   10.5    ASSIGNMENT....................................................    66
   10.6    FISCAL YEAR AND ACCOUNTING METHODS............................    66
   10.7    GOVERNMENT REGULATIONS........................................    66
   10.8    LOANS, ADVANCES, AND INVESTMENTS..............................    67
   10.9    DISTRIBUTIONS.................................................    67
   10.10   RESTRICTIONS ON COMPANIES.....................................    67
   10.11   SALE OF ASSETS................................................    67
   10.12   SALE-LEASEBACK FINANCINGS.....................................    68
   10.13   MERGERS AND DISSOLUTIONS......................................    68
   10.14   NEW BUSINESS..................................................    68
   10.15   AMENDMENTS TO DOCUMENTS.......................................    68
   10.16   CONTRACTS.....................................................    68
   10.17   LEASE APPROVAL................................................    68
   10.18   FINANCIAL COVENANTS...........................................    69
SECTION 11 DEFAULT.......................................................    71
   11.1    PAYMENT OF OBLIGATION.........................................    71
   11.2    COVENANTS.....................................................    71
   11.3    DEBTOR RELIEF.................................................    71
   11.4    JUDGMENTS AND ATTACHMENTS.....................................    71
   11.5    GOVERNMENT ACTION.............................................    72
   11.6    MISREPRESENTATION.............................................    72
   11.8    CHANGE OF CONTROL.............................................    72
   11.9    AUTHORIZATIONS................................................    72
   11.10   DEFAULT UNDER OTHER DEBT AND AGREEMENTS.......................    72
   11.11   EMPLOYEE BENEFIT PLANS........................................    73
   11.12   VALIDITY AND ENFORCEABILITY OF LOAN DOCUMENTS.................    73
   11.13   ENVIRONMENTAL LIABILITY.......................................    74


                                      (iv)

   11.14   COLLATERAL PROPERTIES.........................................    74
SECTION 12 RIGHTS AND REMEDIES...........................................    75
   12.1    REMEDIES UPON DEFAULT.........................................    75
   12.2    COMPANY WAIVERS...............................................    75
   12.3    PERFORMANCE BY ADMINISTRATIVE AGENT...........................    76
   12.4    DELEGATION OF DUTIES AND RIGHTS...............................    76
   12.5    NOT IN CONTROL................................................    76
   12.6    COURSE OF DEALING.............................................    76
   12.7    CUMULATIVE RIGHTS.............................................    77
   12.8    APPLICATION OF PROCEEDS.......................................    77
   12.9    CERTAIN PROCEEDINGS...........................................    77
   12.10   EXPENSES; INDEMNIFICATION.....................................    77
SECTION 13 AGENT.........................................................    78
   13.1    APPOINTMENT AND AUTHORITY.....................................    78
   13.2    RIGHTS AS A LENDER............................................    78
   13.3    EXCULPATORY PROVISIONS........................................    79
   13.4    RELIANCE BY ADMINISTRATIVE AGENT..............................    79
   13.5    DELEGATION OF DUTIES..........................................    80
   13.6    RESIGNATION OF ADMINISTRATIVE AGENT...........................    80
   13.7    NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS........    81
   13.8    NO OTHER DUTIES, ETC..........................................    81
   13.8    COLLATERAL AND GUARANTY MATTERS...............................    81
SECTION 14 MISCELLANEOUS.................................................    81
   14.1    HEADINGS......................................................    81
   14.2    NONBUSINESS DAYS..............................................    81
   14.3    COMMUNICATIONS................................................    82
   14.4    FORM AND NUMBER OF DOCUMENTS..................................    83
   14.5    EXCEPTIONS TO COVENANTS.......................................    83
   14.6    SURVIVAL......................................................    83
   14.7    GOVERNING LAW.................................................    83
   14.8    INVALID PROVISIONS............................................    83
   14.9    ENTIRETY......................................................    83
   14.10   JURISDICTION; VENUE; SERVICE OF PROCESS; JURY TRIAL...........    84
   14.11   AMENDMENTS, CONSENTS, CONFLICTS, AND WAIVERS..................    84
   14.12   MULTIPLE COUNTERPARTS.........................................    85
   14.13   SUCCESSORS AND ASSIGNS; ASSIGNMENTS AND PARTICIPATIONS........    85
   14.14   DISCHARGE ONLY UPON PAYMENT IN FULL; REINSTATEMENT IN
           CERTAIN CIRCUMSTANCES.........................................    88
   14.15   USA PATRIOT ACT NOTICE........................................    89
   14.16   REPLACEMENT OF LENDERS........................................    89


                                       (v)

                             SCHEDULES AND EXHIBITS

Schedule 1.1   Annex B to Compliance Certificate; Calculation of
               Consolidated EBITDA; Subordinated Debt
Schedule 2.1   Lenders and Commitments
Schedule 8     Schedule of Exceptions
Schedule 9.8   Insurance Requirements

Exhibit A      Form of Compliance Certificate
Exhibit B-1    Form of Revolving Credit Note
Exhibit B-2    Form of Swing Line Note
Exhibit C-1    Form of Notice of Borrowing
Exhibit C-2    Form of Notice of LC
Exhibit D      Form of Opinion of Counsel
Exhibit E      Form of Assignment and Assumption
Exhibit F      Form of Joinder Agreement
Exhibit G      Form of Increase Certificate
Exhibit H      Form of Subsidiary Guaranty


                                      (vi)

                                CREDIT AGREEMENT

     THIS CREDIT AGREEMENT is entered into as of September 13, 2006 among RED LION HOTELS CORPORATION, a Washington corporation ("BORROWER"), Lenders (hereinafter defined), and CALYON NEW YORK BRANCH, as Administrative Agent (hereinafter defined).

                                    RECITALS

     A. Borrower has requested that Lenders extend credit to Borrower in the form of this Agreement, providing for a revolving credit and letter of credit facility.


     B. Upon and subject to the terms and subject to the conditions of this Agreement, Lenders are willing to extend such credit to Borrower.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1 DEFINITIONS AND TERMS.

     1.1  DEFINITIONS. As used herein:

     ACCEPTABLE APPRAISAL means an appraisal commissioned by and addressed to Administrative Agent (acceptable to Administrative Agent as to form, assumptions, substance, and appraisal date), prepared by a qualified professional appraiser acceptable to Administrative Agent, and having the minimum qualifications required under all applicable Legal Requirements including, without limitation, the Financial Institutions Reform, Recovery, and Enforcement Act of 1989.

     ACQUISITION means any transaction or series of related transactions for the purpose of, or resulting in, directly or indirectly, (a) the acquisition by any Company of all or substantially all of the assets of a Person, or of any line of business or division of a Person, that is engaged in the hospitality or any related business, (b) the acquisition by any Company of more than fifty percent (50%) of any class of Stock (or similar ownership interests) of any Person that is engaged in the hospitality or any related business, (c) the acquisition of any Property or interest therein (whether directly, through a joint venture or tenancy-in-common arrangement, or through the acquisition of Stock (or similar ownership interests) of any Person); or (d) a merger, consolidation, amalgamation, or other combination by any Company with another Person that is engaged in the hospitality or any related business if a Company is the surviving entity; provided that in any merger involving Borrower, Borrower must be the surviving entity.

     ADJUSTED EURODOLLAR RATE means, for any Eurodollar Borrowing for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by Administrative Agent to be equal to the quotient obtained by dividing (a) the Eurodollar Rate for such Eurodollar Borrowing for such Interest Period by (b) one (1) minus the Reserve Requirement for such Eurodollar Borrowing for such Interest Period.

     ADMINISTRATIVE AGENT means Calyon, and its permitted successors or assigns as "Administrative Agent" for Lenders under this Agreement.

CREDIT AGREEMENT

     ADMINISTRATIVE QUESTIONNAIRE means an Administrative Questionnaire in a form supplied by Administrative Agent.

     AFFILIATE of any Person means any other Person who directly or indirectly controls, or is controlled by, or is under common control with, such Person, and, for purposes of this definition only, "control," "controlled by," and "under common control with" mean possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract, or otherwise).

     AGREEMENT means this Credit Agreement.

     APPLICABLE LENDING OFFICE means, for each Lender and for each Type of Borrowing, the "Lending Office" of such Lender (or an Affiliate of such Lender) designated on such Lender's Administrative Questionnaire or such other office as such Lender may from time to time specify to Administrative Agent and Borrower by written notice in accordance with the terms hereof as the office by which its Borrowings of such Type are to be made and maintained.

     APPLICABLE MARGIN means, at the time of determination thereof, the interest margin over Base Rate or the Eurodollar Rate, as the case may be, based upon the Total Leverage Ratio as follows:


                                           APPLICABLE MARGIN   APPLICABLE MARGIN
                                             FOR EURODOLLAR      FOR BASE RATE
          TOTAL LEVERAGE RATIO                 BORROWINGS          BORROWINGS
          --------------------             -----------------   -----------------
Equal to or less than 4.0 to 1.0                 1.50%               0.00%
Greater than 4.0 to 1.0 but less than or
   equal to 5.0 to 1.0                           1.75%               0.25%
Greater than 5.0 to 1.0 but less than or
   equal to 6.0 to 1.0                           2.00%               0.50%
Greater than 6.0 to 1.0                          2.25%               0.75%

The Total Leverage Ratio shall be determined from the Current Financials and Compliance Certificate delivered to Administrative Agent pursuant to SECTION
9.3. The adjustment, if any, to the Applicable Margin shall be effective commencing on the fifth (5th) Business Day after delivery of such Current Financials and Compliance Certificate to Administrative Agent. If Borrower fails at any time to furnish to Administrative Agent the Current Financials and Compliance Certificate as required to be delivered pursuant to SECTION 9.3, then the maximum Applicable Margin shall apply until such time as such Current Financials and Compliance Certificate are so delivered. The Applicable Margin in effect from the Closing Date until the fifth (5th) Business Day after delivery of the Current Financials and Compliance Certificate for the fiscal quarter ending September 30, 2006 shall be one and three-quarters of one percent (1.75%) for Eurodollar Borrowings and one-quarter of one percent (0.25%) for Base Rate Borrowings.

     APPRAISED VALUE means, with respect to any Collateral Property as of any date, the appraised value of such Collateral Property on an "as-is value" basis pursuant to an Acceptable Appraisal.

     APPROVED FUND means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

     ASSIGNMENT AND ASSUMPTION means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by SECTION 14.13(B)(III)), and accepted by Administrative Agent, in substantially the form of EXHIBIT E or any other form approved by Administrative Agent.

     ASSIGNMENT OF FF&E RESERVE ACCOUNT means (a) initially, the Assignment of FF&E Reserve Account in favor of Administrative Agent, for the benefit of Lenders, dated of even date herewith, executed by Initial Collateral Property Owner, and (b) thereafter, together with the assignment referenced in CLAUSE
(A), each Assignment of FF&E Reserve Account in favor of Administrative Agent, for the benefit of Lenders executed by an Obligor holding title to a Collateral Property.

     ASSIGNMENT OF MANAGEMENT AGREEMENT means an Assignment and Subordination of Management Agreement among Administrative Agent, Borrower, the applicable Obligor, and the applicable Manager, in form and substance acceptable to Administrative Agent and the applicable Manager.

     ASSIGNMENT OF OPERATING ACCOUNT means (a) initially, the Assignment of Operating Account dated of even date herewith, and executed by Initial Collateral Property Owner, in favor of Administrative Agent, for the benefit of Lenders, and (b) thereafter, together with the assignment referenced in CLAUSE
(A), each Assignment of Operating Account in favor of Administrative Agent, for the benefit of Lenders executed by an Obligor holding title to a Collateral Property.

     AUTHORIZATIONS means all filings, recordings, and registrations with, and all validations or exemptions, approvals, orders, authorizations, consents, franchises, licenses, certificates, and permits from, any Governmental Authority.

     AVAILABILITY AMOUNT means, as of any date of determination, the lesser of
(a) the remainder of (i) five (5) times the Free Cash Flow Amount for the most-recent four (4) fiscal quarters ended on the date of the most recent balance sheet contained in the Current Financials minus (ii) the outstanding amount of all Recourse Debt (other than the Obligation), of the Companies that is not Subordinated Debt as of such date of determination and (b) the Total Commitment.

     BASE RATE means, for any day, the rate per annum equal to the greater of
(a) the Federal Funds Rate for such day plus one-half of one percent (0.5%), and
(b) the Prime Rate for such day. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Rate.

     BASE RATE BORROWING means a Borrowing bearing interest at the sum of the Base Rate plus the Applicable Margin for Base Rate Borrowings.

     BORROWER is defined in the preamble to this Agreement.

     BORROWING means any amount disbursed (a) by one or more Lenders to Borrower under the Loan Documents, whether such amount constitutes an original disbursement of funds, the Continuation of an amount outstanding, or payment of a draft under an LC, or (b) by any Lender in accordance with, and to satisfy the obligations of any Obligor under, any Loan Document.

     BORROWING DATE is defined in SECTION 2.4(A).

     BUSINESS DAY means (a) for all purposes, any day other than Saturday, Sunday, and any other day on which commercial banking institutions are required or authorized by any Legal Requirement to be closed at the place of Administrative Agent's Payment Office, and (b) in addition to the foregoing, in respect of any Eurodollar Borrowing, a day on which dealings in United States dollars are conducted in the London interbank market and commercial banks are open for international business in London.

     CALYON means Calyon New York Branch and its successors.

     CAPITAL EXPENDITURES means an expenditure for any fixed asset having a useful life of more than one (1) year, or any improvements or additions thereto, including the direct or indirect acquisition of such assets, and including any obligations to pay rent or other amounts under a Capital Lease.

     CAPITALIZED LEASE OBLIGATIONS means all obligations under Capital Leases taken at the amount thereof accounted for as liabilities in accordance with GAAP.

     CAPITAL LEASE means any capital lease or sublease which should be capitalized on a balance sheet in accordance with GAAP.

     CHANGE IN CONTROL means either: (a) any Person or group of related Persons shall have acquired beneficial ownership of more than thirty-five percent (35%) of the outstanding Stock of Borrower (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder); (b) during any period of twelve (12) consecutive calendar months, individuals who were members of the Board of Directors of Borrower on the first (1st) day of such period, together with any new directors whose election by the Board of Directors of Borrower or whose nomination for election by the stockholders of Borrower was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, shall cease to constitute at least sixty-six and two-thirds percent (66-2/3%) of the members of the Board of Directors of Borrower; (c) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of Borrower, or control over the Stock of Borrower entitled to vote for members of the Board of Directors of Borrower on a fully-diluted basis (and taking into account all such Stock that such Person or group has the right to acquire pursuant to any option right) representing thirty-five percent (35%) or more of the combined voting power of such Stock; or (d) Borrower shall cease to own, directly or indirectly, at least ninety percent (90%) of the Stock of any Subsidiary that holds title to a Collateral Property.

     CLOSING DATE means the date upon which this Agreement has been executed by Borrower and the Credit Parties and all conditions precedent specified in
SECTION 7.1 have been satisfied or waived.

     COLLATERAL PROPERTIES means, collectively, (a) the Initial Collateral Property and (b) all additional Properties that have been pledged to Administrative Agent, for the benefit of Lenders, pursuant to SECTION 2.7(A)(XI) as a condition to an increase in the Total Commitment, and COLLATERAL PROPERTY shall mean any one of the Collateral Properties.

     COLLATERAL PROPERTY BUDGET means, with respect to each Collateral Property, the most recently delivered of the (i) annual operating budget and capital expenditure budget for the Initial Collateral Property delivered on the Closing Date pursuant to SECTION 7.1, or (ii) the annual operating budget and capital expenditure budget for each Collateral Property delivered pursuant to SECTION 9.3(D).

     COMMITMENT means, for any Lender at any date of determination, the amount stated beside each Lender's name on the most-recently amended SCHEDULE 2.1 (which amount is subject to increase, reduction, or cancellation in accordance with this Agreement).

     COMMITMENT USAGE means, at the time of any determination thereof, the sum of (a) the Total Principal Debt, plus (b) the LC Exposure.

     COMPANIES means, as of any date, Borrower and each of its Subsidiaries the accounts of which are required by GAAP to be included in the consolidated Financial Statements of Borrower, and COMPANY means any one of the Companies.

     COMPANIES BUDGET means with respect to the operations of the Companies, the most recently delivered of the (a) annual consolidated financial budget for the Companies delivered on the Closing Date pursuant to SECTION 7.1, or (b) the annual consolidated financial budget for the Companies delivered pursuant to
SECTION 9.3(C).

     COMPLIANCE CERTIFICATE means a certificate signed by a Responsible Officer, substantially in the form of EXHIBIT A. For purposes of illustration, SCHEDULE
1.1 contains Annex B to Compliance Certificate with calculations of the Availability Amount and compliance with the financial covenants as of the Closing Date, which each of Borrower and Lenders acknowledges, assuming the accuracy of the Current Financials, are correct.

     CONSEQUENTIAL LOSS is defined in SECTION 4.5.

     CONSOLIDATED DEBT means, as of any date of determination, all Debt of the Companies, on a consolidated basis.

     CONSOLIDATED EBITDA means, for any period of determination, as calculated in accordance with GAAP, the sum of (a) consolidated net income from continuing operations of Borrower and its Subsidiaries, plus (b) income taxes, plus (c) interest expense, plus (d) depreciation and amortization, plus (e) cash distributions from Persons other than Subsidiaries, plus (f) extraordinary losses and losses from asset dispositions, minus (g) extraordinary gains and gains from asset dispositions, plus (h) the amount of any expense for stock-based compensation, plus (i) all cash premiums or penalties for the repayment, redemption, or repurchase of Debt not included in the calculation of Interest Expense, plus (j) nonrecurring non-cash charges, plus (k) losses attributable to equity investments in Persons other than Subsidiaries, minus (l) income attributable to equity investments in Persons other than Subsidiaries, plus (m) minority interest income, minus (n) minority interest loss; provided that Consolidated EBITDA for any period shall be adjusted on a pro forma basis to include (or exclude) amounts attributable to assets and operations that were acquired or otherwise commenced operations (or that were sold or otherwise discontinued operations) during such period as if such acquisition or commencement of operations (or sale or discontinuance of operations) had occurred on the first day of such period. For purposes of illustration, SCHEDULE 1.1 contains a calculation of Borrower's Consolidated EBITDA for 2005 and for the four (4) fiscal quarters ended on June 30, 2006, which each of Borrower and Lenders acknowledges conforms to the preceding definition of Consolidated EBITDA for those periods.

     CONSOLIDATED INTEREST EXPENSE means, for any period of determination, the interest expense of Borrower and its Subsidiaries for such period, computed on a consolidated basis in accordance with GAAP.

     CONTINGENT OBLIGATIONS means as to any Person any obligation of such Person guaranteeing any Indebtedness, leases, dividends, or other obligations ("PRIMARY OBLIGATIONS") of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities, or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof, provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business.

     CONTINUE, CONTINUATION, and CONTINUED refers to the continuation pursuant to SECTION 3.10 of a Eurodollar Borrowing from one Interest Period to the next Interest Period.

     CONSTITUENT DOCUMENTS means, with respect to any Person, its articles or certificate of incorporation, bylaws, partnership agreements, organizational documents, limited liability company agreements, trust agreement, or such other document as may govern such Person's formation, organization, and management.

     CONVERT, CONVERSION, and CONVERTED refers to a conversion pursuant to
SECTION 3.10 of one Type of Borrowing into another Type of Borrowing.

     CREDIT EXTENSION means, for any Credit Party, the funding of its portion of a Borrowing or the issuance of an LC.

     CREDIT PARTIES means Administrative Agent and Lenders, and "CREDIT PARTY" means any one of the Credit Parties.

     CURRENT FINANCIALS means, at the time of any determination thereof, the most recently delivered to Administrative Agent of either (a) the Financial Statements of Borrower for the fiscal year ended

December 31, 2005, and the period ended June 30, 2006, calculated on a consolidated basis for the Companies, or (b) the Financial Statements of Borrower required to be delivered under SECTIONS 9.3(A) or 9.3(B), as the case may be.

     CUSTOMARY RECOURSE EXCEPTIONS means with respect to any Non-Recourse Debt, exclusions from the exculpation provisions with respect to such Non-Recourse Debt for fraud, misapplication of cash, environmental claims, breach of representations or warranties, failure to pay taxes and insurance, and other circumstances customarily excluded by institutional lenders from exculpation provisions and/or included in separate indemnification agreements in non-recourse financings of real estate.

     DEBT means (without duplication), for any Person, the sum of the following:
(a) all liabilities, obligations, and indebtedness of such Person for money borrowed; (b) all liabilities, obligations, and indebtedness of such Person which is evidenced by bonds, notes, debentures, or other similar instruments;
(c) all Capitalized Lease Obligations; (d) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations, and obligations under any title retention agreement (but excluding trade accounts payable and other accruals arising in the ordinary course of business); (e) all Contingent Obligations of such Person that are required to be recognized as liabilities under GAAP; (f) all obligations of the type referred to in CLAUSES (A) and (B) preceding of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person); (g) all obligations under all letters of credit, banker's acceptances, bank guaranties, surety bonds and similar instruments issued for the account of such Person, and without duplication, all drafts drawn and unpaid thereunder, in each case to the extent required to be recognized as liabilities under GAAP; (h) all Stock of such Person subject to repurchase or redemption other than at the sole option of such Person; (i) all obligations of such Person to purchase Stock (or other property) which arise out of or in connection with the sale of the same or substantially similar Stock (or property); and (j) all liabilities, obligations, and indebtedness arising under Financial Hedges.

     DEBT SERVICE means, for the Companies for any period, the sum of (a) all regularly scheduled principal payments on Consolidated Debt (other than scheduled payments of principal on Consolidated Debt which pay such Consolidated Debt in full, but only to the extent such final payment is greater than the scheduled principal payment immediately preceding such final payment), and (b) all Consolidated Interest Expense, in each case paid or payable during such period in respect of all Consolidated Debt.

     DEBT SERVICE COVERAGE RATIO means, as of any date of determination thereof, the ratio of (a) Consolidated EBITDA, to (b) Debt Service, on a consolidated basis, in each case for the most-recent four (4) fiscal quarters ended on the date of the most recent balance sheet contained in the Current Financials.

     DEBTOR RELIEF LAWS means the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, fraudulent transfer or conveyance, suspension of payments, or similar Legal Requirements from time to time in effect affecting the rights of creditors generally.

     DEFAULTING LENDER means, as of any date, any Lender that has (a) failed to make a Credit Extension required to be made by it hereunder, or (b) given notice to Administrative Agent or Borrower that it will not make, or that it has disaffirmed or repudiated any obligation to make, any Credit Extension hereunder (unless such notice is given by all Lenders).

     DEFAULT RATE means a per annum rate of interest equal from day to day to the lesser of (a) the sum of the Base Rate plus the Applicable Margin for Base Rate Borrowings plus two percent (2%), and (b) the Maximum Rate.

     DISTRIBUTION for any Person means, with respect to any shares of any Stock issued by such Person, (a) the retirement, redemption, purchase, or other acquisition for value of any such Stock, (b) the declaration or payment of any dividend or distribution on or with respect to any such Stock, and (c) any other payment by such Person with respect to such Stock.

     DOLLARS and the symbol $ means lawful money of the United States of America.

     EMPLOYEE PLAN means an employee pension benefit plan covered by Title IV of ERISA and established or maintained by Borrower or any ERISA Affiliate, but not including any Multiemployer Plan.

     ENGINEER'S AUDIT means the engineer's audit report with respect to any Collateral Property commissioned by Administrative Agent, prepared by an engineering firm acceptable to Administrative Agent, and in form, scope and substance acceptable to Administrative Agent.

     ENVIRONMENTAL AUDIT means the Phase 1 environmental audit with respect to any Collateral Property commissioned by Administrative Agent, prepared by an environmental engineering group acceptable to Administrative Agent, in form, scope and substance acceptable to Administrative Agent.

     ENVIRONMENTAL INDEMNITY AGREEMENT means (a) initially, the Environmental Indemnity Agreement dated of even date herewith, and executed by Borrower and the Initial Collateral Property Owner, and (b) thereafter, together with the Environmental Indemnity Agreement referenced in CLAUSE (A), each Environmental Indemnity Agreement executed by Borrower and an Obligor holding title to a Collateral Property.

     ENVIRONMENTAL LAWS means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

     ERISA means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and rulings thereunder.

     ERISA AFFILIATE means any company or trade or business (whether or not incorporated) which, for purposes of Title IV of ERISA, is a member of Borrower's controlled group or which is under common control with Borrower within the meaning of Section 414(b), (c), (m), or (o) of the Tax Code.

     EURODOLLAR BORROWING means a Borrowing bearing interest at the sum of the Adjusted Eurodollar Rate plus the Applicable Margin for Eurodollar Borrowings.

     EURODOLLAR RATE means, for any Eurodollar Borrowing for any Interest Period therefor, the rate per annum equal to the British Bankers Association LIBOR Rate (BBA LIBOR), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by Administrative Agent from time to time) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first (1st) day of such Interest Period) with a term equivalent to such Interest Period. If for any reason such rate is not available, then the term "Eurodollar Rate" shall mean, for any Eurodollar Borrowing for any Interest Period therefor, the rate per annum determined by Administrative Agent to be the rate at which deposits in Dollars for delivery on the first (1st) day of such Interest Period in same day funds in the approximate amount of the Eurodollar Borrowing being made, Continued or Converted by Administrative Agent or Lenders and with a term equivalent to such Interest Period would be offered by Calyon's London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period.

     EVENT OF DEFAULT is defined in SECTION 11.

     EXCLUDED TAXES is defined in SECTION 4.6(A).

     EXHIBIT means an exhibit to this Agreement unless otherwise specified.

     EXISTING COMMERCIAL LEASE SPACE means each "Premises" under and as defined in the Existing Leases and approximately 20,000 usable square feet on the fourth floor of the Initial Collateral Property, and up to an aggregate of 2,000 usable square feet of additional space in one or more other portions of the Initial Collateral Property.

     EXISTING LEASES means (a) that certain Lease dated January 17, 1997, by and between Elephant & Castle, Inc., a Texas corporation, as tenant, and Inn on Fifth Avenue Associates, L.P., a Washington limited partnership, predecessor in interest to Initial Collateral Property Owner, as landlord, and (b) that certain Lease dated September 30, 1998, by and between Cavanaughs Hospitality Limited Partnership, predecessor in interest to Initial Collateral Property Owner, as landlord, and The Northern Trust Bank, Federal Savings Bank, as tenant.

     FACILITY means the credit facility as described in and subject to the limitations set forth in SECTION 2.1.

     FEDERAL FUNDS RATE means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, then the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, then the Federal Funds Rate for such day shall be the average rate charged to Administrative Agent (in its individual capacity) on such day on such transactions as determined by Administrative Agent.

     FF&E means furniture, fixtures, and equipment.

     FF&E RESERVE ACCOUNT means (a) initially, the account of Initial Collateral Property Owner at Calyon, Account No. 01 53628 0024 00, and styled "Red Lion Hotel Fifth Avenue, Seattle FF&E Reserve Account," and (b) thereafter, together with the account referenced in CLAUSE (A), each FF&E account of an Obligor holding title to a Collateral Property, all of which accounts shall be held at Calyon and pledged to Administrative Agent, for the benefit of Lenders, pursuant to an Assignment of FF&E Reserve Account.

     FF&E RESERVES means, for any period, the greater of (a) an assumed reserve for FF&E and other capital expenditures equal to four percent (4%) of total revenues generated by all Properties of the Companies for such period or (b) the sum of (i) for all Companies without any contractual obligation to set aside any specific level of reserves for FF&E and other capital expenditures for such period, an assumed reserve equal to four percent (4%) of total revenues generated by all Properties of such Companies for such period, plus (ii) for all Companies with contractual obligations to set aside specific levels of reserves for FF&E and other capital expenditures for such period, the actual contractual amount of such reserves required to be set aside by such Companies for such period.

     FINANCIAL HEDGE means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "MASTER AGREEMENT"), including any such obligations or liabilities under any Master Agreement.

     FINANCIAL STATEMENTS means balance sheets, statements of operations, statements of stockholders' equity, and statements of cash flows prepared in accordance with GAAP, which statements of operations and statements of cash flows shall be in comparative form to the corresponding period of the preceding fiscal year, and which balance sheets and statements of stockholders' equity shall be in comparative form to the prior fiscal year-end figures.

     FIRST EXTENDED MATURITY DATE means September 13, 2010.

     FOREIGN LENDER means any Lender that is organized under the laws of a jurisdiction other than that in which Borrower is resident for tax purposes. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

     FRANCHISE AGREEMENTS means each franchise or similar agreement entered into by and between an Obligor and each Franchisor pursuant to which such Obligor is permitted to operate the applicable Collateral Property under the "flag" or other trade name that is the subject thereof, and FRANCHISE AGREEMENT means any one of the Franchise Agreements.

     FRANCHISORS means Red Lion Hotels Franchising, Inc., a Wholly-owned Subsidiary of Borrower, or such other entity selected as the franchisor of the applicable Collateral Property in accordance with the terms of this Agreement, and FRANCHISOR means any one of the Franchisors.

     FREE CASH FLOW AMOUNT means, for any period, for the Companies on a consolidated basis, the remainder of (a) Consolidated EBITDA, minus (b) the aggregate amount of scheduled principal payments required to be made during such period on Consolidated Debt that is not Subordinated Debt, minus (c) Consolidated Interest Expense payable during such period (other than interest payable with respect to the Borrowings and Subordinated Debt), minus (d) FF&E Reserves, minus (e) the aggregate amount of cash Taxes paid for such period of continuing operations.

     GAAP means generally accepted accounting principles in the United States of America as set forth in the opinions and pronouncements of the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board which are applicable from time to time.

     GOVERNMENTAL AUTHORITY means any applicable (a) local, state, municipal, or federal judicial, executive, or legislative instrumentality, (b) private arbitration board or panel, or (c) central bank.

     HAZARDOUS MATERIAL means "hazardous substance," "pollutant or contaminant," and "petroleum," and "natural gas liquids" as those terms are defined or used in
Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and any other substances regulated because of their effect or potential effect on public health and the environment including PCBs, lead paint, asbestos, urea formaldehyde, radioactive materials, putrescible materials, and infectious materials.

     IMPROVEMENTS means all on site and off site improvements to the Collateral Properties, together with all fixtures, tenant improvements, and appurtenances now or later to be located on the Collateral Properties and/or in such improvements.

     INDEMNITEES is defined in SECTION 12.10(B).

     INITIAL COLLATERAL PROPERTY means the Seattle 5th Avenue Red Lion Hotel.

     INITIAL COLLATERAL PROPERTY OWNER means WHC809 LLC, a Delaware limited liability company.

     INITIAL MATURITY DATE means September 13, 2009.

     INSURANCE AUDIT means an audit report of the insurance policies required by
SECTION 9.8, to be commissioned by Administrative Agent and delivered prior to the Closing Date, prepared by a professional acceptable to Administrative Agent, and in form, scope and substance acceptable to Administrative Agent.

     INTEREST COVERAGE RATIO means, as of any date of determination thereof, the ratio of (a) Consolidated EBITDA, to (b) Consolidated Interest Expense, in each case for the most-recent four (4) fiscal quarters ended on the date of the most recent balance sheet contained in the Current Financials.

     INTEREST PERIOD is determined in accordance with SECTION 3.9.

     INTEREST RATE HEDGING ARRANGEMENTS means Financial Hedges with a Lender or any other financial institution acceptable to Administrative Agent and otherwise satisfactory to Administrative Agent in all respects that effectively fix or limit the interest rate payable by Borrower on any Debt of Borrower for the entire term thereof, which agreements, if entered into with Calyon, any Lender, or any Affiliate of such Persons will be secured by the Security Documents and other Loan Documents.

     ISP means, with respect to any LC, the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

     LC means the letter(s) of credit issued hereunder in the form agreed upon among Borrower, Administrative Agent, and the beneficiary thereof at the time of issuance thereof and participated in by Lenders pursuant to the terms and conditions of SECTION 2.2.

     LC AGREEMENT means a letter of credit application and agreement (in form and substance satisfactory to Administrative Agent) submitted by Borrower to Administrative Agent for an LC for its own account (and for its benefit or the benefit of any other Company).

     LC EXPOSURE means, at any time and without duplication, the sum of (a) the aggregate undrawn portion of all uncancelled and unexpired LCs, plus (b) the aggregate unpaid reimbursement obligations of Borrower in respect of drawings of drafts under any LC.

     LC SUBFACILITY means a subfacility for the issuance of LCs, as described in and subject to the limitations of SECTION 2.2.

     LEASE means each existing or future lease, sublease (to the extent of the applicable Obligor's rights thereunder) or other agreement under the terms of which any person has or acquires any right to occupy or use any Collateral Property, or any part thereof, or interest therein, and each existing or future guaranty of payment or performance thereunder, and all extensions, renewals, modifications, and replacements of each such lease, sublease, agreement, or guaranty.

     LEGAL REQUIREMENTS means all applicable statutes, laws, treaties, ordinances, tariff requirements, rules, regulations, orders, writs, injunctions, decrees, judgments, opinions, or interpretations of any Governmental Authority.

     LENDERS means, on any date of determination, the financial institutions named on SCHEDULE 2.1 (as the same may be amended from time to time by Administrative Agent to reflect the assignments made in accordance with SECTION 14.13(B) of this Agreement), and subject to the terms and conditions of this Agreement, their respective successors and assigns.

     LIEN means any lien, mortgage, security interest, pledge, assignment, charge, title retention agreement, or encumbrance of any kind, and any other right of or arrangement with any creditor (other than under or relating to subordination or other intercreditor arrangements) to have its claim satisfied out of any property or assets, or the proceeds therefrom, prior to the general creditors of the owner thereof.

     LITIGATION means any actions, suit, proceeding, claim, or dispute pending, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority.

     LOAN DOCUMENTS means (a) this Agreement, the Notes, the Subsidiary Guaranty, the Security Documents, the LCs, the LC Agreements, the Environmental Indemnity Agreement, and all documentation evidencing an Interest Rate Hedging Arrangement between any Obligor and any Lender, and (b) all agreements, documents, or instruments in favor of any Credit Party ever delivered pursuant to this Agreement or otherwise delivered in connection with all or any part of the Obligation.

     MANAGEMENT AGREEMENTS means each management agreement entered into by and between an Obligor and each Manager, pursuant to which each Manager is to provide management and other services with respect to each applicable Collateral Property, and MANAGEMENT AGREEMENT means any one of the Management Agreements.

     MANAGERS means Red Lion Hotels Franchising, Inc., a Wholly-owned Subsidiary of Borrower, or such other entity selected as the manager of the applicable Collateral Property in accordance with the terms of this Agreement, and MANAGER means any one of the Managers.

     MATERIAL ADVERSE EVENT means any set of one or more circumstances or events which, individually or collectively, could reasonably be expected to result in any (a) material impairment of the ability of Borrower and its Subsidiaries, on a consolidated basis, to perform any of their payment or other material obligations under the Loan Documents or the ability of any Credit Party to enforce any such obligations or any of its rights under the Loan Documents, (b) material and adverse effect on the business, properties, condition (financial or otherwise), results of operations, or prospects of Borrower and its Subsidiaries, taken as a whole, (c) material and adverse effect on the validity or enforceability of any of the Loan Documents or the rights and/or remedies of any Credit Party thereunder, or (d) Event of Default.

     MATERIAL AGREEMENT means, for any Person or with respect to the ownership or operation of any Collateral Property, any contract or agreement of such Person or with respect to such Collateral Property the breach, violation, or termination of which could reasonably be expected to result in a Material Property Event with respect to such Collateral Property.

     MATERIAL PROPERTY EVENT means, with respect to any Collateral Property, the occurrence of any event or circumstance that could reasonably be expected to result in a (a) material adverse effect with respect to the financial condition or the operations of such Collateral Property, (b) material adverse effect on the Appraised Value of such Collateral Property, (c) material adverse effect on the use or operation of such Collateral Property, or (d) material adverse effect on the ownership of such Collateral Property.

     MATURITY DATE means the later of (a) if the Initial Maturity Date is not extended to the First Extended Maturity Date pursuant to SECTION 2.6, then the Initial Maturity Date, (b) if the Initial Maturity Date is extended to the First Extended Maturity Date (but the First Extended Maturity Date is not extended to the Second Extended Maturity Date) pursuant to SECTION 2.6, then the First Extended Maturity Date, and (c) if the Initial Maturity Date is extended to the First Extended Maturity Date and the First Extended Maturity Date is extended to the Second Extended Maturity Date pursuant to SECTION 2.6, then the Second Extended Maturity Date; provided, however, that, in each case, if such date is not a Business Day, then the Maturity Date shall be the next preceding Business Day.

     MAXIMUM AMOUNT and MAXIMUM RATE respectively mean, for each Lender, the maximum non-usurious amount and the maximum non-usurious rate of interest which, under all Legal Requirements, such Lender is permitted to contract for, charge, take, reserve, or receive on the Obligation.

     MOODY'S means Moody's Investors Service, Inc., or, if Moody's no longer publishes ratings, another ratings agency acceptable to Administrative Agent.

     MORTGAGES means each Mortgage (or Deed of Trust, as applicable), Security Agreement, Financing Statement, and Assignment of Leases or similarly titled document, each executed by an Obligor, to or for the benefit of Administrative Agent, for the ratable benefit of the Lenders, covering the Collateral Properties.

     MULTIEMPLOYER PLAN means a multiemployer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Tax Code to which any Company or any ERISA Affiliate is making, or has made, or is accruing, or has accrued, an obligation to make contributions.

     NON-CONSENTING LENDER means any Lender that, within the preceding sixty
(60) days failed to agree to an amendment, waiver, or consent that was (a) requested by Borrower and (b) approved by Required Lenders.

     NON-RECOURSE DEBT means, for any Person, any Debt of such Person in which the holder of such Debt may not look to such Person personally for repayment, other than to the extent of any security therefor or pursuant to Customary Recourse Exceptions.

     NOTES means the Revolving Credit Notes and the Swing Line Note, and NOTE means any one of the Notes.

     NOTICE OF BORROWING means a notice substantially in the form of EXHIBIT
C-1.

     NOTICE OF LC means a notice substantially in the form of EXHIBIT C-2.

     OBLIGATION means all present and future indebtedness, liabilities, and obligations, and all renewals and extensions thereof, or any part thereof, now or hereafter owed to any Credit Party or any Affiliate of any Credit Party by any Obligor arising from, by virtue of, or pursuant to any Loan Document, together with all interest accruing thereon, fees, costs, and expenses (including all reasonable attorneys' fees and expenses incurred in the enforcement or collection thereof) payable under the Loan Documents.

     OBLIGORS means Borrower, Subsidiary Guarantors, and each other Person obligated to pay any of the Obligation or on any of whose assets any Credit Party has a Lien to secure the Obligation, and OBLIGOR means any one of the Obligors.

     OPERATING ACCOUNT means (a) initially, the accounts of Initial Collateral Property Owner, Account No. 410 0052836 styled "Red Lion Hotel Fifth Avenue, Seattle Disbursement Account," and Account No. 410 0052810 styled "Red Lion Hotel Fifth Avenue, Seattle Depository Account," each held at Wells Fargo Bank, National Association, or any successor account thereto that the Initial Collateral Property Owner has pledged to Administrative Agent, for the benefit of Lenders, pursuant to an Assignment of Operating Account, and (b) thereafter, together with the operating account referenced in

CLAUSE (A), each operating account of an Obligor holding title to a Collateral Property, all of which accounts shall be pledged to Administrative Agent, for the benefit of Lenders, pursuant to an Assignment of Operating Account.

     PARTICIPANT is defined in SECTION 14.13(D).

     PAYMENT OFFICE means Administrative Agent's office located in New York, New York, or such other office as Administrative Agent shall notify Borrower and the Credit Parties in writing.

     PBGC means the Pension Benefit Guaranty Corporation, or any successor thereof, established pursuant to ERISA.

     PERMITTED ACQUISITION means an Acquisition, provided that: (i) as of the closing of any Acquisition, no Potential Default or Event of Default shall exist or occur as a result of, and after giving effect to, such Acquisition; (ii) not less than five (5) Business Days after the closing of any such Acquisition having an aggregate purchase price equal to or exceeding $10,000,000, Borrower shall have delivered to Administrative Agent a certificate, executed by a Responsible Officer of Borrower, demonstrating pro forma compliance with the terms and conditions of the Loan Documents, after giving pro forma effect to the Acquisition, including (A) unaudited pro forma consolidated balance sheet, income statement, and, if available, cash flow statement of Borrower (giving pro forma effect to the Acquisition) as of the most recent balance sheet, income statement, and, cash flow statement contained in the Current Financials, and (B) an adjusted annual consolidated financial budget for the Companies (giving effect to the Acquisition).

     PERMITTED DISTRIBUTIONS means (a) Distributions declared, made, or paid by any Company wholly in the form of its capital stock, (b) Distributions by any Company to Borrower or to a Subsidiary of Borrower, (c) Distributions in connection with the Stock of Borrower received by Borrower in exchange for assets owned by Borrower; provided that, the fair market value of such assets is equal to the market value of such Stock of Borrower exchanged therefore, (d) any Distribution by Red Lion Hotels Limited Partnership ("RLHLP") to any Person that is a partner in RLHLP for federal income tax purposes so long as (i) at the time of the distribution, Borrower has at least an eighty percent (80%) interest in the income, gain, loss and deductions of RLHLP, and (ii) such distribution is required by the Amended and Restated Agreement of Limited Partnership of RLHLP, as amended and in effect on the Closing Date, and (e) cash dividends by Borrower that do not exceed, in any fiscal year of Borrower, an aggregate amount equal to twenty-five percent (25%) of Free Cash Flow for the immediately preceding fiscal year; provided that, no such cash dividends under this CLAUSE (E) shall be permitted unless Borrower shall have demonstrated a Total Leverage Ratio of 3.5 to 1.0 or less as of the date of distribution of such dividends.

     PERMITTED LIENS means Liens permitted under SECTION 10.3 as described in such SECTION.

     PERSON means any individual, entity, or Governmental Authority.

     PLANS means the plans and specifications for the Collateral Properties, in the possession of Borrower or any of the other Companies, including existing or proposed Improvements, and all modifications thereof and additions thereto that are included as part of the Plans in accordance with the terms of this Agreement.

     POTENTIAL DEFAULT means the occurrence of any event or existence of any circumstance which, except for the notice requirements or cure periods specified in SECTION 11 or both, would be an Event of Default.

     PRIME RATE means the per annum rate of interest established from time to time by Calyon as its prime rate, which rate may not be the lowest rate of interest charged by Calyon to its customers.

     PRINCIPAL DEBT means, for a Credit Party and at any time, the unpaid principal balance of all outstanding Borrowings from such Credit Party under the Loan Documents as of such date.

     PROPERTIES means hotels, resorts, or other properties used for a substantially similar purpose by an Obligor, and PROPERTY means any of the Properties.

     PRO RATA or PRO RATA PART means, with respect to each Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitment of such Lender at such time and the denominator of which is the amount of the Total Commitment at such time; provided that if the commitment of each Lender to fund Borrowings and the obligation of Administrative Agent to make LCs have been terminated pursuant to
SECTION 12.1, then the Pro Rata Part of each Lender shall be determined based on the Pro Rata Part of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof. The initial Pro Rata Part of each Lender is set forth opposite the name of such Lender on SCHEDULE 2.1 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable

     REAS means the construction, operation, and reciprocal easement agreements or similar agreements (including any separate agreements or other agreements between an Obligor and one or more other parties to any REA with respect to such
REA) affecting any Collateral Property or portion thereof, and REA means any one of the REAs.

     RECOURSE DEBT means, for any Person, Debt of such Person that is not Non-Recourse Debt.

     REGISTER is defined in SECTION 14.13(C).

     REGULATION D means Regulation D of the Board of Governors of the Federal Reserve System, as amended.

     REGULATION U means Regulation U of the Board of Governors of the Federal Reserve System, as amended.

     RELATED PARTIES means, with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person's Affiliates.

     RELEASE means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the environment (including air, groundwater, surface water, soil, other environmental media, or natural resources).

     RELEASE DATE means the earlier of the following two dates: (a) the date on which the Obligation has been paid in full and the Mortgages have been released; or (b) the date on which the Liens of the Mortgages are fully and finally foreclosed or a conveyance by deed in lieu of such foreclosure is fully and finally effective and possession of the Collateral Properties has been given to and accepted by the purchaser or Administrative Agent free of occupancy and claims to occupancy by Borrower and its successors and assigns; provided that, if such payment, performance, release, foreclosure or conveyance is challenged, in bankruptcy proceedings or otherwise, the Release Date shall be deemed not to have occurred until such challenge is validly released, dismissed with prejudice or otherwise barred by Legal Requirement from further assertion.

     RENTS means all of the rents, revenue, income, profits, and proceeds derived and to be derived from the Collateral Properties or arising from the use or enjoyment of any portion thereof or from any Lease, including but not limited to the proceeds from any negotiated lease termination or buyout of such Lease, liquidated damages following default under any such Lease, all proceeds payable under any policy of insurance covering loss of rents resulting from untenantability caused by damage to any part of the Collateral Properties, all rights to recover monetary amounts from any tenant in bankruptcy including, without limitation, rights of recovery for use and occupancy and damage claims arising out of Lease defaults, including rejections, under any applicable Debtor Relief Law, together with any sums of money that may now or at any time hereafter be or become due and payable to any Obligor by virtue of any and all royalties, overriding royalties, bonuses, delay rentals, and any other amount of any kind or character arising under any and all present and all future oil, gas, mineral, and mining leases covering any Collateral Property or any part thereof, and all proceeds and other amounts paid or owing to an Obligor under or pursuant to any and all contracts and bonds relating to the construction or renovation of any Collateral Property.

     REPORTABLE EVENT shall have the meaning specified in Section 4043 of ERISA or the regulations issued thereunder in connection with an Employee Plan, excluding events for which the notice requirement is waived under applicable PBGC regulations other than those events described in Sections 2615.11, 2615.15 and 2615.19 of such regulations, including each such provision as it may subsequently be renumbered.

     REPRESENTATIVES of a Person means representatives, officers, directors, employees, attorneys, and agents of that Person.

     REQUIRED LENDERS means (a) on any date of determination prior to termination of the Total Commitment, at least three (3) Lenders (other than Defaulting Lenders) holding in the aggregate more than fifty and ten one-hundredths percent (50.10%) of the Total Commitment (excluding the Commitments of any Defaulting Lenders), or (b) on any date of determination occurring after the Total Commitment has terminated, at least three (3) Lenders holding in the aggregate more than fifty and ten one-hundredths percent (50.10%) of the outstanding Total Principal Debt (excluding the Principal Debt of any Defaulting Lenders).

     RESERVE REQUIREMENT means, at any time, the maximum rate at which reserves (including any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to
(a) any category of liabilities which includes deposits by reference to which the Adjusted Eurodollar Rate is to be determined, or (b) any category of extensions of credit or other assets which include Eurodollar Borrowings. The Adjusted Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

     RESPONSIBLE OFFICER of a Person means its chairman, president, chief executive officer, chief financial officer, executive or senior vice president, or treasurer, or, for all purposes under the Loan Documents, any other officer designated from time to time by the board of directors or other governing body of such Person, which designated officer is acceptable to Administrative Agent.

     REVOLVING CREDIT NOTES means any promissory notes executed pursuant to
SECTION 3.1(A), substantially in the form of EXHIBIT B-1, and REVOLVING CREDIT NOTE means any one of the Revolving Credit Notes.

     SCHEDULE means, unless specified otherwise, a schedule attached to this Agreement, as the same may be supplemented and modified from time to time in accordance with the terms of the Loan Documents.

     SECOND EXTENDED MATURITY DATE means September 13, 2011.

     SECURITY DOCUMENTS means:

          (A) the Mortgages;

          (B) to the extent Administrative Agent believes necessary to perfect the Liens granted to Administrative Agent for the benefit of Lenders, Assignments of Leases and Rents, executed by the grantor under the applicable Mortgage;

          (C) each Assignment of FF&E Reserve Account;

          (D) each Assignment of Operating Account;

          (E) financing statements to be filed with the appropriate state and/or county offices for the perfection of a security interest in any of the Collateral Properties or any other collateral or security for the Obligation;

          (F) assignments of all Material Agreements, executed by the grantor under the applicable Mortgage;

          (G) assignments of all Management Agreements;

          (H) estoppel letters, consents, comfort letters, or other confirming agreements and/or non-disturbance agreements executed by (i) each Manager, (ii) each Franchisor, and (iii) such other parties to Material Agreements as Administrative Agent may request;

          (I) opinions of counsels in form and substance acceptable to Administrative Agent; and

          (J) all other agreements, documents, and instruments evidencing, securing, or pertaining to the Obligation or any part thereof, as shall from time to time be executed and delivered by Borrower, Guarantors, any Manager, or any other Person in favor of Administrative Agent.

     SENIOR LEVERAGE RATIO means, as of any date of determination thereof, the ratio of (a) the remainder of (i) all Consolidated Debt that is not Subordinated Debt outstanding as of the date of the most recent balance sheet contained in the Current Financials, minus (ii) the amount of cash not subject to any Lien, restriction, or other encumbrance held by Borrower or a Subsidiary Guarantor in excess of $5,000,000 as of such date to (b) Consolidated EBITDA for the most recent four (4) fiscal quarters ended on such date.

     SOLVENT means, as to a Person, that (a) the aggregate fair market value of such Person's assets exceeds its liabilities (whether contingent, subordinated, unmatured, unliquidated, or otherwise), (b) such Person has sufficient cash flow to enable it to pay its Debts as they mature, and (c) such Person does not have unreasonably small capital to conduct such Person's businesses.

     S & P means Standard & Poor's Ratings Group, a division of The McGraw - Hill Companies, Inc., a New York corporation, or if S & P no longer publishes ratings, then another ratings agency acceptable to Administrative Agent.

     STOCK means all shares, options, warrants, general or limited partnership interests, membership interests, or other ownership interests (regardless of how designated) of or in a corporation, partnership, limited liability company, trust, or other entity, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

     SUBORDINATED DEBT means (a) the Trust Debt, and (b) any other Debt of any Company subordinated to the Obligation in form and substance satisfactory to Administrative Agent. SCHEDULE 1.1 sets forth a list of Subordinated Debt as of the Closing Date, which each of Borrower and Lenders acknowledges conforms to the preceding definition of Subordinated Debt.

     SUBSIDIARY of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of Stock or other interests having ordinary voting power for the election of directors or other governing body (other than Stock or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.

     SUBSIDIARY GUARANTOR means each of the following Persons, but only for so long as it is a Subsidiary of Borrower: (a) Red Lion Hotels Limited Partnership,
(b) Red Lion Hotels Franchising, Inc., (c) Red Lion Hotels Management, Inc., (d) Red Lion Hotels Holdings, Inc., (e) WHC809, LLC, and (f) each Person that (i) hereafter becomes a Subsidiary of Borrower, (ii) has total assets or revenues in excess of five percent (5%) of the total assets or revenues, respectively, of Borrower and its Subsidiaries determined on a consolidated basis, and (iii) does not have Debt that prohibits such Person from becoming a party to the Subsidiary Guaranty.

     SUBSIDIARY GUARANTY means the Unconditional Guaranty Agreement executed by each Subsidiary Guarantor in favor of Administrative Agent on behalf of the Lenders, substantially in the form of EXHIBIT H.

     SWING LINE LENDER means Calyon in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

     SWING LINE LOAN means a Borrowing made pursuant to SECTION 2.5.

     SWING LINE NOTE means that certain promissory note executed by Borrower and payable to the order of Calyon in the original principal amount of $5,000,000 substantially in the form of EXHIBIT B-2.

     SWING LINE SUBFACILITY means the subfacility under the Total Commitment as described in, and subject to the limitations of, SECTION 2.5.

     TAX CODE means the Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated thereunder.

     TAXES means, for any Person, taxes, assessments, duties, levies, imposts, deductions, charges, or withholdings, or other governmental charges or levies imposed upon such Person, its income, or any of its properties, franchises, or assets.

     TITLE COMPANY means First American Title Insurance Company.

     TITLE INSURANCE means the loan policy or policies of title insurance issued to Administrative Agent for the benefit of Lenders by the Title Company, in an amount equal to the Total Commitment, insuring the validity and priority of the Mortgage encumbering the Initial Collateral Property and Improvements described in the Mortgage for the benefit of Administrative Agent and Lenders.

     TOTAL COMMITMENT means, on any date of determination, the sum of all Commitments for all Lenders (as the same may have been reduced or canceled as provided in the Loan Documents) then in effect.

     TOTAL LEVERAGE RATIO means, as of any date of determination thereof, the ratio of (a) the remainder of (i) all Consolidated Debt outstanding as of the date of the most recent balance sheet contained in the Current Financials minus
(ii) the amount of cash not subject to any Lien, restriction, or other encumbrance held by Borrower or a Subsidiary Guarantor in excess of $5,000,000 as of such date, to (b) Consolidated EBITDA for the most recent four (4) fiscal quarters ended on such date.

     TOTAL PRINCIPAL DEBT means, at any time, the sum of the Principal Debt of all Credit Parties.

     TRUST DEBT means the Debt of Borrower to Red Lion Hotels Capital Trust, a Delaware statutory trust.

     UNUSED COMMITMENT means, as of any date, the amount by which (a) the Total Commitment on such date exceeds (b) the Commitment Usage (other than the Principal Debt of any Swing Line Loans) on such date.

     TYPE means any type of Borrowing determined with respect to the interest option applicable thereto.

     WHOLLY-OWNED when used in connection with any Subsidiary shall mean a Subsidiary of which all of the issued and outstanding shares of stock (except shares required as directors' qualifying shares) shall be owned by Borrower or one or more of its Wholly-owned Subsidiaries.

     1.2 NUMBER AND GENDER OF WORDS; OTHER REFERENCES. Unless otherwise specified in the Loan Documents, (a) where appropriate, the singular includes the plural and vice versa, and words of any gender include each other gender,
(b) heading and caption references may not be construed in interpreting provisions, (c) monetary references are to currency of the United States of America, (d) section, paragraph, annex, schedule, exhibit, and similar references are to the particular Loan Document in which they are used, (e) references to "telecopy," "facsimile," "fax," or similar terms are to facsimile or telecopy transmissions, (f) references to "including" mean including without limiting the generality of any description preceding that word, (g) the rule of construction that references to general items that follow references to specific items are limited to the same type or character of those specific items is not applicable in the Loan Documents, (h) references to any Person include that Person's heirs, personal representatives, successors, trustees, receivers, and permitted assigns, (i) references to any Legal Requirement include every amendment or supplement to it, rule and regulation adopted under it, and successor or replacement for it, and (j) references to any Loan Document or other document include every renewal and extension of it, amendment and supplement to it, and replacement or substitution for it.

     1.3 ACCOUNTING PRINCIPLES. All accounting and financial terms used in the Loan Documents and the compliance with each financial covenant therein shall be determined in accordance with GAAP, and, all accounting principles shall be applied on a consistent basis so that the accounting principles in a current period are comparable in all material respects to those applied during the preceding comparable period. If Borrower or any Credit Party determines that a change in GAAP from that in effect on the date hereof has altered the treatment of certain financial data to its detriment under this Agreement, then such party may, by written notice to the others and Administrative Agent not later than ten
(10) days after the effective date of such change in GAAP, request renegotiation of the financial covenants affected by such change. If Borrower and Required Lenders have not agreed on revised covenants within thirty (30) days after delivery of such notice, then, for purposes of this Agreement, GAAP will mean generally accepted accounting principles on the date just prior to the date on which the change that gave rise to the renegotiation occurred.

     1.4 TIME REFERENCES. Unless otherwise specified in the Loan Documents (a) time references are to time in New York, New York, and (b) in calculating a period from one date to another, the word "from" means "from and including" and the word "to" or "until" means "to but excluding."

SECTION 2 BORROWING PROVISIONS.

     2.1 COMMITMENTS. Subject to and in reliance upon the terms, conditions, representations, and warranties in the Loan Documents, each Lender severally and not jointly agrees to lend to Borrower such Lender's Pro Rata Part of one or more Borrowings (except for Swing Line Loans) not to exceed such Lender's Commitment, which may be repaid and reborrowed from time to time in accordance with the terms and provisions of the Loan Documents subject to the following conditions:

          (A) each Borrowing requested by Borrower hereunder must occur on a Business Day and no later than the Business Day immediately preceding the Maturity Date;

          (B) each Borrowing requested by Borrower must be in the amount of $500,000 or a greater multiple of $500,000;

          (C) the Commitment Usage may not exceed the Availability Amount; and

          (D) the sum of (i) each Lender's Principal Debt plus (ii) such Lender's Pro Rata Part of the LC Exposure and all Swing Line Loans may not exceed such Lender's Commitment.

     2.2 LC SUBFACILITY.

          (A) CONDITIONS.

               (i) Subject to the terms and conditions of this Agreement and all Legal Requirements, Administrative Agent agrees to issue LCs for the account of Borrower or its Subsidiaries upon Borrower's application therefor (denominated in Dollars) by delivering to Administrative Agent a properly completed Notice of LC and an LC Agreement with respect thereto no later than 1:00 p.m. three (3) Business Days before such LC is to be issued; provided that (A) on any date of determination and after giving effect to any LC to be issued on such date, the Commitment Usage shall never exceed the Total Commitment then in effect, (B) the Commitment Usage may not exceed the Availability Amount, (C) the sum of (x) each Lender's Principal Debt plus (y) such Lender's Pro Rata Part of the LC Exposure and all Swing Line Loans may not exceed such Lender's Commitment, (D) on any date of determination and after giving effect to any LC to be issued on such date, the LC Exposure shall never exceed $10,000,000, (E) at the time of issuance of such LC, no Potential Default or Event of Default shall exist, (F) each LC requested by Borrower must be in a minimum amount of $100,000; provided that, notwithstanding the foregoing minimum, Borrower may request and have outstanding at any one time up to five
          (5) LCs in an amount not less than $10,000, and (G) each LC must expire no later than the earlier of the thirtieth (30th) day prior to the Maturity Date or one (1) year from its issuance.

               (ii) Administrative Agent shall not issue any LC, if:

                    (A) any order, judgment or decree of any Governmental
               Authority or arbitrator shall by its terms purport to enjoin or restrain Administrative Agent from issuing such LC, or any Legal Requirement applicable to Administrative Agent or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over Administrative Agent shall prohibit, or request that Administrative Agent refrain from, the issuance of letters of credit generally or such LC in particular or shall impose upon Administrative Agent with respect to such LC any restriction, reserve or capital requirement (for which Administrative Agent is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon

               Administrative Agent any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which Administrative Agent in good faith deems material to it;

                    (B) the issuance of such LC would violate one or more
               policies of Administrative Agent applicable to letters of credit generally;

                    (C) such LC is to be denominated in a currency other than
               Dollars;

                    (D) such LC contains any provisions for automatic
               reinstatement of the stated amount after any drawing thereunder;
               or

                    (E) a default of any Lender's obligations to fund under
               SECTION 2.2(C) exists or any Lender is at such time a Defaulting Lender hereunder, unless (x) Administrative Agent has entered into satisfactory arrangements with Borrower or such Lender to eliminate Administrative Agent's risk with respect to such Lender or (y) after giving effect to such LC, the sum of (x) the Total Principal Debt of all Lenders other than the Defaulting Lender(s), plus (y) all LC Exposure of all Lenders other than the Defaulting Lender(s), plus (z) all Swing Line Loans does not exceed the Commitments of all Lenders other than of all Defaulting Lenders.

               (iii) Administrative Agent shall be under no obligation to amend any LC if (A) Administrative Agent would have no obligation at such time to issue such LC in its amended form under the terms hereof, or
          (B) the beneficiary of such LC does not accept the proposed amendment to such LC.

          (B) PARTICIPATION. Immediately upon the issuance by Administrative Agent of any LC, Administrative Agent shall be deemed to have sold and transferred to each other Lender, and each other such Lender shall be deemed irrevocably and unconditionally to have purchased and received from Administrative Agent, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Pro Rata Part, in such LC, and all rights of Administrative Agent in respect thereof (other than rights to receive certain fees provided for in SECTION 2.2(C)). Upon the issuance, renewal, or extension of an LC, Administrative Agent shall provide copies of such LC to each other Lender.

          (C) REIMBURSEMENT OBLIGATION. In order to induce Administrative Agent to issue and maintain LCs and Lenders to participate therein, Borrower agrees to pay or reimburse Administrative Agent (i) on the date on which any draft is presented under any LC, the amount of any draft paid or to be paid by Administrative Agent, and (ii) promptly, upon demand, the amount of any fees (in addition to the fees described in SECTION 5) which Administrative Agent customarily charges to a Person similarly situated in the ordinary course of its business for amending LC Agreements, for honoring drafts, and taking similar action in connection with letters of credit; provided that (A) if Borrower has not reimbursed Administrative Agent for any drafts paid or to be paid within twenty-four (24) hours of demand therefor by Administrative Agent, then Administrative Agent is hereby irrevocably authorized to fund such reimbursement obligations as a Borrowing under the Facility to the extent of availability under the Facility, and the proceeds of such Borrowing under the Facility shall be advanced directly to Administrative Agent in payment of Borrower's reimbursement obligation with respect to the draft under the LC, and (B) if for any reason, funds are not advanced pursuant to the Facility, then Borrower's reimbursement obligation shall continue to be due and payable. Borrower's obligations under this SECTION 2.2(C) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim, or defense to payment which Borrower may have at any time against Administrative Agent or any other Person, and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including any of the following circumstances: (1) any lack of validity or enforceability of this Agreement or any of the Loan Documents; (2) the existence of any claim, setoff, defense, or other right which Borrower may have at any time against a beneficiary named in a LC, any transferee of any LC (or any Person for whom any such transferee may be acting), any Credit Party, or any other Person, whether in connection with this Agreement, any LC, the transactions contemplated herein, or any unrelated transactions (including any underlying transaction between Borrower and the beneficiary named in any such
LC); (3) any draft, certificate, or any other document presented under the LC proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; and (4) the occurrence of any Potential Default or Event of Default. To the extent any funding of a draft has been made by Lenders pursuant to SECTION 2.2(E) or under the Facility, Administrative Agent shall promptly distribute any such payments received from Borrower with respect to such draft to all Lenders funding such draft according to their Pro Rata Part. Interest on any amounts remaining unpaid by Borrower (and unfunded by a Borrowing under the Facility) under this CLAUSE at any time from and after the date such amounts become payable until paid in full shall be payable by Borrower to Administrative Agent at the Default Rate. In the event any payment by Borrower received by Administrative Agent with respect to an LC and distributed to Lenders on account of their participations therein is thereafter set aside, avoided, or recovered from Administrative Agent in connection with any receivership, liquidation, or bankruptcy proceeding, each Lender which received such distribution shall, upon demand by Administrative Agent, contribute such Lender's ratable portion of the amount set aside, avoided, or recovered, together with interest at the rate required to be paid by Administrative Agent upon the amount required to be repaid by it.

          (D) GENERAL. If any draft shall be presented for honor under any LC, then Administrative Agent shall promptly notify Borrower of the date and amount of such draft; provided that failure to give any such notice shall not affect the obligations of Borrower hereunder. Administrative Agent shall make payment upon presentment of a draft for honor unless it appears that presentment on its face does not comply with the terms of such LC, regardless of whether (i) any default or potential default under any other agreement has occurred, and (ii) the obligations under any other agreement have been performed by the beneficiary or any other Person (and Administrative Agent shall not be liable for any obligation of any Person thereunder). The Credit Parties shall not be responsible for, and Borrower's reimbursement obligations for honored drafts shall not be affected by, any matter or event whatsoever (including the validity or genuineness of documents or of any endorsements thereof, even if such documents should in fact prove to be in any respect invalid, fraudulent, or forged), or any dispute among any Company, the beneficiary of any LC, or any other Person to whom any LC may be transferred, or any claims whatsoever of any Company against any beneficiary of any LC or any such transferee; provided that nothing in this Agreement shall constitute a waiver of Borrower's rights to assert any claim based upon the gross negligence or willful misconduct of any Credit Party.

          (E) OBLIGATION OF LENDERS. If Borrower fails to reimburse Administrative Agent as provided in SECTION 2.2(C) within twenty-four (24) hours of the demand therefor by Administrative Agent, and no Borrowing has been made pursuant to such SECTION 2.2(C), then Administrative Agent shall promptly notify each Lender of such failure, of the date and amount of the draft paid, and of such Lender's Pro Rata Part thereof. Each Lender shall promptly and unconditionally make available to Administrative Agent in immediately available funds such Lender's Pro Rata Part of such unpaid reimbursement obligation, which funds shall be paid to Administrative Agent on or before the close of business on the Business Day on which such notice was given by Administrative Agent (if given prior to 1:00 p.m.) or on the next succeeding Business Day (if notice was given after 1:00 p.m.). All such amounts payable by any such Lender shall include interest thereon accruing at the Federal Funds Rate from the day the applicable draft is paid by Administrative Agent to (but not including) the date such amount is paid by such Lender to Administrative Agent. The obligations of Lenders to make payments to Administrative Agent with respect to LCs shall be irrevocable and not subject to any qualification or exception whatsoever (other than the gross negligence or willful misconduct of Administrative Agent) and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including any of the following circumstances: (i) any lack of validity or enforceability of this Agreement or any of the Loan Documents; (ii) the existence of any claim, setoff, defense, or other right which Borrower may have at any time against a beneficiary named in a LC, any transferee of any LC (or any Person for whom any such transferee may be acting), any Credit Party, or any other Person, whether in connection with this Agreement, any LC, the transactions contemplated herein, or any unrelated transactions (including any underlying transaction between Borrower and the beneficiary named in any such LC); (iii) any draft, certificate, or any other document presented under the LC proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; and (iv) the occurrence of any Potential Default or Event of Default.

          (F) DELIVERY AND CANCELLATION. Borrower acknowledges that each LC will be deemed issued upon delivery to its beneficiary or Borrower. If Borrower requests any LC be delivered to Borrower rather than the beneficiary, and Borrower subsequently cancels such LC, then Borrower agrees to return it to Administrative Agent together with Borrower's written certification that it has never been delivered to such beneficiary. If any LC is delivered to its beneficiary pursuant to Borrower's instructions, then no cancellation thereof by Borrower shall be effective without written consent of such beneficiary to Administrative Agent and return of such LC to Administrative Agent. Borrower hereby agrees that if Administrative Agent becomes involved in any dispute as a result of Borrower's cancellation of any LC, then it shall indemnify the Credit Parties for all losses, costs, damages, expenses, and reasonable attorneys' fees suffered or incurred by the Credit Parties as a direct result thereof.

          (G) DUTIES OF ADMINISTRATIVE AGENT. Administrative Agent agrees with each Lender that it will exercise and give the same care and attention to each LC as it gives to its other letters of credit, and Administrative Agent's sole liability to each Lender with respect to such LCs (other than liability arising from the gross negligence or willful misconduct of Administrative Agent) shall be to distribute promptly to each Lender who has acquired a participating interest therein such Lender's ratable portion of any payments made to Administrative Agent by Borrower pursuant to SECTION 2.2(C). Each Lender and Borrower agree that, in paying any draw under any LC, Administrative Agent shall not have any responsibility to obtain any document (other than any documents required by the respective LC) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person delivering any such document. The Credit Parties and their respective Representatives shall not be liable to any other Credit Party or any Obligor for the use which may be made of any LC or for any acts or omissions of any beneficiary thereof in connection therewith. Any action, inaction, error, delay, or omission taken or suffered by Administrative Agent or any of its Representatives under or in connection with any LC, the draws, drafts, or documents relating thereto, or the transmission, dispatch, or delivery of any message or advice related thereto, if in good faith and in conformity with such Legal Requirements as Administrative Agent or any of its Representatives may deem applicable and in accordance with the standards of care specified in the Uniform Customs and Practice for Documentary Credits issued by the International Chamber of Commerce, as in effect on the date of issue of such LC, shall be binding upon

Obligors and the Credit Parties and shall not place Administrative Agent or any of its Representatives under any resulting liability to any Credit Party or any Obligor. Any action taken or omitted to be taken by Administrative Agent under or in connection with any LC if taken or omitted in the absence of gross negligence or willful misconduct shall not create for Administrative Agent any resulting liability to any Credit Party or any Obligor.

          (H) INDEMNIFICATION. IN ADDITION TO AMOUNTS PAYABLE AS ELSEWHERE PROVIDED IN THIS AGREEMENT, BORROWER HEREBY AGREES TO PROTECT, INDEMNIFY, PAY, AND SAVE EACH CREDIT PARTY AND ITS RESPECTIVE RELATED PARTIES HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, LIABILITIES, DAMAGES, OR LOSSES OF, OR OWED TO THIRD PARTIES, AND ANY AND ALL RELATED COSTS, CHARGES, AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES, INCLUDING ALLOCATED COSTS OF INTERNAL COUNSEL), WHICH ANY CREDIT PARTY OR ANY SUCH RELATED PARTY MAY INCUR OR BE SUBJECT TO AS A CONSEQUENCE, DIRECT OR INDIRECT, OF (A) THE ISSUANCE OF ANY LC, OR (B) THE FAILURE OF ADMINISTRATIVE AGENT TO HONOR A DRAFT UNDER SUCH LC AS A RESULT OF ANY ACT OR OMISSION, WHETHER RIGHTFUL OR WRONGFUL, OF ANY PRESENT OR FUTURE GOVERNMENTAL AUTHORITY; PROVIDED THAT BORROWER SHALL HAVE NO LIABILITY TO INDEMNIFY ANY CREDIT PARTY OR ANY OF ITS RESPECTIVE RELATED PARTIES IN RESPECT OF ANY LIABILITY ARISING OUT OF THE GROSS NEGLIGENCE OR WILFUL MISCONDUCT OF SUCH PARTY. THE PROVISIONS OF AND UNDERTAKINGS AND INDEMNIFICATIONS SET FORTH IN THIS SECTION 2.2(H) SHALL SURVIVE THE SATISFACTION AND PAYMENT OF THE OBLIGATION AND TERMINATION OF THIS AGREEMENT.

          (I) LC AGREEMENTS. Although referenced in any LC, terms of any particular agreement or other obligation to the beneficiary are not in any manner incorporated herein. The fees and other amounts payable with respect to each LC shall be as provided in this Agreement, drafts under any LC shall be deemed part of the Obligation, and in the event of any conflict between the terms of this Agreement and any LC Agreement, the terms of this Agreement shall be controlling.

          (J) LCS ISSUED FOR SUBSIDIARIES. Notwithstanding that an LC issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, Borrower shall be obligated to reimburse Administrative Agent hereunder for any and all drawings under such LC. Borrower hereby acknowledges that the issuance of LCs for the account of Subsidiaries inures to the benefit of Borrower, and that Borrower's business derives substantial benefits from the businesses of such Subsidiaries.

          (K) APPLICABILITY OF ISP. Unless otherwise expressly agreed by Administrative Agent and Borrower when an LC is issued, the rules of the ISP shall apply to each LC.

     2.3 VOLUNTARY TERMINATION OF COMMITMENTS. Without premium or penalty, and upon giving not less than ten (10) Business Days prior written and irrevocable notice to Administrative Agent, Borrower may terminate in whole or in part the unused portion of the Total Commitment; provided that: (i) each partial termination shall be in the amount of $1,000,000 or a greater integral multiple of $1,000,000; (ii) the amount of the Total Commitment may not be reduced below the Commitment Usage; and (iii) each reduction shall be allocated Pro Rata among Lenders in accordance with their respective Pro Rata Parts. Promptly after receipt of such notice of termination or reduction, Administrative Agent shall notify each Lender of the proposed cancellation or reduction. Such termination or partial reduction of the Total Commitment shall be effective on the Business Day specified in Borrower's notice (which date must be at least ten (10) Business Days after Borrower's delivery of such notice). In the event that the Total Commitment is reduced to zero at a time when there shall be no LC Exposure or Principal Debt, this Agreement shall be terminated to the extent specified in SECTION 14.14, and all commitment fees and other fees then earned and unpaid hereunder and all other amounts of the Obligation then due and owing shall be immediately due and payable, without notice or demand by Administrative Agent or any Lender.

     2.4 BORROWING PROCEDURE. The following procedures apply to Borrowings (other than Swing Line Loans):

          (A) NOTICE OF BORROWING. Each Borrowing shall be made pursuant to a Notice of Borrowing delivered to Administrative Agent requesting that Lenders fund a Borrowing on a certain date (the "BORROWING DATE"), which notice (i) shall be irrevocable and binding on Borrower, (ii) shall specify the Borrowing Date, amount, Type, and (for a Borrowing comprised of Eurodollar Borrowings) Interest Period, and (iii) must be received by Administrative Agent no later than 1:00 p.m. on the third (3rd) Business Day preceding the Borrowing Date for any Eurodollar Borrowing or on the Business Day immediately preceding the Borrowing Date for any Base Rate Borrowing. Administrative Agent shall timely notify each Lender with respect to each Notice of Borrowing.

          (B) FUNDING. Each Lender shall remit its Pro Rata Part of each requested Borrowing to Administrative Agent at its Payment Office in funds which are or will be available for immediate use by Administrative Agent by 2:00 p.m. on the Borrowing Date therefor. Subject to receipt of such funds, Administrative Agent shall (unless to its actual knowledge any of the conditions precedent therefor have not been satisfied by Borrower or waived by Required Lenders) make such funds available to Borrower by causing such funds to be deposited to Borrower's account as designated to Administrative Agent by Borrower. Notwithstanding the foregoing, unless Administrative Agent shall have been notified by a Lender prior to a Borrowing Date that such Lender does not intend to make available to Administrative Agent such Lender's Pro Rata Part of the applicable Borrowing, Administrative Agent may assume that such Lender has made such proceeds available to Administrative Agent on such date, as required herein, and Administrative Agent may (unless to its actual knowledge any of the conditions precedent therefor have not been satisfied by Borrower or waived by Required Lenders), in reliance upon such assumption (but shall not be required
to), make available to Borrower a corresponding amount in accordance with the foregoing terms, but, if such corresponding amount is not in fact made available to Administrative Agent by such Lender on such Borrowing Date, then Administrative Agent shall be entitled to recover such corresponding amount on demand (i) from such Lender, together with interest at the Federal Funds Rate during the period commencing on the date such corresponding amount was made available to Borrower and ending on (but excluding) the date Administrative Agent recovers such corresponding amount from such Lender, or (ii) if such Lender fails to pay such corresponding amount forthwith upon such demand, then from Borrower, together with interest at a rate per annum equal to the applicable rate for such Borrowing during the period commencing on such Borrowing Date and ending on (but excluding) the date Administrative Agent recovers such corresponding amount from Borrower. No Lender shall be responsible for the failure of any other Lender to make its Pro Rata Part of any Borrowing.

     2.5 SWING LINE SUBFACILITY.

          (A) Subject to the terms and conditions hereof, Swing Line Lender agrees to make Swing Line Loans to Borrower at any time on or prior to the Maturity Date, not to exceed an amount at any one time outstanding equal to $5,000,000. Swing Line Loans shall constitute Borrowings for all purposes hereunder, except that Swing Line Loans shall not be considered a utilization of any Lender's Commitment. Notwithstanding the foregoing, (i) the Total Principal Debt (including, without limitation, all Swing Line Loans) shall not at any time exceed the Total Commitment, (ii) the Commitment Usage may not exceed the Availability Amount, and (c) the sum of (i) each Lender's Principal Debt plus (ii) such Lender's Pro Rata Part of the LC Exposure and all Swing Line Loans may not exceed such Lender's Commitment.

          (B) Each request for a Swing Line Loan shall be in the amount of $250,000 or a greater integral multiple of $250,000. Borrower may request a Swing Line Loan by submitting a Notice of Borrowing to Administrative Agent and Swing Line Lender. Such Notice of Borrowing must be received by Administrative Agent and Swing Line Lender no later than 1:00 p.m. on the Borrowing Date for such Swing Line Loan, provided that Borrower shall have provided telephonic notice to Administrative Agent and Swing Line Lender no later than 1:00 p.m. on the Borrowing Date for such Swing Line Loan. Swing Line Lender shall make such Swing Line Loan available to Borrower in New York, New York at 3:00 p.m. on such Borrowing Date.

          (C) Upon the occurrence of an Event of Default or in the event that any Swing Line Loan shall be outstanding for more than five (5) Business Days, Administrative Agent shall, on behalf of Borrower (which hereby irrevocably directs and authorizes Administrative Agent to act on its behalf), request a Base Rate Borrowing from Lenders (and each Lender shall fund its Pro Rata Part thereof) in an amount sufficient to repay the Principal Debt outstanding under such Swing Line Loan; provided that, such Borrowing shall be made notwithstanding Borrower's noncompliance with SECTION 7. The proceeds of such Borrowing shall be immediately applied to repay such Swing Line Loan. If, for any reason, a Borrowing may not be (as determined by Administrative Agent in its sole discretion), or is not, made pursuant to this SECTION 2.5(C) to repay any Swing Line Loan as required hereby, then, effective on the date such Borrowing would otherwise have been made, each Lender severally, unconditionally, and irrevocably agrees that it shall be deemed to have purchased an undivided participating interest in such Swing Line Loan (an "UNREFUNDED SWING LINE BORROWING") to the extent of such Lender's Pro Rata Part thereof. Each Lender shall fund a Borrowing or a participation in the Unrefunded Swing Line Borrowings no later than the close of business on the date notice of such funding requirement is given by Administrative Agent if such notice was given prior to 11:00 a.m. on any Business Day, or if made at any other time, on the next Business Day following the date of such notice. All such amounts payable by any Lender under this SECTION 2.5(C) shall include interest thereon from the date on which such payment is payable by such Lender to, but not including, the date such amount is paid by such Lender to Administrative Agent, at the Federal Funds Rate. If such Lender does not promptly pay such amount upon Administrative Agent's demand therefor, and until such time as such Lender makes the required payment, Swing Line Lender shall be deemed to continue to have outstanding its ratable portion of the Principal Debt of such Swing Line Loan in the amount of such unpaid obligation. Each payment by Borrower of all or any part of any Swing Line Loan shall be paid to Administrative Agent for the benefit of Swing Line Lender and those Lenders who hold funded participations in such Swing Line Loan under this SECTION 2.5(C); provided that with respect to any such participation, all interest on the Principal Debt of such Swing Line Loan to which such participation relates accruing prior to the date of funding such participation, shall be payable solely to Administrative Agent for the account of Swing Line Lender (and all Lenders holding funded participations in any Unrefunded Swing Line Borrowing prior to such date). Any Lender holding a participation in any Unrefunded Swing Line Borrowing may exercise any and all rights of banker's lien, setoff, or counterclaim with respect to any and all moneys owing by Borrower to such Lender by reason thereof as fully as if such Lender had extended such Borrowing directly to Borrower in the amount of such participation. Whenever, at any time after Swing Line Lender has received from any Lender such Lender's participating interest in any Swing Line Loan, Swing Line Lender receives any payment on account thereof, Swing Line Lender will promptly distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded); provided, however, that in the event that such payment received by Swing Line Lender is required to be returned, such Lender will return to Swing Line Lender any portion thereof previously distributed by Swing Line Lender to it.

          (D) Each Lender's obligation to purchase an interest in all Swing Line Loans shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation (i) any set-off, counterclaim, recoupment, defense, or other right which such Lender or any other Person may have against Swing Line Lender or any other Person for any reason whatsoever,
(ii) the occurrence or continuance of a Potential Default or Event of Default or the termination of any Lender's Commitment, (iii) the occurrence of any Material Adverse Event, (iv) any breach of this Agreement or any other Loan Document by Borrower, any of its Affiliates, Administrative Agent, or any other Lender, or
(v) any other circumstance, happening, or event whatsoever, whether or not similar to any of the foregoing. Any portion of a Swing Line Loan not so purchased and converted may be treated by Swing Line Lender as a Borrowing which was not funded by the non-purchasing Lenders as contemplated in SECTION 2.4(B), and as a funding by Swing Line Lender under the Total Commitment in excess of Swing Line Lender's Commitment. Each Swing Line Loan, once so sold, shall cease to be a Swing Line Loan for the purposes of this Agreement, but shall be a Borrowing made under the Total Commitment and each Lender's Commitment.

     2.6 EXTENSION OF MATURITY DATE.

          (A) Subject to the conditions set forth in this Section 2.6, Borrower may request, by notice to Administrative Agent (who shall promptly notify Lenders) not earlier than ninety (90) days prior to, nor later than forty-five
(45) days prior to the Initial Maturity Date, that the Initial Maturity Date be extended to the First Extended Maturity Date, in which event the Initial Maturity Date shall be so extended.

          (B) If the Initial Maturity Date is extended to the First Extended Maturity Date, then, subject to the conditions set forth in this SECTION 2.6, Borrower may request, by notice to Administrative Agent (who shall promptly notify Lenders) not earlier than ninety (90) days prior to, nor later than forty-five (45) days prior to the First Extended Maturity Date, that the First Extended Maturity Date be extended to the Second Extended Maturity Date, in which event the First Extended Maturity Date shall be so extended.

          (C) Notwithstanding the foregoing, the extension of the Initial Maturity Date to the First Extended Maturity Date and the extension of the First Extended Maturity Date to the Second Extended Maturity Date pursuant to this
SECTION 2.6 shall not be effective with respect to any Lender unless, (i) no Event of Default exists before or after giving effect to such extension, and
(ii) Borrower shall have paid to Administrative Agent for the benefit of each Lender, an extension fee in an amount equal to twenty-five basis points (0.25%) times each Lender's Commitment.

          (D) CONFLICTING PROVISIONS. This SECTION shall supersede any provisions in SECTION 14.11 to the contrary.

     2.7 INCREASE IN COMMITMENTS.

          (A) At any time after the Closing Date, Administrative Agent may, from time to time at the request of Borrower, increase the Total Commitment by (i) admitting additional Lenders hereunder (each a SUBSEQUENT LENDER), or (ii) increasing the Commitment of any Lender (each an INCREASING LENDER), subject to the following conditions:

               (I) each Subsequent Lender is a Lender, an Affiliate of a Lender or an Approved Fund;

               (II) Borrower executes (A) a new Revolving Credit Note payable to the order of a Subsequent Lender, or (B) a replacement Revolving Credit Note payable to the order of an Increasing Lender;

               (III) each Subsequent Lender executes and delivers to Administrative Agent a Joinder Agreement in the form of EXHIBIT F;

               (IV) each Increasing Lender executes and delivers to Administrative Agent an increase certificate substantially in the form of EXHIBIT G;

               (V) after giving effect to the admission of any Subsequent Lender or the increase in the Commitment of any Increasing Lender, the Total Commitment does not exceed $100,000,000 less the amount of any previous reductions pursuant to SECTION 2.3;

               (VI) each increase in the Total Commitment shall be in the amount of $10,000,000 or a greater integral multiple of $5,000,000;

               (VII) no admission of any Subsequent Lender shall increase the Commitment of any existing Lender without the written consent of such Lender;

               (VIII) no Event of Default or Potential Default exists or would occur after giving effect to such increase;

               (IX) no Lender shall be an Increasing Lender without the written consent of such Lender;

               (X) the amount of all increases in the Total Commitment pursuant to this SECTION 2.7 shall not exceed $50,000,000 in the aggregate;

               (XI) Borrower shall have (a) pledged to Administrative Agent, for the benefit of Lenders, a first priority Lien and security interest in one or more additional Collateral Properties to which all Lenders, in their sole discretion, have consented and (b) delivered to Administrative Agent each of the items listed in SECTION 7.1(C) related to such Collateral Properties and the applicable Subsidiary that holds title to such Collateral Properties, all acceptable to Required Lenders; and

               (XII) after giving effect to the pledge of one or more additional Collateral Properties as required in CLAUSE (XI) above, the ratio of
          (a) the Total Commitment (after giving effect to the increase requested pursuant to this SECTION 2.7) to (b) the aggregate Appraised Value of all Collateral Properties as of the date of such request is less than or equal to seventy percent (70%).

          (B) After the admission of any Subsequent Lender or the increase in the Commitment of any Increasing Lender, Administrative Agent shall promptly provide to each Lender and to Borrower a new SCHEDULE 2.1 to this Agreement. In the event that there are any Borrowings outstanding after giving effect to an increase in the Total Commitment pursuant to this SECTION 2.7, upon notice from Administrative Agent to each Lender, the amount of such Borrowings owing to each Lender shall be appropriately adjusted to reflect the new Applicable Percentage of Lenders, and Borrower shall pay any losses associated therewith pursuant to
SECTION 4.5.

          (C) CONFLICTING PROVISIONS. This Section shall supersede any provisions in SECTION 14.11 to the contrary.

SECTION 3 TERMS OF PAYMENT.

     3.1 NOTES AND PAYMENTS.

          (A) NOTES. The Total Principal Debt (other than Swing Line Loans) shall be evidenced by the Revolving Credit Notes, one payable to each Lender in the stated principal amount of its Commitment. The Principal Debt of all Swing Line Loans shall be evidenced by the Swing Line Note.

          (B) PAYMENTS GENERALLY. Each payment or prepayment on the Obligation is due and must be paid to Administrative Agent at its Payment Office in Dollars and in immediately available funds, without set-off, deduction, or counterclaim, by Administrative Agent by 1:00 p.m. on the day due. Payments made after 1:00 p.m. shall be deemed made on the Business Day next following. Administrative Agent shall pay to each Lender any payment or prepayment to which such Lender is entitled hereunder on the same day Administrative Agent shall have received the same from Borrower; provided that such payment or prepayment is received by Administrative Agent prior to 1:00 p.m., and otherwise before 1:00 p.m. on the Business Day next following. If and to the extent Administrative Agent shall not make such payments to Lenders when due as set forth in the preceding sentence, then such unpaid amounts shall accrue interest, payable by Administrative Agent, at the Federal Funds Rate from the due date until (but not including) the date on which Administrative Agent makes such payments to Lenders.

     3.2 INTEREST AND PRINCIPAL PAYMENTS.

          (A) INTEREST PAYMENTS. Interest on each Eurodollar Borrowing shall be due and payable as it accrues on the last day of its respective Interest Period and on the Maturity Date, as applicable; provided that (i) with respect to Eurodollar Borrowings having an Interest Period in excess of three (3) months, Borrower shall pay interest quarterly in arrears on the last Business Day of each March, June, September, and December, commencing on the first (1st) such date after the date on which such Interest Period commences and continuing on the last Business Day of each March, June, September, and December thereafter and on the last day of the applicable Interest Period. Interest on each Base

Rate Borrowing shall be due and payable as it accrues on the last Business Day of each March, June, September, and December, and on the Maturity Date.

          (B) MANDATORY PAYMENTS.

               (I) The Total Principal Debt is due and payable on the Maturity Date.

               (II) On any date of determination, if the Commitment Usage exceeds the Availability Amount, then Borrower shall immediately prepay the Total Principal Debt in an aggregate amount equal to such excess, together with (A) all accrued and unpaid interest on the Principal Debt prepaid, and (B) any Consequential Loss arising as a result thereof.

          (C) VOLUNTARY PREPAYMENTS. After giving Administrative Agent advance written notice of the intent to prepay (of which Administrative Agent shall promptly give notice to Lenders), Borrower may voluntarily prepay all or any part of the Total Principal Debt from time to time and at any time, in whole or in part, without premium or penalty; provided that: (i) such notice must be received by Administrative Agent by 1:00 p.m. on (A) the third (3rd) Business Day preceding the date of prepayment of a Eurodollar Borrowing, and (B) the Business Day of a prepayment of a Base Rate Borrowing; (ii) each such partial prepayment must be in the amount of $1,000,000 or a greater integral multiple of $1,000,000; (iii) all accrued interest on the Principal Debt being prepaid must also be paid in full, to the date of such prepayment; and (iv) Borrower shall pay any related Consequential Loss within ten (10) days after demand therefor. Each notice of prepayment shall specify the prepayment date and the Type of Borrowing(s) and amount(s) of such Borrowing(s) to be prepaid and shall constitute a binding obligation of Borrower to make a prepayment on the date stated therein.

     3.3 INTEREST OPTIONS. Except where specifically otherwise provided, Borrowings (other than Swing Line Loans) shall bear interest at a rate per annum equal to the lesser of (a) as to the respective Type of Borrowing (as designated by Borrower in accordance with this Agreement), the Base Rate plus the Applicable Margin for Base Rate Borrowings or the Adjusted Eurodollar Rate plus the Applicable Margin for Eurodollar Borrowings, and (b) the Maximum Rate. Except as specifically otherwise provided, Swing Line Loans shall bear interest at an annual rate equal to the lesser of (i) the Base Rate plus the Applicable Margin for Base Rate Borrowings, and (ii) the Maximum Rate. Each change in the Base Rate or the Maximum Rate, subject to the terms of this Agreement, will become effective, without notice to Borrower or any other Person, upon the effective date of such change.

     3.4 QUOTATION OF RATES. A Responsible Officer may call Administrative Agent on or before the date on which a Notice of Borrowing is to be delivered by Borrower in order to receive an indication of the rates then in effect, but such indicated rates shall neither be binding upon Administrative Agent or Lenders nor affect the rate of interest which thereafter is actually in effect when the Notice of Borrowing is given.

     3.5 DEFAULT RATE. At the option of Required Lenders at any time while an Event of Default exists and to the extent permitted by all Legal Requirements, all Principal Debt, accrued interest thereon, and fees and expenses payable hereunder and under the other Loan Documents shall bear interest at the Default Rate until paid, regardless whether such payment is made before or after entry of a judgment; provided that the Default Rate shall automatically apply in the case of SECTION 2.2(C) where the Default Rate is specified.


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

     3.6 INTEREST RECAPTURE. If the designated rate applicable to any Borrowing exceeds the Maximum Rate, then the rate of interest on such Borrowing shall be limited to the Maximum Rate, but any subsequent reductions in such designated rate shall not reduce the rate of interest thereon below the Maximum Rate until the total amount of interest accrued thereon equals the amount of interest which would have accrued thereon if such designated rate had at all times been in effect. In the event that at maturity (stated or by acceleration), or at final payment of the Total Principal Debt, the total amount of interest paid or accrued is less than the amount of interest which would have accrued if such designated rates had at all times been in effect, then, at such time and to the extent permitted by all Legal Requirements, Borrower shall pay an amount equal to the difference between (a) the lesser of the amount of interest which would have accrued if such designated rates had at all times been in effect and the amount of interest which would have accrued if the Maximum Rate had at all times been in effect, and (b) the amount of interest actually paid or accrued on the Total Principal Debt.

     3.7 INTEREST CALCULATIONS.

          (A) All payments of interest shall be calculated on the basis of actual number of days (including the first (1st) day but excluding the last day) elapsed but computed as if each calendar year consisted of 360 days. All interest rate determinations and calculations by Administrative Agent shall be conclusive and binding absent manifest error.

          (B) The provisions of this Agreement relating to the calculation of the Base Rate and the Adjusted Eurodollar Rate are included only for the purpose of determining the rate of interest or other amounts to be paid hereunder that are based upon such rate.

     3.8 MAXIMUM RATE. Regardless of any provision contained in any Loan Document, no Credit Party shall ever be entitled to contract for, charge, take, reserve, receive, or apply, as interest on the Obligation, or any part thereof, any amount in excess of the Maximum Rate, and, if any Credit Party ever does so, then such excess shall be deemed a partial prepayment of principal and treated hereunder as such and any remaining excess shall be refunded to Borrower. In determining if the interest paid or payable exceeds the Maximum Rate, Borrower and the Credit Parties shall, to the maximum extent permitted under all Legal Requirements, (a) treat all Borrowings as but a single extension of credit (and the Credit Parties and Borrower agree that such is the case and that provision herein for multiple Borrowings is for convenience only), (b) characterize any non-principal payment as an expense, fee, or premium rather than as interest,
(c) exclude voluntary prepayments and the effects thereof, and (d) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the Obligation; provided that if the Obligation is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Amount, then the Credit Parties shall refund such excess, and, in such event, the Credit Parties shall not, to the extent permitted by all Legal Requirements, be subject to any penalties provided by any Legal Requirements for contracting for, charging, taking, reserving, or receiving interest in excess of the Maximum Amount.

     3.9 INTEREST PERIODS. When Borrower requests any Eurodollar Borrowing, Borrower may elect the interest period (each an "INTEREST PERIOD") applicable thereto, which shall be, at Borrower's option, one (1) week, one (1) month or two (2), three (3), or six (6) months, in each case to the extent available from each Lender (or other periods, if requested by Borrower and available from each Lender);

provided, however, that: (a) the initial Interest Period for a Eurodollar Borrowing shall commence on the date of such Borrowing (including the date of any Conversion thereto), and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period applicable thereto expires; (b) if any Interest Period (other than a one (1) week Interest Period) for a Eurodollar Borrowing begins on a day for which there is no numerically corresponding Business Day in the calendar month at the end of such Interest Period, then such Interest Period shall end on the next Business Day immediately following what otherwise would have been such numerically corresponding day in the calendar month at the end of such Interest Period (unless such date would be in a different calendar month from what would have been the month at the end of such Interest Period, or unless there is no numerically corresponding day in the calendar month at the end of the Interest Period; whereupon, such Interest Period shall end on the last Business Day in the calendar month at the end of such Interest Period); (c) no Interest Period may be chosen with respect to any portion of the Total Principal Debt which would extend beyond the scheduled repayment date (including any dates on which mandatory prepayments are required to be made) for such portion of the Total Principal Debt; and (d) no more than an aggregate of five (5) Interest Periods shall be in effect at one time.

     3.10 CONVERSIONS. Borrower may (a) Convert a Eurodollar Borrowing on the last day of an Interest Period to a Base Rate Borrowing, (b) Convert a Base Rate Borrowing at any time to a Eurodollar Borrowing, and (c) elect a new Interest Period (in the case of a Eurodollar Borrowing), by giving a Notice of Borrowing no later than 1:00 p.m. on the third (3rd) Business Day prior to the date of Conversion or the last day of the Interest Period, as the case may be (in the case of a Conversion to a Eurodollar Borrowing or an election of a new Interest Period), and no later than 1:00 p.m. one (1) Business Day prior to the last day of the Interest Period (in the case of a Conversion to a Base Rate Borrowing); provided that the principal amount Converted to, or Continued as, a Eurodollar Borrowing shall be in the amount of $500,000 or a greater integral multiple of $500,000. Administrative Agent shall timely notify each Lender with respect to each Notice of Borrowing. Absent Borrower's Notice of Borrowing or election of a new Interest Period, a Eurodollar Borrowing shall be deemed Converted to a Base Rate Borrowing effective as of the expiration of the Interest Period applicable thereto. No Eurodollar Borrowing may be either made or Continued as a Eurodollar Borrowing, and no Base Rate Borrowing may be Converted to a Eurodollar Borrowing, if the interest rate for such Eurodollar Borrowing would exceed the Maximum Rate.

     3.11 ORDER OF APPLICATION.

          (A) Payments and prepayments of the Obligation shall be applied (except as may be otherwise required by applicable Legal Requirements) in the order and manner specified in this Agreement; provided, however, if no order is otherwise specified and no Potential Default or Event of Default exists, payments and prepayments of the Obligation shall be applied (except as may be otherwise required by applicable Legal Requirements) first, to fees, second, to accrued interest then due and payable on the Total Principal Debt, and then to the remaining Obligation in the order and manner as Borrower may direct.

          (B) If a Potential Default or Event of Default exists (or if Borrower fails to give directions as permitted under SECTION 3.11(A)), any payment or prepayment (including proceeds from the exercise of any rights) shall be applied to the Obligation in the following order: (i) to the ratable payment of all fees, expenses, and indemnities for which the Credit Parties have not been paid or reimbursed in accordance with the Loan Documents; (ii) to the ratable payment of accrued and unpaid interest on the

Total Principal Debt; (iii) to the ratable payment of any reimbursement obligation with respect to any LC issued pursuant to the Facility which is due and payable and which remains unfunded by any Borrowing under the Facility; provided that such payments shall be allocated ratably among Administrative Agent and Lenders which have funded their participation in such LC; (iv) to the ratable payment of the Total Principal Debt; (v) as a deposit with Administrative Agent, for the benefit of the Credit Parties, as security for, and to provide for the payment of, any reimbursement obligations, if any, thereafter arising with respect to any issued and outstanding LCs issued pursuant to the Facility; and (vi) to the payment of the remaining Obligation in the order and manner Required Lenders deem appropriate.

          (C) Subject to the provisions of SECTION 13 and provided that Administrative Agent shall not in any event be bound to inquire into or to determine the validity, scope, or priority of any interest or entitlement of any Credit Party and may suspend all payments or seek appropriate relief (including instructions from Required Lenders or an action in the nature of interpleader) in the event of any doubt or dispute as to any apportionment or distribution contemplated hereby, Administrative Agent shall promptly distribute such amounts to each Credit Party in accordance with the Agreement and the related Loan Documents.

     3.12 RIGHT OF SET-OFF; ADJUSTMENTS.

          (A) SET-OFF. Upon the occurrence and during the continuance of any Event of Default, each Lender (and each of its Affiliates) is hereby authorized (subject to the prior written consent of Administrative Agent) at any time and from time to time, to the fullest extent permitted by applicable Legal Requirements, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender (or any of its Affiliates) to or for the credit or the account of Borrower against any and all of the obligations of Borrower now or hereafter existing under this Agreement and the Note held by such Lender, irrespective of whether such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify Borrower after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this SECTION 3.12(A) are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have.

          (B) SHARING OF PAYMENTS. If any Lender (a "BENEFITTED LENDER") shall at any time receive any payment of all or part of the Borrowings owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Borrowings owing to it, or interest thereon, then such benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Borrowings owing to it, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with all Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, then such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Borrower agrees that any Lender so purchasing a participation from a Lender pursuant to this SECTION 3.12(B) may, to the fullest extent permitted by applicable Legal Requirements, exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Person were the direct creditor of Borrower in the amount of such participation.

     3.13 BOOKING BORROWINGS. To the extent permitted by all Legal Requirements, any Lender may make, carry, or transfer its Borrowings at, to, or for the account of any of its branch offices or the office of any of its Affiliates; provided that no Affiliate shall be entitled to receive any greater payment under SECTION 4 than the transferor Lender would have been entitled to receive with respect to such Borrowings.

SECTION 4 CHANGE IN CIRCUMSTANCES.

     4.1 INCREASED COST AND REDUCED RETURN.

          (A) CHANGE IN LEGAL REQUIREMENTS. If, after the date hereof, the adoption of any applicable Legal Requirement, or any change in any applicable Legal Requirement, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such Governmental Authority:

               (I) shall subject such Lender (or its Applicable Lending Office) to any tax, duty, or other charge with respect to any Eurodollar Borrowing, its Note, or its obligation to make Eurodollar Borrowings, or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) under this Agreement or its Note in respect of any Eurodollar Borrowings (other than taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office);

               (II) shall impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement (other than the Reserve Requirement utilized in the determination of the Adjusted Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office), including the Commitment of such Lender hereunder; or

               (III) shall impose on such Lender (or its Applicable Lending Office) or the London interbank market any other condition affecting this Agreement or its Note or any of such extensions of credit or liabilities or commitments;

and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, Converting into, Continuing, or maintaining any Eurodollar Borrowings or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or its Note with respect to any Eurodollar Borrowings, then Borrower shall pay to such Lender on demand such amount or amounts as will compensate such Lender for such increased cost or reduction. If any Lender requests compensation by Borrower under this SECTION 4.1(A), then Borrower may, by notice to such Lender (with a copy to Administrative Agent), suspend the obligation of such Lender to make or Continue Eurodollar Borrowings, or Convert all Eurodollar Borrowings into Base Rate Borrowings, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of SECTION
4.4 shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

          (B) CAPITAL ADEQUACY. If, after the date hereof, any Lender shall have determined that the adoption of any applicable Legal Requirement regarding capital adequacy or any change therein or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

          (C) NOTICE. Each Lender shall promptly notify Borrower and Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this
SECTION 4.1 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this SECTION 4.1 shall furnish to Borrower and Administrative Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

     4.2 LIMITATION ON TYPES OF BORROWINGS. If on or prior to the first (1st) day of any Interest Period for any Eurodollar Borrowing:

          (A) Administrative Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

          (B) Required Lenders determine (which determination shall be conclusive) and notify Administrative Agent that the Adjusted Eurodollar Rate will not adequately and fairly reflect the cost to Lenders of funding Eurodollar Borrowings for such Interest Period;

then Administrative Agent shall give Borrower prompt notice thereof specifying the relevant amounts or periods, and so long as such condition remains in effect, Lenders shall be under no obligation to make additional Eurodollar Borrowings, Continue any Eurodollar Borrowings, or to Convert any Base Rate Borrowings to Eurodollar Borrowings and Borrower shall, on the last day(s) of the then-current Interest Period(s) for the outstanding Eurodollar Borrowings, either prepay such Borrowings or Convert such Borrowings into Base Rate Borrowings in accordance with the terms of this Agreement.

     4.3 ILLEGALITY. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to make, maintain, or fund Eurodollar Borrowings hereunder, then such Lender shall promptly notify Administrative Agent and Borrower thereof and such Lender's obligation to make or Continue Eurodollar Borrowings and to Convert Base Rate Borrowings into Eurodollar Borrowings shall be suspended until such time as such Lender may again make, maintain, and fund Eurodollar Borrowings (in which case the provisions of SECTION 4.4 shall be applicable).

     4.4 TREATMENT OF AFFECTED LOANS. If the obligation of any Lender to make or Continue Eurodollar Borrowings or to Convert Base Rate Borrowings into Eurodollar Borrowings shall be suspended pursuant to SECTIONS 4.1, 4.2, or 4.3, then such Lender's Eurodollar Borrowings shall be automatically Converted into Base Rate Borrowings on the last day(s) of the then current Interest Period(s) for all Eurodollar Borrowings (or, in the case of a Conversion required by SECTION 4.3, on such earlier date as such Lender may specify to Borrower with a copy to Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in SECTIONS 4.1, 4.2, or 4.3 that gave rise to such Conversion no longer exist:

          (A) to the extent that such Lender's Eurodollar Borrowings have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Eurodollar Borrowings shall be applied instead to its Base Rate Borrowings; and

          (B) all Borrowings that would otherwise be made or Continued by such Lender as Eurodollar Borrowings shall be made or Continued instead as Base Rate Borrowings, and all Borrowings of such Lender that would otherwise be Converted into Eurodollar Borrowings shall be Converted instead into (or shall remain as) Base Rate Borrowings.

If such Lender gives notice to Borrower (with a copy to Administrative Agent) that the circumstances specified in SECTIONS 4.1, 4.2, or 4.3 that gave rise to the Conversion of such Lender's Eurodollar Borrowings pursuant to this SECTION
4.4 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Borrowings made by other Lenders are outstanding, then such Lender's Base Rate Borrowings shall be automatically Converted, on the first (1st) day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Borrowings, to the extent necessary so that, after giving effect thereto, all Eurodollar Borrowings held by Lenders are held Pro Rata (as to principal amounts, Types, and Interest Periods).

     4.5 COMPENSATION. Upon the request of any Lender, Borrower shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost, or expense (herein called a "CONSEQUENTIAL LOSS") incurred by it as a result of:

          (A) any payment, prepayment, or Conversion of a Eurodollar Borrowing for any reason (including the acceleration of the Obligation pursuant to SECTION 11.1) on a date other than the last day of the Interest Period for such Borrowing; or

          (B) any failure by Borrower for any reason (including the failure of any condition precedent specified in SECTION 7 to be satisfied) to borrow, Convert, Continue, or prepay a Eurodollar Borrowing on the date for such borrowing, Conversion, Continuation, or prepayment specified in the relevant Borrowing Notice.

     4.6 TAXES.

          (A) Any and all payments by Borrower to or for the account of any Credit Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future Taxes, excluding, in the case of each Credit Party, Taxes based on or measured by its income, and franchise taxes imposed on it, by the jurisdiction under the Legal Requirements of which such Credit Party (or its Applicable Lending Office) is organized or any political subdivision thereof (such income and franchise Taxes being "EXCLUDED TAXES"). If Borrower shall be required by any Legal Requirement to deduct any Taxes from or in respect of any sum payable under this Agreement or any other Loan Document to any Credit Party, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 4.6) such Credit Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, and (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with all Legal Requirements.

          (B) In addition, Borrower agrees to pay any and all present or future stamp or documentary Taxes and any other excise or property Taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "OTHER TAXES").

          (C) Borrower agrees to indemnify each Credit Party for the full amount of Taxes (other than Excluded Taxes) and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this SECTION 4.6) paid by such Credit Party (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

          (D) Each Lender organized under the Legal Requirements of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by Borrower or Administrative Agent (but only so long as such Lender remains lawfully able to do so), shall provide Borrower and Administrative Agent with (i) Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Tax Code), certifying that such Lender is entitled to an exemption from or a reduced rate of tax on payments pursuant to this Agreement or any of the other Loan Documents.

          (E) For any period with respect to which a Lender has failed to provide Borrower and Administrative Agent with the appropriate form pursuant to
SECTION 4.6(D) (unless such failure is due to a change in any Legal Requirement occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under SECTIONS 4.6(A) or (B) with respect to Taxes imposed by the United States; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes (other than Excluded Taxes) because of its failure to deliver a form required hereunder, Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

          (F) If Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this SECTION 4.6, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender.

          (G) Within thirty (30) days after the date of any payment of Taxes or Other Taxes, Borrower shall furnish to Administrative Agent the original or a certified copy of a receipt evidencing such payment.

          (H) Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this
SECTION 4.6 shall survive the termination of the Total Commitment and the payment in full of the Notes.

SECTION 5 FEES.

     5.1 TREATMENT OF FEES. Except as otherwise provided by any Legal Requirement, the fees described in this SECTION 5: (a) do not constitute compensation for the use, detention, or forbearance of money; (b) are in addition to, and not in lieu of, interest and expenses otherwise described in this Agreement; (c) shall be payable in accordance with SECTION 3.1; (d) shall be non-refundable; (e) shall, to the fullest extent permitted by all Legal Requirements, bear interest, if not paid when due, at the Default Rate; and (f) shall be calculated on the basis of actual number of days (including the first day but excluding the last day) elapsed, but computed as if each calendar year consisted of 360 days.

     5.2 FEES OF ADMINISTRATIVE AGENT. Borrower shall pay to Administrative Agent the fees specified in the letter agreement between Administrative Agent and Borrower, which fees shall be for the account of Administrative Agent and for the account of the Credit Parties as shall be agreed between Administrative Agent and each other Credit Party.

     5.3 LC FEES. Borrower shall pay to Administrative Agent, for the ratable benefit of Lenders, in accordance with their respective Pro Rata Parts, a fee for each LC, payable in installments in arrears, so long as such LC remains outstanding. Such installments shall be paid for the period from and including the date of issuance of the applicable LC to but excluding the next quarterly payment date (as hereinafter specified), and thereafter for the period from and including such quarterly payment date to but excluding the next quarterly payment date or (if earlier) the expiry date of such LC. Such installments shall be paid on the last Business Day of each March, June, September, and December. Each such installment shall be in an amount equal to the product of (a) the Applicable Margin for Eurodollar Borrowings in effect on the date of payment of such fee (and applied on a per annum basis) times (b) the face amount of such LC, and pro rated (in accordance with SECTION 5.1(F)) for the period for which such installment is due.

     5.4 LC ISSUANCE AND FRONTING FEES. Borrower shall pay Administrative Agent, as the issuer of LCs and for the individual account of Administrative Agent, an LC issuance and fronting fee for each LC, payable in installments in arrears, so long as such LC remains outstanding. Such installments shall be paid for the period from and including the date of issuance of the applicable LC, to but excluding the next quarterly payment date (as hereinafter specified), and thereafter for the period from and including such quarterly payment date to but excluding the next quarterly payment date or (if earlier) the expiry date of such LC. Such installments shall be paid on the last Business Day of each March, June,

September, and December. Each such installment shall be in an amount equal to the product of (a) 12.5 basis points (0.125%) per annum times (b) the face amount of such LC, and pro rated (in accordance with SECTION 5.1(F)) for the period for which such installment is due. In addition, Borrower shall pay to Administrative Agent, for its individual account, standard administrative charges for LC amendments provided for in SECTION 2.2(C).

     5.5 COMMITMENT FEES. Following the Closing Date, Borrower shall pay to Administrative Agent, for the ratable account of Lenders, a commitment fee, payable in installments in arrears, on the last Business Day of each March, June, September, and December and on the Maturity Date. Each installment shall be, in an amount equal to the product of (a) daily Unused Commitment times (b)
(i) 37.5 basis points (0.375%) at all times during which the Unused Commitment is equal to or greater than fifty percent (50%) of the Total Commitment and (ii) 25 basis points (0.25%) at all times during which the Unused Commitment is less than fifty percent (50%) of the Total Commitment, in each case during the period from and including the last payment date to and excluding the payment date for such installment.

SECTION 6 GUARANTIES AND COLLATERAL.

     6.1 SUBSIDIARY GUARANTY. Pursuant to the Subsidiary Guaranty, each Subsidiary Guarantor shall unconditionally guarantee in favor of Administrative Agent on behalf of the Lenders the full payment and performance of the Obligation; provided that if any Subsidiary Guarantor hereunder is no longer required to be a Subsidiary Guarantor pursuant to the definition thereof, then, upon the request of Borrower, Administrative Agent shall, so long as no Potential Default or Event of Default exists or would result therefrom, release such Subsidiary Guarantor from the Subsidiary Guaranty pursuant to a release in form and substance reasonably acceptable to Administrative Agent and Borrower.

     6.2 COLLATERAL. As more fully described in the Security Documents, Borrower shall cause each Obligor holding title to a Collateral Property to grant to Administrative Agent, for the ratable benefit of the Lenders, as security for the payment and performance of the Obligation, a valid, enforceable, perfected, first priority, and only Lien on and to the Collateral Property (subject to Permitted Liens), together with assignments of all Rents, Leases, Management Agreements, operating agreements, and other contracts related to the Collateral Property.

SECTION 7 CONDITIONS PRECEDENT.

     7.1 CONDITIONS PRECEDENT TO CLOSING. This Agreement shall not become effective, and Lenders shall not be obligated to make any Credit Extension, unless the following conditions precedent are satisfied on or before the Closing
Date:

          (A) BORROWER DOCUMENTS. Borrower shall deliver or cause to be delivered to Administrative Agent the following, each, unless otherwise noted, dated as of the Closing Date:

               (I) certified copies of its Constituent Documents, together with a good standing certificate or its equivalent from the Secretary of State of the state of its incorporation and each other state in which it is qualified as a foreign corporation to do business, each dated a recent date prior to the Closing Date;

               (II) an Officer's Certificate of Borrower certifying (A) its Constituent Documents, (B) resolutions of its Board of Directors approving and authorizing the execution, delivery, and performance of this Agreement and the other Loan Documents, certified as of the Closing Date as being in full force and effect without modification or amendment, and (C) signatures and incumbency of its officers executing this Agreement and the other Loan Documents;

               (III) executed originals of this Agreement, the Notes, the Subsidiary Guaranty, the Security Documents, and the other Loan Documents to be executed by Borrower;

               (IV) evidence as of a recent date prior to the Closing Date that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect;

               (V) evidence that seventy-five percent (75%) or more of the Consolidated Debt as of June 30, 2006 is subject to a fixed rate of interest by the terms of such Debt, or pursuant to Interest Rate Hedging Arrangements with respect to such Debt; and

               (VI) such other documents as Administrative Agent may reasonably request.

          (B) SUBSIDIARY GUARANTORS. Borrower shall deliver or cause to be delivered to Administrative Agent the following with respect to each Subsidiary Guarantor, each, unless otherwise noted, dated as of the Closing Date:

               (I) certified copies of its Constituent Documents, together with a good standing certificate or its equivalent from its jurisdiction of incorporation, formation, or organization and of its principal place of business, dated a recent date prior to the Closing Date;

               (II) an Officer's Certificate of each Subsidiary Guarantor certifying (A) its Constituent Documents, (B) resolutions of its Board of Directors approving and authorizing the execution, delivery, and performance of the Loan Documents to which it is a party, certified as of the Closing Date as being in full force and effect without modification or amendment, and (C) signatures and incumbency of its officers executing the Loan Documents to which it is a party;

               (III) executed originals of the Loan Documents to which it is a party; and

               (IV) such other documents as Administrative Agent may reasonably request.

          (C) INITIAL COLLATERAL PROPERTY DOCUMENTS. Administrative Agent shall have received the following:

               (I) (A) a survey of the Initial Collateral Property and improvements thereon satisfactory to Administrative Agent and the Title Company; and (B) a flood insurance policy in an amount required by Administrative Agent, but in no event less than the amount sufficient to meet the requirements of applicable law and the Flood Disaster Protection Act of 1973, or evidence satisfactory to Administrative Agent that none of the Initial Collateral Property is located in a flood hazard area;

               (II) with respect to the Initial Collateral Property: true and correct copies of each Existing Lease, and any guarantees thereof;

               (III) evidence satisfactory to Administrative Agent that no portion of the Initial Collateral Property is "wetlands" under any applicable Legal Requirement and the Initial Collateral Property does not contain nor is within or near any area designated as a hazardous waste site by any Governmental Authority, that the Initial Collateral Property or any adjoining property does not contain or has ever contained any Hazardous Material under any Legal Requirement pertaining to health or the environment, and that the Initial Collateral Property or any use or activity thereon does not violate or is or could be subject to any response, remediation, clean up, or other obligation under any Legal Requirement pertaining to health or the environment including without limitation, an Environmental Audit of the Initial Collateral Property, made within thirty (30) days prior to the Closing Date, complying with Administrative Agent's established guidelines, showing that there is no evidence of any Hazardous Material which has been generated, treated, stored, released, or disposed of in the Initial Collateral Property, and such additional evidence as may be required by Administrative Agent. All reports, drafts of reports, and recommendations, whether written or oral, from such engineering firm shall be made available and communicated to Administrative Agent;

               (IV) (A) evidence that the Initial Collateral Property abuts and has fully adequate direct and free access to one or more public streets, dedicated to public use, fully installed and accepted by the appropriate Governmental Authority, that all fees, costs and expenses of the installation and acceptance thereof have been paid in full, and that there are no restrictions on the use and enjoyment of such streets which would adversely affect the Initial Collateral Property;
          (B) evidence that all applicable zoning ordinances, restrictive covenants, and Legal Requirements affecting the Initial Collateral Property permit the use for which the Initial Collateral Property is intended and have been or will be complied with without the existence of any variance, non-complying use, nonconforming use or other special exception; (C) evidence that the Initial Collateral Property and Improvements comply and will comply with all Legal Requirements regarding subdivision and platting and would so comply if the Initial Collateral Property and the Improvements thereon were conveyed as a separate parcel; and (D) evidence of compliance by Initial Collateral Property Owner and the Initial Collateral Property, and any proposed construction, use and occupancy of the Improvements, with such other applicable Legal Requirements as Administrative Agent may request, including all Legal Requirements regarding access and facilities for handicapped or disabled persons including, without limitation and to the extent applicable, The Federal Architectural Barriers Act (42 U.S.C. Section 4151 et seq.), The Fair Housing Amendments Act of 1988 (42 U.S.C. Section 3601 et seq.), The Americans With Disabilities Act of 1990 (42 U.S.C. Section 12101 et seq.), The Rehabilitation Act of 1973 (29 U.S.C. Section 794), and any applicable state requirements;

               (V) evidence satisfactory to Administrative Agent (A) of the identity of all taxing authorities and utility districts (or similar authorities) currently exercising ad valorem or real property taxing or assessment jurisdiction over the Initial Collateral Property or any portion thereof; (B) that all taxes, standby fees and any other similar charges have been paid, and (C) that the Initial Collateral Property is a separate tax lot or lots with separate assessment or assessments of the Initial Collateral Property and Improvements, independent of any other improvements and that the Initial Collateral Property is a separate legally subdivided parcel;

               (VI) executed, acknowledged, and/or sworn to as required counterparts of the Mortgage covering the Initial Collateral Property, which shall have been delivered to the Title Company and released for recordation in the official records of the city or county in which the Initial Collateral Property is located, and UCC-1 financing statements which shall have been furnished for filing in all filing offices that Administrative Agent may require;

               (VII) Title Insurance policy promulgated by the Legal Requirements of the state in which the Initial Collateral Property is located in the amount of the Total Commitment plus any other amount secured by the applicable Mortgage;

               (VIII) (A) evidence that immediately prior to the Closing Date and as of the time the Mortgage covering the Initial Collateral Property will be filed for record: (1) no contract, or memorandum thereof, for construction, design, surveying, or any other service relating to the Initial Collateral Property has been filed for record in the county where the Initial Collateral Property is located; and
          (2) no mechanic's or materialman's Lien claim or notice, lis pendens, judgment, or other claim or encumbrance against the Initial Collateral Property has been filed for record in the county where the Initial Collateral Property is located or in any other public record which by any Legal Requirement provides notice of claims or encumbrances regarding the Initial Collateral Property; (B) a certificate or certificates of a reporting service acceptable to Administrative Agent, reflecting the results of searches made not earlier than forty-five (45) days prior to the Closing Date, (1) of the central and local Uniform Commercial Code records, showing no filings against any of the collateral for the Obligation or against Initial Collateral Property Owner otherwise except as consented to by Administrative Agent; and (2) if required by Administrative Agent, of the appropriate judgment and tax Lien records, showing no outstanding judgment or tax Lien against Initial Collateral Property Owner;

               (IX) to the extent reasonably deemed necessary by Administrative Agent, an executed REA estoppel letter from each party to any REA for the Initial Collateral Property;

               (X) a true and correct copy of each Management Agreement with respect to the Initial Collateral Property;

               (XI) a true and correct copy of each Franchise Agreement;

               (XII) an Acceptable Appraisal of the Initial Collateral Property;

               (XIII) Uniform Commercial Code searches covering Initial Collateral Property Owner, as debtor, and showing no Liens on any of such owner's assets (other than Permitted Liens);

               (XIV) A Collateral Property Budget for the Initial Collateral Property;

               (XV) an Engineer's Audit with respect to the Initial Collateral Property;

               (XVI) a seismic survey with respect to the Initial Collateral Property, commissioned by and addressed to Administrative Agent, conducted by a qualified engineering firm acceptable to Administrative Agent, and in form, scope and substance acceptable to Administrative Agent;


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

               (XVII) an Insurance Audit; and

               (XVIII) such other documents as Administrative Agent may reasonably request.

          (D) OPINIONS OF COUNSEL FOR OBLIGORS. The Credit Parties and their respective counsel shall have received originally executed copies of a favorable written opinion of counsel for Obligors, addressed to the Credit Parties, in form and substance reasonably satisfactory to Administrative Agent and its counsel, dated as of the Closing Date, and setting forth substantially the matters in the opinions designated in EXHIBIT D and as to such other matters as Administrative Agent, acting on behalf of the Credit Parties, may reasonably request.

          (E) FEES. Borrower shall have paid to Administrative Agent, for distribution (as appropriate) to the Credit Parties, the fees payable on the Closing Date referred to in SECTION 5.

          (F) COMPLETION OF PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Administrative Agent and such counsel, and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

          (G) NO MATERIAL ADVERSE EVENT. No Material Adverse Event has occurred since June 30, 2006.

     7.2 CONDITIONS TO ALL CREDIT EXTENSION. The obligations of the Credit Parties to make each Credit Extension (including the initial Credit Extension) are subject to the following conditions precedent:

          (A) NOTICE OF BORROWING; NOTICE OF LC. Administrative Agent shall have received, (i) in the case of a Borrowing, in accordance with the provisions of
SECTION 2.1, an originally executed Notice of Borrowing, (b) in the case of an LC, in accordance with SECTION 2.2, a Notice of LC, and (c) in the case of a Swing Line Loan, in accordance with the provisions of SECTION 2.5, an originally executed Notice of Borrowing.

          (B) REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF AGREEMENTS. As of the date of such Credit Extension, the representations and warranties in Loan Documents are true, correct, and complete in all material respects (unless they speak to a specific date or are based on facts which have changed by transactions expressly contemplated or permitted by this Agreement).

          (C) NO DEFAULT. No Potential Default or Event of Default exits or would be caused by the making of such Credit Extension.

          (D) NO INJUNCTION OR RESTRAINING ORDER. No order, judgment, or decree of any Governmental Authority shall purport to enjoin or restrain any Credit Party from making such Credit Extension.

          (E) NO VIOLATION. The making of such Credit Extension shall not violate any Legal Requirement, including Regulation T, Regulation U, or Regulation X of the Board of Governors of the Federal Reserve System.

          (F) OTHER MATTERS. All matters related to such Credit Extension must be satisfactory to Required Lenders and their respective counsel in their reasonable determination, and upon the reasonable request of Administrative Agent, Borrower shall deliver to Administrative Agent evidence substantiating any of the matters in the Loan Documents which are necessary to enable Borrower to qualify for such Credit Extension.

Each condition precedent in this Agreement is material to the transactions contemplated in this Agreement, and time is of the essence in respect of each thereof.

SECTION 8 REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to the Credit Parties that, except as disclosed in the Schedule of Exceptions attached to this Agreement as SCHEDULE 8, the following representations and warranties are true and correct:

     8.1 PURPOSE OF CREDIT FACILITY. Borrower will use all proceeds of Credit Extensions (or will lend such proceeds to, and/or contribute such proceeds to the capital of, one or more of the Companies to use) for one or more of the following: (a) to finance Permitted Acquisitions; (b) to finance Capital Expenditures of the Companies; (c) for working capital; and (d) other lawful corporate purposes of the Companies.

     8.2 EXISTENCE, GOOD STANDING, AUTHORITY, AND AUTHORIZATIONS. Each (a) Obligor is duly organized, validly existing, and in good standing under the Legal Requirements of its jurisdiction of organization and (b) except as is not reasonably likely to result in a Material Adverse Event, each other Company is duly organized, validly existing, and in good standing under the Legal Requirements of its jurisdiction of organization (all such jurisdictions referenced in CLAUSES (A) and (B) being identified on SCHEDULE 8, as supplemented and modified in writing from time to time to reflect any changes to such SCHEDULE as a result of transactions permitted by the Loan Documents). Except as is not reasonably likely to result in a Material Adverse Event, each Company is duly qualified to transact business and is in good standing in each jurisdiction (other than its jurisdiction of organization) where the nature and extent of its business and properties require the same. Except as is not reasonably likely to result in a Material Adverse Event, each Company possesses all the Authorizations, franchises, permits, licenses, certificates of compliance, and approvals and grants of authority necessary or required in the conduct of its respective business, and the same are valid, binding, enforceable, and subsisting without any defaults thereunder or enforceable adverse limitations thereon and are not subject to any proceedings or claims opposing the issuance, development, or use thereof or contesting the validity thereof. Except as is not reasonably likely to result in a Material Adverse Event, no authorization, consent, approval, waiver, license, or formal exemptions from, nor any filing, declaration, or registration with, any Governmental Authority, or non-governmental entity, under the terms of contracts or otherwise, is required by reason of or in connection with the execution and performance of the Loan Documents by each Obligor.

     8.3 SUBSIDIARIES; CAPITAL STOCK. The Companies have no Subsidiaries except as disclosed on SCHEDULE 8 (as supplemented and modified in writing from time to time to reflect any changes to such SCHEDULE as a result of transactions permitted by the Loan Documents). All of the outstanding Stock of each Subsidiary is duly authorized, validly issued, fully paid, and nonassessable and is owned of record and beneficially as set forth on SCHEDULE 8 (as supplemented and modified in writing from time to time to reflect any changes to such SCHEDULE as a result of transactions permitted by the Loan Documents), free and clear of any Liens, restrictions, claims, or rights of another Person, other than Permitted Liens, and none of such Stock owned by any Company is subject to any restriction on transfer thereof except for restrictions imposed by securities Legal Requirements and general corporate Legal Requirements. No Company has outstanding any warrant, option, or other right of any Person to acquire any of its Stock. All of the outstanding Stock in Borrower has been validly issued, and is fully paid and nonassessable.

     8.4 AUTHORIZATION AND CONTRAVENTION. The execution and delivery by each Obligor of each Loan Document to which it is a party and the performance by such Obligor of its obligations thereunder (a) are within the corporate, partnership or limited liability company power of such Obligor, (b) have been duly authorized by all necessary corporate, partnership or limited liability company action on the part of such Obligor, (c) require no action by or in respect of, or filing with, any Governmental Authority, which action or filing has not been taken or made on or prior to the Closing Date (or if later, the date of execution and delivery of such Loan Document), (d) will not violate any provision of the Constituent Documents of any Company, (e) will not violate any provision of any Legal Requirement applicable to any Company, other than such violations which individually or collectively are not reasonably likely to result in a Material Adverse Event, (f) will not violate any material written or oral agreements, contracts, commitments, or understandings to which any Company is a party, other than such violations which are not reasonably likely to result in a Material Adverse Event, or (g) will not result in the creation or imposition of any Lien on any asset of any Company (other than pursuant to the Loan Documents).

     8.5 BINDING EFFECT. Upon execution and delivery by all parties thereto, each Loan Document will constitute a legal, valid, and binding obligation of each Obligor that is a party thereto, enforceable against each such Obligor in accordance with its terms, except as enforceability may be limited by applicable Debtor Relief Laws and general principles of equity.

     8.6 FINANCIAL STATEMENTS. The Current Financials were prepared in accordance with GAAP and present fairly, in all material respects, the consolidated financial condition, results of operations, and cash flows of the Companies as of and for the portion of the fiscal year ending on the date or dates thereof (subject only to normal year-end audit adjustments). There were no material liabilities, direct or indirect, fixed or contingent, of the Companies as of the date or dates of the Current Financials which are required under GAAP to be reflected therein or in the notes thereto, and are not so reflected. Except for transactions directly related to, or specifically contemplated by, the Loan Documents, there have been no changes in the consolidated financial condition of the Companies from that shown in the Current Financials after such date which is reasonably likely to result in a Material Adverse Event, nor has any Company incurred any liability (including any liability under any Environmental Law), direct or indirect, fixed or contingent, after such date which is reasonably likely to result in a Material Adverse Event.

     8.7 LITIGATION, CLAIMS, INVESTIGATIONS. No Company is subject to, or aware of the threat of, any Litigation which is reasonably likely to be determined adversely to any Company, and, if so adversely determined, is reasonably likely (individually or collectively with other Litigation) to result in a Material Adverse Event. There are no outstanding orders or judgments for the payment of money in excess of $2,500,000 (individually or collectively) or any warrant of attachment, sequestration, or similar proceeding against the assets of any Company having a value (individually or collectively) of $2,500,000 or more which are not either (a) stayed on appeal, or (b) being contested in good faith by appropriate proceedings diligently conducted, and against which reserves or other provisions required by GAAP have been made. There are no formal complaints, suits, claims, investigations, or proceedings initiated at or by any Governmental Authority pending or threatened by or against any Company which are reasonably likely to result in a Material Adverse Event, nor any judgments, decrees, or orders of any Governmental Authority outstanding against any Company that are reasonably likely to result in a Material Adverse Event.

     8.8 TAXES. All Tax returns of each Company required to be filed have been filed (or extensions have been granted) prior to delinquency, except for any such returns for which the failure to so file is not reasonably likely to result in a Material Adverse Event, and all Taxes imposed upon each Company which are due and payable have been paid prior to delinquency, other than Taxes (a) that are being contested in good faith by appropriate proceedings diligently conducted, and against which reserves or other provisions required by GAAP have been made, or (b) for which nonpayment thereof is not reasonably likely to result in a Material Adverse Event.

     8.9 ENVIRONMENTAL MATTERS. Each Company has conducted a review of the effect of Environmental Laws and any claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations, and properties, and as a result thereof each Company has reasonably concluded that such Environmental Laws and any such claims could not, individually or in the aggregate, reasonably be expected to cause a Material Adverse Event.

     8.10 EMPLOYEE BENEFIT PLANS. Except as is not reasonably likely to result in a Material Adverse Event (a) no Employee Plan has incurred an accumulated funding deficiency, as defined in Section 302 of ERISA and Section 412 of the Tax Code, (b) neither Borrower nor any ERISA Affiliate has incurred material liability which is currently due and remains unpaid under Title IV of ERISA to the PBGC or to an Employee Plan in connection with any such Employee Plan, (c) neither Borrower nor any ERISA Affiliate has withdrawn in whole or in part from participation in a Multiemployer Plan, (d) Borrower has not engaged in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Tax Code), and (e) no Reportable Event has occurred. Except as is not reasonably likely to result in a Material Adverse Event, the present value of all benefit liabilities within the meaning of Title IV of ERISA under each Employee Plan (based on those actuarial assumptions used to fund such Employee
Plan) did not, as of the last annual valuation date for the plan year of such Plan, exceed the value of the assets of such Employee Plan, and the total present values of all benefit liabilities within the meaning of Title IV of ERISA of all Employee Plans (based on the actuarial assumptions used to fund each such Plan) did not, as of the respective annual valuation dates for the plan year of each such Plan, exceed the value of the assets of all such plans.

     8.11 PROPERTIES; LIENS. Each Company has good and marketable title to all its property reflected on the Current Financials, except for property that (a) that is obsolete, or (b) has been disposed of in the ordinary course of business or as otherwise permitted by the Loan Documents. Except for Permitted Liens, there is no Lien on any on any of the Collateral Properties, and the execution, delivery, performance, or observance of the Loan Documents will not require or result in the creation of any Lien on such property. Each Obligor holding title to a Collateral Property will preserve its title to such Collateral Property, will forever warrant and defend the same to Lenders, and will forever warrant and defend the validity and priority of the Liens of the Loan Documents with respect to each such Collateral Property against the claims of all Persons whomsoever.

     8.12 GOVERNMENT REGULATIONS.

          (A) No Company is currently engaged and will not engage, principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U. No part of the proceeds of any Credit Extension will be used, directly or indirectly, for a purpose which violates any Legal Requirement, including the provisions of Regulations T, U, or X (as enacted by the Board of Governors of the Federal Reserve System, as amended)

          (B) No Company, any Person Controlling a Company, or any Subsidiary thereof is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

     8.13 TRANSACTIONS WITH AFFILIATES. No Company is a party to a transaction with any of its Affiliates, other than transactions with one or more other Companies (which may or may not be on an arm's length basis) and transactions with other Affiliates in the ordinary course of business and upon fair and reasonable terms not materially less favorable than such Company could obtain or could become entitled to in an arm's-length transaction with a Person that was not its Affiliate.

     8.14 MATERIAL AGREEMENTS. There exists no default under any contracts material to the respective business of the Companies that is reasonably likely to result in a Material Adverse Event. There is no failure of any written or oral agreements, contracts, commitments, or understandings to which any Company is a party to be in full force and effect which is reasonably likely to result in a Material Adverse Event, and no default or potential default exists on the part of any Company thereunder which is reasonably likely to result in a Material Adverse Event.

     8.15 INSURANCE. Each Company maintains, with financially sound, responsible, and reputable insurance companies or associations, insurance concerning its properties and businesses against such casualties and contingencies and of such types and in such amounts (and with co-insurance and deductibles) as is customary in the case of same or similar businesses.

     8.16 LABOR MATTERS. There are no actual or threatened strikes, labor disputes, slow downs, walkouts, or other concerted interruptions of operations by the employees of any Company that are reasonably likely to result in a Material Adverse Event. Hours worked by and payment made to employees of the Companies have not been in violation of the Fair Labor Standards Act or any other Legal Requirements, other than any such violations which are not, individually or collectively, reasonably likely to result in a Material Adverse Event. All payments due from any Company on account of employee health and welfare insurance have been paid or accrued as a liability on its books, other than any such non-payment which is not, individually or collectively, reasonably likely to result in a Material Adverse Event.

     8.17 SOLVENCY. At the time of each Credit Extension hereunder and on the date of each Permitted Acquisition, each Obligor is (and after giving effect to the transactions contemplated by the Loan Documents, any Permitted Acquisition, and any incurrence of additional Debt, will be) Solvent.

     8.18 INTELLECTUAL PROPERTY. Except as is not reasonably likely to result in a Material Adverse Event, each Company owns or has sufficient and legally enforceable rights to use all material licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, and trade names necessary to continue to conduct its businesses as heretofore conducted by it, now conducted by it, and now proposed to be conducted by it. Each Company is conducting its business without infringement or claim of infringement of any license, patent, copyright, service mark, trademark, trade name, trade secret, or other intellectual property right of others, other than any such infringements or claims which, if successfully asserted against or determined adversely to any Company, are not, individually or collectively, reasonably likely to result in a Material Adverse Event.

     8.19 COMPLIANCE WITH LEGAL REQUIREMENTS. No Company is in violation of any Legal Requirements (including Environmental Laws), other than such violations which are not, individually or collectively, reasonably likely to result in a Material Adverse Event. No Company has received notice alleging any non-compliance with any Legal Requirements, except for such non-compliance which no longer exists or which is not reasonably likely to result in a Material Adverse Event.

     8.20 TRADENAMES. No Company has used or transacted business under any other corporate or trade name in the five (5) year period preceding the date hereof.

     8.21 FULL DISCLOSURE. There is no material fact or condition relating to the Loan Documents or the financial condition, business, or property of any Company which is reasonably likely to result in a Material Adverse Event and which has not been related, in writing, to Administrative Agent. All information heretofore furnished by any Company to any Credit Party in connection with the Loan Documents was, and all such information hereafter furnished by any Company to any Credit Party will be, true and accurate in all material respects or based on reasonable estimates on the date as of which such information is stated or certified.

     8.22 DRAINAGE/CONDEMNATION/ZONING. The Improvements have not been damaged and not repaired and are not the subject of any pending or threatened condemnation or adverse zoning proceeding, except as could not reasonably be expected to cause a Material Property Event.

     8.23 PROPERTY CONDITION. Except as is not reasonably likely to result in a Material Property Event: (a) to the knowledge of the applicable Obligor, the Plans are complete in all material respects, contain all necessary detail, are satisfactory to the applicable Obligor, have been approved by all applicable Governmental Authorities and comply with all applicable Legal Requirements, restrictive covenants, rules and regulations; (b) no Collateral Property is part of a larger tract of property owned by an Obligor, is otherwise included under any unity of title or similar covenant with other property not owned by an Obligor, nor fails to constitute a separate tax lot or lots with a separate tax assessment or assessments for such Collateral Property and the Improvements related thereto, independent of those for any other property or improvements;
(c) each Collateral Property complies with all Legal Requirements, including all subdivision and platting requirements, without reliance on any adjoining or neighboring property; (d) the Improvements comply with all Legal Requirements regarding access and facilities for handicapped or disabled persons; (e) no Obligor has directly or indirectly conveyed, assigned or otherwise disposed of or transferred (or agreed to do so) any development rights, air rights, or other similar rights, privileges, or attributes with respect to any Collateral Property, including those arising under any zoning or property use ordinance or other Legal Requirement; (f) all utility services necessary for the use of the Collateral Properties and the Improvements and the operation thereof for their intended purpose are satisfactory; (g) except as otherwise provided for in the Loan Documents, no Obligor has made a contract or arrangement of any kind the performance of which by the other party thereto would give rise to a Lien on any Collateral Property; (h) the current and anticipated use of each Collateral Property complies with all applicable zoning ordinances, regulations, and restrictive covenants affecting such Collateral Property without the existence of any variance, non-complying use, nonconforming use, or other special exception, all use restrictions of any Governmental Authority having jurisdiction have been satisfied, and no violation of any Legal Requirement or regulation exists with respect thereto.

     8.24 REPRESENTATIONS CONCERNING LEASES.

          (a) The Initial Collateral Property Owner has delivered to Administrative Agent a true and correct copy of each of the Existing Leases and each guarantee thereof (if any), and no such Existing Lease or guarantee contains any option to purchase all or any portion of the Initial Collateral Property or any interest therein or contains any right of first refusal relating to any sale of the Initial Collateral Property or any portion thereof or interest therein;

          (b) With respect to each additional Collateral Property pledged pursuant to SECTION 2.7(A)(XI), no lease or guarantee with respect to such additional Collateral Property contains any option to purchase all or any portion of such additional Collateral Property or any interest therein or contains any right of first refusal relating to any sale of such additional Collateral Property or any portion thereof or interest therein.

     8.25 CONDEMNATION. No condemnation or other proceeding has been commenced or, to Borrower's knowledge, is threatened or contemplated with respect to all or any portion of any Collateral Property or for the relocation of roadways providing access to any Collateral Property except where such condemnation or other proceeding could not reasonably be expected to cause a Material Property Event.

     8.26 CONTRACTS. The copy of any construction, architectural design, management, brokerage, or contract relating to any Collateral Property furnished or to be furnished to Administrative Agent is and shall be a true and complete copy thereof, and that no Obligor's interest therein is subject to any claim, setoff, or encumbrance.

     8.27 RECIPROCAL AGREEMENTS.

          (A) No Obligor is currently in default in any respect (nor has any notice been given or received with respect to an alleged or current default) under any of the terms and conditions of any REA, and each REA remains unmodified and in full force and effect except where such failure could not reasonably be expected to cause a Material Property Event.

          (B) All sums due and owing by any Obligor to the other parties to each REA (or by the other parties to each REA to any Obligor) pursuant to the terms of such REA, have been paid, are current, and no lien has attached on any Collateral Property (or threat thereof been made) for failure to pay any of the foregoing except where such failure could not reasonably be expected to cause a Material Property Event.

     8.28 MANAGEMENT AGREEMENTS. Each Management Agreement with respect to any Collateral Property is in full force and effect.

     8.29 FRANCHISE AGREEMENTS. Each Franchise Agreement with respect to any Collateral Property is in full force and effect.


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

SECTION 9 AFFIRMATIVE COVENANTS. Borrower covenants and agrees to perform, observe, and comply with each of the following covenants, from the Closing Date and so long thereafter as Lenders are committed to make any Credit Extensions under this Agreement and thereafter until the payment in full of all Principal Debt (and termination of all outstanding LCs, if any) and payment in full of all other interest, fees, and other amounts of the Obligation then due and owing, unless Borrower receives a prior written consent to the contrary by Administrative Agent as authorized by Required Lenders (or all Lenders if required by SECTION 14.11):

     9.1 USE OF PROCEEDS. Borrower shall use the proceeds of all Credit Extensions only for the purposes represented in SECTION 8.1.

     9.2 BOOKS AND RECORDS. Borrower shall, and shall cause each other Company to, maintain books, records, and accounts necessary to prepare all Financial Statements in accordance with GAAP.

     9.3 ITEMS TO BE FURNISHED. Borrower shall cause the following to be furnished to Administrative Agent (with sufficient copies for each Lender):

          (A) ANNUAL FINANCIAL STATEMENTS. Promptly after preparation, and no later than one hundred twenty (120) days after the last day of each fiscal year of Borrower, Financial Statements showing the consolidated financial condition and results of operations for the Companies as of, and for the year ended on, such day, in each case setting forth in comparative form the figures for the preceding fiscal year, accompanied by:

               (I) the unqualified opinion of a firm of nationally-recognized independent certified public accountants, based on an audit using generally accepted auditing standards, that such Financial Statements were prepared in accordance with GAAP and present fairly the consolidated financial condition and results of operations of the Companies and, if required to be prepared under applicable SEC regulations, an opinion of such independent certified public accountants independently assessing the Companies' internal controls over financial reporting in accordance with Item 308 of SEC Regulation S-K, Public Company Accounting Oversight Board Auditing Standard No. 2, and Section 404 of Sarbanes-Oxley expressing a conclusion that contains no statement that there is a material weakness in such internal controls, except for such material weaknesses as are not reasonably likely to result in a Material Adverse Event;

               (II) a certificate from such accounting firm to Administrative Agent on behalf of Lenders indicating that during its audit it obtained no knowledge of any Event of Default or, if it obtained such knowledge, the nature and period of existence thereof;

               (III) a Compliance Certificate; and

               (IV) such revised or updated Schedules as are required by
          SECTION 9.3(G).

          (B) PERIODIC FINANCIAL STATEMENTS. Promptly after preparation, and no later than sixty (60) days after the last day of each fiscal quarter of Borrower other than the last fiscal quarter of Borrower's fiscal year, unaudited Financial Statements showing the consolidated financial condition and results of operations for the Companies as of, and for the fiscal quarter (and, if different, for the year-to-date period) ended on, such day, in each case setting forth in comparative form the figures for the corresponding period(s) of the preceding fiscal year, accompanied by a Compliance Certificate with respect to such Financial Statements and such revised or updated Schedules as are required by SECTION 9.3(G).

          (C) COMPANIES BUDGET. Promptly upon request by Administrative Agent, the Companies Budget for the current fiscal year, in the case of a request made following the first fiscal quarter of the current fiscal year, or for the preceding fiscal year, in the case of a request made during the first fiscal quarter of the current fiscal year, accompanied by a certificate executed by a Responsible Officer, certifying that such Companies Budget was prepared based on assumptions which Borrower believes are reasonable.

          (D) COLLATERAL PROPERTIES BUDGET. On or prior to the end of the first fiscal quarter of each fiscal year of each Obligor holding title to a Collateral Property, the Collateral Property Budget for such Collateral Property for such fiscal year, accompanied by a certificate executed by a Responsible Officer of such Obligor, certifying that such Collateral Property Budget was prepared based on assumptions which the Obligor believes are reasonable.

          (E) COLLATERAL PROPERTY REPORTS. Promptly after preparation, and no later than thirty (30) days after the last day of each calendar month, statements showing the unaudited results of operations for each Collateral Property calculated for such Collateral Property for such calendar month, accompanied by a certificate executed by a Responsible Officer of such Obligor, certifying such statement.

          (F) NOTICES OF LITIGATION, DEFAULTS, ETC. Notice, promptly after any Responsible Officer of Borrower knows or has reason to know of (i) the existence and status of any Litigation which could reasonably be likely to result in a Material Adverse Event, or of any order or judgment for the payment of money which (individually or collectively) is in excess of $2,500,000, or any warrant of attachment, sequestration, or similar proceeding against the assets of any Company having a value (individually or collectively) of $2,500,000, (ii) any material change in any material fact or circumstance represented or warranted in any Loan Document which could reasonably be likely to result in a Material Adverse Event, (iii) any Potential Default or Event of Default, specifying the nature thereof and what action Borrower or any other Company has taken, is taking, or proposes to take with respect thereto, (iv) the receipt by any Company of any notice from any Governmental Authority of the expiration without renewal, termination, material modification or suspension of, or institution of any proceedings to terminate, materially modify, or suspend, any Authorization which any Company is required to hold in order to operate its business in compliance with all Legal Requirements, other than such expirations, terminations, suspensions, or modifications which individually or in the aggregate are not reasonably likely to result in a Material Adverse Event, (v) any federal, state, or local statute, regulation, or ordinance or judicial or administrative order limiting or controlling the operations of any Company which has been issued or adopted after the Closing Date and which could reasonably be likely to result in a Material Adverse Event, (vi) the receipt by any Company of notice of any violation or alleged violation of any Environmental Law, which violation or alleged violation could individually or collectively with other such violations or allegations, reasonably be likely to result in a Material Adverse Event, (vii) (A) the occurrence of a Reportable Event that, alone or together with any other Reportable Event, could reasonably be expected to result in liability of any Company to the PBGC in an aggregate amount exceeding $2,500,000; (B) any expressed statement in writing on the part of the PBGC of its intention to terminate any Employee Plan or Plans; (C) Borrower's or an ERISA

Affiliate's becoming obligated to file with the PBGC a notice of failure to make a required installment or other payment with respect to an Employee Plan; or (D) the receipt by Borrower or an ERISA Affiliate from the sponsor of a Multiemployer Plan of either a notice concerning the imposition of withdrawal liability in an aggregate amount exceeding $2,500,000 or of the impending termination or reorganization of such Multiemployer Plan, (viii) any litigation, arbitration, or governmental investigation or proceeding instituted or threatened against any Collateral Property, and any material development therein to the extent such litigation, arbitration, or governmental investigation or proceeding instituted or threatened against any Collateral Property could reasonably be likely to result in a Material Property Event, (ix) any actual or threatened condemnation of any material portion of any Collateral Property, any negotiations with respect to any such taking, or any loss of or substantial damage to the Collateral Property to the extent such actual or threatened condemnation could reasonably be likely to result in a Material Property Event,
(x) any notice received by any Obligor with respect to the cancellation, alteration, or non renewal of any required insurance coverage maintained with respect to any Collateral Property, (xi) any required and material permit, license, certificate, or approval with respect to a Collateral Property lapses or ceases to be in full force and effect, and (xii) any claim from any person that any Collateral Property, or any use, activity, operation, or maintenance thereof or thereon, is not in material compliance with any Legal Requirement, if such claim is reasonably to result in a Material Property Event.

          (G) SCHEDULE AND EXHIBIT UPDATES. Each time that Borrower furnishes its Financial Statements to Administrative Agent pursuant to SECTION 9.3(A) or
SECTION 9.3(B), such revised or updated SCHEDULES as may be necessary or appropriate to update or correct any of the information or disclosures provided on any of the SCHEDULES delivered pursuant to this Agreement or any Loan Documents that are outdated or incorrect in any material respect.

          (H) GOVERNMENTAL REPORTS. Upon request by Administrative Agent, true, correct, and complete copies of any material reports or filings filed by or on behalf of any Company with any Governmental Authority (including the Securities and Exchange Commission).

          (I) SEC FILINGS. Upon request by Administrative Agent, a true, correct, and complete copy of each Form 10-K, Form 10-Q, and Form 8-K filed by or on behalf of any Company with the Securities and Exchange Commission.

          (J) OTHER INFORMATION. Promptly upon request therefor by any Credit Party, such information (not otherwise required to be furnished under the Loan Documents) respecting the business affairs, assets, and liabilities of the Companies, and such opinions, certifications, and documents, in addition to those mentioned in this Agreement, as are reasonably requested.

     9.4 INSPECTIONS AND PROPERTY VISITS. Borrower shall, and shall cause each Obligor to, upon reasonable notice, allow any Credit Party (or its Representatives) to inspect any Collateral Properties, and to review reports, files, and other records related to Collateral Properties and to make and take away copies thereof, from time to time during reasonable business hours. Borrower shall, and shall cause each of its Subsidiaries to, upon reasonable notice, allow any Credit Party (or its Representatives) to visit any of the other Properties during reasonable business hours.

     9.5 TAXES. Borrower shall, and shall cause each other Company to (a) promptly pay when due any and all Taxes other than (i) Taxes the applicability, amount, or validity of which is being


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

contested in good faith by appropriate proceedings diligently conducted, and against which reserves or other provisions required by GAAP have been made, and in respect of which levy and execution of any lien securing same have been and continue to be stayed, and (ii) Taxes the nonpayment of which is not reasonably likely to result in a Material Adverse Event, (b) shall not, directly or indirectly, use any portion of the proceeds of any Borrowing to pay the wages of employees unless a timely payment to or deposit with the appropriate Governmental Authorities of all amounts of Tax required to be deducted and withheld with respect to such wages is also made, and (c) notify Administrative Agent immediately if the Internal Revenue Service or any other taxing authority commences or notifies any Company of its intention to commence an audit or investigation with respect to any material Taxes of any kind due or alleged to be due from any Company.

     9.6 PAYMENT OF OBLIGATION. Borrower shall pay the Obligation in accordance with the terms and provisions of the Loan Documents. Borrower shall, and shall cause each other Company to promptly pay (or renew and extend) all of its material obligations as the same become due (unless such obligations (other than the Obligation are being contested in good faith by appropriate proceedings).

     9.7 MAINTENANCE OF EXISTENCE, ASSETS, AND BUSINESS. Except as otherwise permitted by SECTION 10.13 and except as is not reasonably likely to result in a Material Adverse Event, Borrower shall, and shall cause each other Company to, at all times: (a) maintain its existence and good standing in the jurisdiction of its organization and its authority to transact business in all other jurisdictions where it is transacting business; (b) maintain all licenses, permits, and franchises necessary for its business; (c) keep all of its assets which are useful in and necessary to its business in good working order and condition (ordinary wear and tear excepted) and make all necessary repairs thereto and replacements thereof; and (d) do all things necessary to obtain, renew, extend, and continue in effect all Authorizations which may at any time and from time to time be necessary for the Companies to operate their businesses in compliance with all Legal Requirements.

     9.8 INSURANCE.

          (A) GENERALLY. Borrower shall, and shall cause each other Company to, maintain with financially sound, responsible, and reputable insurance companies or associations (or, as to workers' compensation or similar insurance, with an insurance fund or by self-insurance authorized by the jurisdictions in which it operates), insurance reasonably acceptable to Administrative Agent concerning its properties and businesses against casualties and contingencies and of types and in amounts (and with co insurance and deductibles) as is customary in the case of similar businesses. At Administrative Agent's request, Borrower shall, and shall cause each Company to, promptly deliver to Administrative Agent evidence of insurance for each policy of insurance and evidence of payment of all premiums. Without limiting the foregoing, to the extent any Company owns any Collateral Property, such Company will maintain insurance concerning such Collateral Property of the types and amounts as set forth in SCHEDULE 9.8. In clarification of the foregoing, in the event a casualty occurs due to any event that is required to be insured hereunder (e.g., an earthquake), Borrower or such Company shall continue to maintain at all times the insurance coverage required with respect to such event, including during the occurrence of an on-going casualty, settlement of insurance claims after the casualty, and during the course of any post-event restoration or repairs to such Collateral Property. Borrower or such Company shall perform the obligations set forth herein and in the attached SCHEDULE 9.8 as and when required herein or therein, and Administrative Agent and Lenders shall have the rights and remedies set forth herein.


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

          (B) APPLICATION OF PROCEEDS.

               (i) Borrower or such other Obligor owning the applicable Collateral Property shall give prompt notice to Administrative Agent of any damage, destruction or casualty to the such Collateral Property or any part thereof, whether or not covered by insurance, the cost of restoration of which is in excess of $100,000.

               (ii) Provided no Event of Default shall have occurred and be continuing, such Obligor may make a proof of loss and adjust and compromise any claim under any insurance policy, and such Obligor may appear in and prosecute any action arising from such insurance policy, and collect and receive the proceeds of any and all insurance that may become payable with respect to any damage, destruction or casualty to such Collateral Property, in each of the foregoing cases, so long as
          (A) the cost of the repair or restoration necessitated by such damage, destruction or casualty, in the reasonable estimate of Administrative Agent, will not exceed $500,000, and (B) subject to the limitation that in the event Administrative Agent determines that such Obligor is not diligently proceeding with any of the foregoing actions, Administrative Agent shall have the right, but not the obligation, to revoke such Obligor's right to take any of the foregoing actions by delivering a notice of same to such Obligor, which revocation shall be effective immediately upon such Obligor's receipt of such notice, and to take such actions in such Obligor's stead. Provided no Event of Default shall have occurred and be continuing, such Obligor shall use all such proceeds actually received by it to restore or rebuild such Collateral Property to a condition reasonably satisfactory to Administrative Agent, but in any event to substantially the same character and condition as prior to such damage, destruction or casualty and in compliance with all construction codes and ordinances. Any insurance proceeds which may remain after payment of all costs and expenses of such repair and restoration shall be retained by such Obligor.

               (iii) If the cost of restoration or repair of any damage, destruction or casualty to such Collateral Property, or any part thereof, in the reasonable estimate of Administrative Agent, will equal or exceed $500,000, Administrative Agent may collect the proceeds of any and all insurance (including as set forth in SECTION 9.8(B)(V)) that may become payable with respect thereto (and such Obligor hereby authorizes and directs any insurance company to make payments of such proceeds directly to Administrative Agent at Administrative Agent's request). Any such insurance proceeds shall be made available to such Obligor for the restoration and repair of the Collateral Property from time to time as such restoration or repair progresses, subject to compliance by such Obligor with SECTION 9.21 hereof and to compliance by such Obligor with the following terms and conditions:

                    (A) No Event of Default shall have occurred and be
               continuing;

                    (B) such Obligor shall deposit with Administrative Agent
               sums in an amount at least equal to the excess, if any, of Administrative Agent's reasonable estimate of the aggregate costs and expenses of restoration and repair of such Collateral Property, over the amount of insurance proceeds payable with respect to such damage, destruction or casualty, which additional sums shall be disbursed by Administrative Agent prior to any disbursements of insurance proceeds;


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

                    (C) if the cost of restoration or repair of such damage,
               destruction or casualty to such Collateral Property, or any part thereof, in the reasonable estimate of Administrative Agent, will equal or exceed $10,000,000, then Administrative Agent shall have been provided an Acceptable Appraisal (and Administrative Agent shall provide such appraisal to Lenders), certifying that upon completion of the repairs and restoration of the Collateral Property the outstanding Principal Debt shall not exceed seventy (70%) percent of the Appraised Value as set forth in the then-most recent Acceptable Appraisal;

                    (D) In Administrative Agent's reasonable judgment, the
               repairs and renovations can be completed at least twelve (12) months prior to the Maturity Date;

                    (E) Administrative Agent shall have received architectural and/or engineering plans and specifications for all restoration and repairs and an estimate of the costs and expenses of all such restoration and repairs, all of which shall be in form reasonably acceptable to Administrative Agent;

                    (F) Prior to any disbursement by Administrative Agent, the following information and documentation shall have been obtained by such Obligor, at such Obligor's expense, and submitted to Administrative Agent, which information and documentation shall be in form and substance reasonably satisfactory to Administrative Agent: (1) a request for disbursement signed by such Obligor, accompanied by billing statements, vouchers or invoices, which request for disbursement shall expressly warrant that the work with respect to which the advance is requested has been performed in all material respects in accordance with the approved plans and specifications for the restoration or repair;
               (2) proof that all invoices for labor and materials previously submitted by such Obligor and approved and reimbursed by Administrative Agent have been paid, except for those the subject of the current request for disbursement; (3) Lien waivers for all payees under previous requests for advances; (4) a report from such Obligor's architect or, if Administrative Agent shall elect, such consultant as Administrative Agent shall retain, which shall specify the percentage of completion of restoration or repair, shall provide detailed comments on specific work performed since the date of the last such report, and, if required by Administrative Agent, an estimate of the cost to complete the restoration and repair after taking into account the work then completed; (5) at the request of Administrative Agent, an endorsement of the Title Insurance Policy, which endorsement shall show no Liens of record or additional encumbrances not acceptable to Administrative Agent; (6) copies of the agreements pursuant to which the restoration or repair shall be done, and which also shall be reasonably satisfactory to Administrative Agent as to the party performing the construction obligations thereunder; (7) an assignment to Administrative Agent for the benefit of Lenders of all construction and design-professional contracts (which may be pursuant to the Mortgage), together with the written consent to such assignments by all parties to such contracts (which may be included in any such contract); and (8) such other information and documentation as Administrative Agent may reasonably request regarding the Improvements and the restoration or repairs and the cost thereof.

               In the event each of the conditions set forth in CLAUSES (A) through (E) above is not satisfied within one hundred twenty (120) days from and after the date of the respective damage, destruction or casualty, then Administrative Agent may apply the insurance proceeds actually received by it to the payment of the Obligation in such order and manner as is set forth herein.

               (iv) Prior to application or disbursal of any insurance proceeds received by Administrative Agent under this SECTION 9.8, and without limiting the provisions set forth in SECTION 12.10, Administrative Agent may deduct therefrom any expenses reasonably incurred by Administrative Agent in connection with the collection or handling of such proceeds, it being understood and agreed that neither Administrative Agent nor Lenders shall be, under any circumstances, liable or responsible for failure to collect, or to exercise diligence in the collection of, any such proceeds, and upon the request of such Obligor, Administrative Agent shall provide such Obligor with a written summary of all expenses deducted from such proceeds.

               (v) All proceeds of business interruption (including rental income), extra expense or other loss of income insurance proceeds shall also be deposited with Administrative Agent as further security for the Obligation. Administrative Agent shall disburse such proceeds at such Obligor's written request from time to time on a monthly basis to pay for reasonable and necessary expenses of such Collateral Property incurred in the ordinary course of the ownership, maintenance and operation of such Collateral Property and in accordance with the applicable Collateral Property Budget provided that the payment of such expense is not prohibited by the terms hereof and that no Event of Default has occurred and is continuing. Upon verification by Administrative Agent that such Collateral Property has been restored in accordance with this Agreement and that such Obligor is in compliance with this SECTION 9.8, provided that no Event of Default has occurred and is continuing, the remainder, if any, of such business interruption or other loss of income insurance proceeds shall be paid to such Obligor. From and after the occurrence and during the continuation of an Event of Default, such proceeds may, in Administrative Agent's discretion, be applied to the payment of the Obligations in such order as Administrative Agent may determine.

               (vi) In the event the Mortgage with respect to such Collateral Property is foreclosed or title to such Collateral Property is transferred by a deed in lieu of foreclosure, all right, title, and interest of such Obligor in and to all insurance policies and the proceeds thereof shall inure to the benefit of and pass to Administrative Agent.

               (vii) So long as the Obligor owning the applicable Collateral Property is in compliance with its obligations under this SECTION 9.8(B), the damage, destruction or casualty to the Collateral Property will not be considered an Event of Default under SECTION 11.13(C).

     9.9 PRESERVATION AND PROTECTION OF RIGHTS. Borrower shall, and shall cause each other Company to, perform such acts and duly authorize, execute, acknowledge, deliver, file, and record any additional agreements, documents, instruments, and certificates as Administrative Agent or Required Lenders may reasonably deem necessary or appropriate in order to preserve and protect the rights of the Credit Parties under any Loan Document.

     9.10 ENVIRONMENTAL LAWS. Borrower shall, and shall cause each other Company to (a) conduct its business so as to comply with all applicable Environmental Laws in all material respects


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

and promptly take corrective action to remedy any material non-compliance with any Environmental Law, and (b) promptly investigate and remediate any known Release or threatened Release of any Hazardous Material on any property owned by any Company or at any facility operated by any Company to the extent and degree necessary to comply with all Environmental Laws.

     9.11 COMPLIANCE WITH LEGAL REQUIREMENTS. Borrower shall, and shall cause each other Company to, comply with the provisions of all Legal Requirements applicable to it, and any material written or oral agreement, contract, commitment, or understanding to which it is a party, unless the failure to so comply alone, or when aggregated with all other such non-compliance, could not reasonably be likely to result in a Material Adverse Event.

     9.12 OTHER COLLATERAL PROPERTY INFORMATION. Borrower shall, and shall cause each Obligor holding title to a Collateral Property to, furnish to Administrative Agent from time to time upon Administrative Agent's request, each of the following items with respect to the Collateral Properties: (a) copies of all contracts, bills of sale, statements, receipts, or other documents under which an Obligor claims title to any materials, fixtures, or articles of personal property incorporated or to be incorporated into the Improvements or subject to the Liens of the Mortgages; and (b) such other information relating to the Improvements or the Collateral Properties as Administrative Agent may reasonably request.

     9.13 REPORTS AND TESTING. Borrower shall, and shall cause each Obligor holding title to a Collateral Property to promptly (a) make available to Administrative Agent upon request copies of all reports, studies, inspections and tests made on the Collateral Properties, the Improvements, or any materials to be incorporated into the Improvements, and (b) make such additional tests on the Collateral Properties, the Improvements, or any materials to be incorporated into the Improvements as Administrative Agent reasonably requires.

     9.14 FF&E RESERVE ACCOUNT.

          (A) FUNDING AND INVESTING THE FF&E RESERVE ACCOUNT. In order to further secure the payment and performance of the Obligation, Borrower shall, and shall cause each other Obligor holding title to a Collateral Property to, pledge to Administrative Agent, for the benefit of Lenders, a first priority Lien in the applicable FF&E Reserve Account pursuant to an Assignment of FF&E Reserve Account. The FF&E Reserve with respect to each Collateral Property will be paid to and held in the FF&E Reserve Account and released and applied in accordance with the terms of this Agreement and the Assignment of FF&E Reserve Account. Each FF&E Reserve Account shall be in the form of an account, the credit balances of which, if any, will be invested overnight in interest bearing deposits, in accordance with Administrative Agent's usual practices and procedures. Any income from such investments will be deposited to and become a portion of the applicable FF&E Reserve Account.

          (B) DISBURSEMENTS PRIOR TO DEFAULT. So long as no Event of Default has occurred and is continuing, the applicable Obligor may withdraw funds from the applicable FF&E Reserve Account by submitting to Administrative Agent a request signed by a Responsible Officer of such Obligor stating the amount requested and the proposed uses for such funds. Withdrawals from the applicable FF&E Reserve Account shall be used solely for the purpose of funding Capital Expenditures with respect to the applicable Collateral Property in accordance with the Collateral Property Budget for such Collateral Property. Notwithstanding anything set forth in this SECTION 9.14 to the contrary, Administrative Agent shall have sole dominion and control over each FF&E Reserve Account.


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

          (C) ADMINISTRATIVE AGENT'S RIGHTS UPON DEFAULT. Each Obligor hereby irrevocably authorizes Administrative Agent, from time to time, upon the occurrence and during the continuation of an Event of Default, to charge each FF&E Reserve Account and any other accounts of any Obligor at Administrative Agent or any other Lender for amounts due to Administrative Agent or Lenders hereunder or in connection with the Obligation. Neither Administrative Agent nor any Lender shall be liable for any loss of interest on or any penalty or charge assessed against funds in, payable on, or credited to any FF&E Reserve Account as a result of the exercise by Administrative Agent or any Lender of any of its rights, remedies or obligations under any of the Loan Documents.

     9.15 OPERATING ACCOUNTS.

          (A) In order to further secure the payment and performance of the Obligation, each Obligor holding title to a Collateral Property shall pledge to Administrative Agent, for the benefit of Lenders, a first priority Lien in the applicable Operating Account pursuant to an Assignment of Operating Account. Each Obligor holding title to a Collateral Property shall cause all receipts, revenues, income, profits, rents, issues, accounts and accounts receivable of such Obligor resulting from the ownership and operation of any such Collateral Property, and all other receipts, revenues, income, profits, rents, issues, accounts and accounts receivable of such Obligor, from whatever source (such amounts to be collectively referred to as the "RECEIPTS"), to be paid and deposited to the applicable Operating Account.

          (B) Unless an Event of Default exists, such Obligor may make withdrawals from the applicable Operating Account. If an Event of Default has occurred and is continuing, but Administrative Agent has not notified such Obligor that Administrative Agent is terminating such Obligor's right to withdraw funds from such Operating Account, such Obligor may continue to make withdrawals from such Operating Account, to pay (a) reasonable and necessary expenses approved in writing by Administrative Agent at the time of withdrawal (and whether or not previously approved by Administrative Agent in any Collateral Property Budget), in any case incurred by such Obligor in the ownership, maintenance and operation of the applicable Collateral Property and paid to third parties not an Affiliate of Borrower or such Obligor, and (b) the Obligation.

          (C) Except as set forth in SECTION 9.15(B) above, such Obligor shall not make or allow to be made any withdrawals from such Operating Account or otherwise use any Receipts following the occurrence and during the continuation of an Event of Default. Borrower shall cause each and every withdrawal from such Operating Account to be used for the purpose for which such withdrawal was made and for no other purpose. Following the occurrence and during the continuation of an Event of Default, Administrative Agent shall have the rights and remedies with respect to such Operating Account specified in this Agreement and in any other Loan Document.

     9.16 CONTRACTS. Each Obligor holding title to a Collateral Property shall, perform all of its obligations under any construction, architectural design, management, brokerage or contract relating to the Collateral Properties, and continue to be liable for all with respect thereto.

     9.17 CONDEMNATION. Each Obligor holding title to a Collateral Property shall notify Administrative Agent immediately (of which Administrative Agent shall promptly notify the Lenders) of any threatened or pending proceeding for condemnation affecting any Collateral Property or arising out of damage to any Collateral Property, and the applicable Obligor shall, at its expense, diligently prosecute


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any such proceedings. Administrative Agent for the benefit of Lenders shall have the right (but not the obligation) to participate in any such proceeding and to be represented by counsel of its own choice. Administrative Agent shall be entitled to receive any and all sums which may be awarded or become payable to an Obligor for the condemnation of any portion of any Collateral Property for public or quasi-public use, or by virtue of private sale in lieu thereof, and any sums which may be awarded or become payable to such Obligor for damages caused by public works or construction on or near any Collateral Property but only to the extent of the Obligation. All such sums are hereby assigned to Administrative Agent for the benefit of Lenders and each Obligor shall, upon request of Administrative Agent, make, execute, acknowledge, and deliver any and all additional assignments and documents as may be necessary from time to time to enable Administrative Agent to collect and receive any such sums. Administrative Agent may apply all such sums actually received by Administrative Agent to the payment of the Obligation in such order and manner as is set forth herein. If any Collateral Property or any part thereof is condemned, so long as no Event of Default shall have occurred and shall be continuing, and provided the applicable Obligor promptly files all claims and diligently prosecutes the condemnation proceeding, such Obligor shall have the right to file, adjust, settle and prosecute any claim for any such awards or compensation relating to any such condemnation proceeding; provided, however, such Obligor shall not agree to any adjustment or settlement of any such claim payable with respect to any such condemnation proceeding which awards and proceeds are reasonably estimated by Administrative Agent to be equal to or greater than $500,000; and provided, further, in the event that Administrative Agent determines that such Obligor is not diligently prosecuting such claim, Administrative Agent shall have the right, but not the obligation, to revoke such Obligor's right to adjust, settle and prosecute any claim for any such awards or compensation relating to such any such condemnation proceeding by delivering a notice of same to such Obligor, which revocation shall be effective immediately upon such Obligor's receipt of such notice and to take such actions in such Obligor's stead. Notwithstanding the foregoing, if any Collateral Property or any part thereof is condemned and the awards and proceeds of condemnation are reasonably estimated by Administrative Agent to equal or exceed $500,000, then such Obligor authorizes and empowers Administrative Agent, at Administrative Agent's option, as attorney-in-fact for such Obligor, to commence, appear in and prosecute, in Administrative Agent's or such Obligor's name, any action or proceeding relating to any condemnation of any Collateral Property or any portion thereof, to settle or compromise any claim in connection with such condemnation, to collect and receive condemnation awards and to deduct Administrative Agent's expenses in the settlement process. Administrative Agent shall provide such Obligor with a written summary of all expenses deducted from such awards. If Administrative Agent elects not to participate in such condemnation proceeding, then such Obligor shall, at its expense, diligently prosecute any such proceeding. Neither Administrative Agent nor Lenders shall be, under any circumstances, liable or responsible for failure to collect, or exercise diligence in the collection of, any of such sums. Any sums so collected shall be applied by Administrative
Agent, first, to the reasonable expenses, if any, of collection, and then in the same manner and under the same conditions as insurance proceeds are applied as set forth in SECTION 9.8.

     9.18 TITLE AND PERMITTED ENCUMBRANCES. Each Obligor holding title to a Collateral Property shall maintain, lawful, good, and marketable title to such Collateral Property, and every part thereof, and the right to convey the same, free and clear of all liens, charges, claims, security interests, and encumbrances except for Permitted Liens. Each Obligor holding title to a Collateral Property, and its successors and assigns, shall warrant generally and forever defend title to such Collateral Property, subject as aforesaid, to Administrative Agent for the benefit of Lenders and their successors or substitutes and assigns, against the claims and demands of all persons claiming or to claim the same or any part thereof. Each Obligor holding title to a Collateral Property shall punctually pay, perform, observe, and


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keep all covenants, obligations, and conditions in or pursuant to any Permitted
Liens, unless the failure to do so is not reasonably likely to result in a Material Property Event.

     9.19 TAXES AND OTHER IMPOSITIONS. Each Obligor holding title to a Collateral Property shall pay, or cause to be paid, all taxes, assessments and other charges or levies imposed upon or against or with respect to such Collateral Property or the ownership, use, occupancy, or enjoyment of any portion thereof, or any utility service thereto, as the same become due and payable, including but not limited to all real estate taxes assessed against such Collateral Property or any part thereof, unless the failure to do so is not reasonably likely to result in a Material Property Event, and shall deliver promptly to Administrative Agent such evidence of the payment thereof as Administrative Agent may require.

     9.20 COMPLIANCE WITH LAWS. Each Obligor holding title to a Collateral Property shall cause the Collateral Property and the use, operation, and maintenance thereof and all activities thereon at all times comply with all applicable Legal Requirements, unless the failure to do so could not reasonably be likely to result in a Material Property Event. No Collateral Property shall be dependent on any other property or premises or any interest therein other than such Collateral Property to fulfill any requirement of any Legal Requirement, unless the failure to do so could not reasonably be likely to result in a Material Property Event. No improvement upon or use of any part of any Collateral Property shall become a nonconforming use under any zoning Legal Requirement or similar Legal Requirement or ordinance, unless such nonconforming use could not reasonably be likely to result in a Material Adverse Event. Each Obligor holding title to a Collateral Property shall preserve in force all requisite zoning, utility, building, health, environmental, and operating permits from the Governmental Authorities having jurisdiction over the Collateral Property, unless the failure to do so could not reasonably be likely to result in a Material Adverse Event. If any Obligor receives a notice or claim from any person that any Collateral Property, or any use, activity, operation, or maintenance thereof or thereon, is not in compliance with any Legal Requirement the noncompliance with which is reasonably likely to result in a Material Adverse Event, then such Obligor to promptly furnish a copy of such notice or claim to Administrative Agent.

     9.21 MAINTENANCE, REPAIR, AND RESTORATION. Each Obligor holding title to a Collateral Property shall keep the Collateral Property in first class order, repair, operating condition, and appearance, causing all necessary repairs, renewals, replacements, additions, and improvements to be promptly made, and not allow any of the Collateral Property to be misused, abused or wasted or to deteriorate, except where the failure to do so could not reasonably be expected to result in a Material Property Event. Notwithstanding the foregoing, no such Obligor will, (a) without the prior written consent of Administrative Agent, remove from the applicable Collateral Property any fixtures or personal property owned by such Obligor except such as is replaced by such Obligor by an article of equal suitability and value, owned by such Obligor, free and clear of any Lien (other than Permitted Liens) or security interest, or (b) without the prior written consent of Required Lenders, make any structural alteration to the applicable Collateral Property, or any other alteration thereto, which could reasonably be expected to result in a Material Property Event. If any act or occurrence of any kind or nature (including any condemnation or any casualty for which insurance was not obtained or obtainable) shall result in damage to or loss or destruction of any Collateral Property that constitutes a Material Property Event, then the applicable Obligor shall give prompt notice thereof to Administrative Agent (of which Administrative Agent shall promptly notify the Lenders) and such Obligor shall promptly, at its sole cost and expense and regardless of whether insurance or condemnation proceeds (if any) shall be available or sufficient for the purpose, secure such Collateral Property as necessary and commence and continue diligently to completion to restore, repair, replace and rebuild such Collateral Property as nearly as


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commercially reasonable to its value, condition and character immediately prior to the damage, loss, or destruction.

     9.22 OPERATION OF PROPERTY. Each Obligor holding title to a Collateral Property shall operate the applicable Collateral Property in a good and workmanlike manner and in accordance with all Legal Requirements and will pay all fees or charges of any kind in connection therewith, except where the failure to do so could not reasonably be expected to result in a Material Property Event. Each such Obligor will keep the applicable Collateral Property occupied so as not to impair the insurance carried thereon, and, except as could not reasonably be expected to result in a Material Property Event, will not use or occupy or conduct any activity on, or allow the use or occupancy of or the conduct of any activity on, the applicable Collateral Property in any manner which violates any Legal Requirement or which constitutes a public or private nuisance or which makes void, voidable, or cancelable, or increases the premium of, any insurance then in force with respect thereto. No such Obligor will initiate or consent to any zoning reclassification of the applicable Collateral Property or seek any variance under existing zoning ordinances applicable to the applicable Collateral Property or use or permit the use of the applicable Collateral Property in such a manner which would result in such use becoming a nonconforming use under applicable zoning ordinances or other Legal Requirement. No such Obligor will impose any easement, restrictive covenant, or encumbrance upon any Collateral Property, execute or file any subdivision plat or condominium declaration affecting any Collateral Property, or consent to the annexation of any Collateral Property to any municipality, without the prior written consent of Administrative Agent. No such Obligor will do or allow to be done any act whereby the value of any part of any Collateral Property may be lessened to an extent that would constitute a Material Property Event. Each such Obligor will preserve, protect, renew, extend, and retain all material rights and privileges granted for or applicable to the applicable Collateral Property. Without the prior written consent of Administrative Agent, there shall be no drilling or exploration for or extraction, removal or production of any mineral, hydrocarbon, gas, natural element, compound or substance (including sand and gravel) from the surface or subsurface of the Collateral Properties regardless of the depth thereof or the method of mining or extraction thereof. Each such Obligor will cause all debts and liabilities of any character (including without limitation all debts and liabilities for labor, material, and equipment (including software embedded therein) and all debts and charges for utilities servicing each Collateral Property) incurred in the construction, maintenance, operation and development of the Collateral Properties to be promptly paid, unless the failure to so is not reasonably likely to result in a Material Property Event.

     9.23 DELIVERY OF LEASING INFORMATION AND DOCUMENTS.

          (A) Borrower shall cause the Initial Collateral Property Owner to (i) notify Administrative Agent of any material modification, amendment or termination of any Existing Lease, and (ii) use commercially reasonable efforts to obtain and deliver to Administrative Agent such estoppel certificates and subordination and attornment agreements executed by tenants under each such Existing Lease (and guarantors, if any) in such forms as Administrative Agent from time to time may reasonably require.

          (B) Borrower shall, or shall cause each Obligor holding title to any additional Collateral Property pledged pursuant to SECTION 2.7(A)(XI) to (i) notify Administrative Agent of any material modification, amendment or termination of any Lease executed in connection with such additional Collateral Property, and (ii) use commercially reasonable efforts to obtain and deliver to Administrative Agent such estoppel certificates and subordination and attornment agreements executed by tenants under each such Lease (and guarantors, if any) in such forms as Administrative Agent from time to time may reasonably require.


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     9.24 COMPLIANCE AND DEFAULT. Each Obligor holding title to a Collateral
Property shall promptly notify Administrative Agent in writing of any failure by any party to perform any material obligation under any Lease with respect to such Collateral Property, any event or condition which would permit a tenant to terminate or cancel any such Lease, or any notice given by a tenant with respect to the foregoing, specifying in each case the action such Obligor has taken or will take with respect thereto, but such notice shall only be required if such nonperformance, event or condition could reasonably be expected to result in a Material Property Event.

     9.25 CONCERNING LEASES AND RENTS. Each Obligor holding title to a Collateral Property shall, with respect to such Collateral Property: (a) maintain good title to, and ownership of the entire landlord's interest in, the Leases and Rents; (b) not default under any Lease if such default could reasonably expected to result in a Material Property Event; (c) not assign mortgage, pledge or otherwise encumber and allow no other person to acquire any right, title, or interest in any Rents or Leases; (d) not without the prior written consent of Administrative Agent, enter into any Lease with respect to the Initial Collateral Property after the date hereof, other than with respect to the Existing Commercial Lease Space; and (e) not without the prior written consent of Administrative Agent, enter into any Lease with respect to any additional Collateral Property after the date such additional Collateral Property is pledged to Administrative Agent, for the benefit of Lenders, other than Leases of space that is leased under Leases existing on such date or held for lease on such date.

     9.26 PROPERTY MANAGEMENT. Each Obligor shall keep each Management Agreement with respect to any Collateral Property in full force and effect, and will not permit or agree to the replacement of the Manager under any Management Agreement with respect to any Collateral Property, unless approved by Required Lenders in their sole discretion; provided however, that if such replacement manager is not a Wholly-owned Subsidiary of Borrower, Required Lenders' consent shall also be conditioned on the execution and delivery by Borrower, the applicable Obligor, and such replacement manager of such additional documentation as Administrative Agent shall require.

     9.27 FRANCHISE AGREEMENTS. Each Obligor shall keep each Franchise Agreement with respect to any Collateral Property in full force and effect, and will not permit or agree to the replacement of the Franchisor under any Franchise Agreement with respect to any Collateral Property, unless approved by Required Lenders in their sole discretion; provided however, that if such replacement franchisor is not a Wholly-owned Subsidiary of Borrower, Required Lenders' consent shall also be conditioned on the execution and delivery by Borrower, the applicable Obligor, and such replacement franchisor of such additional documentation as Administrative Agent shall require.

     9.28 SUBSIDIARY GUARANTIES. Borrower shall cause each Subsidiary Guarantor to execute the Subsidiary Guaranty pursuant to SECTION 6.1 and, after the Closing Date, for any Subsidiary that would qualify as a "SUBSIDIARY GUARANTOR" pursuant to the terms of the definition thereof, cause such Subsidiary execute the Subsidiary Guaranty and to provide to Administrative Agent such other documentation required by Administrative Agent, all in form and substance acceptable to Administrative Agent, within thirty (30) days after the date on which such entity becomes a Subsidiary required to execute the Subsidiary Guaranty.

     9.29 APPRAISALS. Administrative Agent will be entitled to obtain an Acceptable Appraisal of each Collateral Property or any part thereof at Borrower's expense; provided that, unless an Event of


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Default shall have occurred and is continuing, Borrower shall be responsible for the payment of only one such Acceptable Appraisal for each Collateral Property every twenty-four (24) months.

     9.30 INTEREST RATE HEDGING ARRANGEMENTS. Borrower shall, at any time in which less than seventy-five percent (75%) of the Consolidated Debt is not subject to a fixed rate of interest by the terms of such Debt, enter into Interest Rate Hedging Arrangements with respect to such non fixed rate Debt.

SECTION 10 NEGATIVE COVENANTS. Borrower covenants and agrees to perform, observe, and comply with each of the following covenants, from the Closing Date and so long thereafter as Lenders are committed to make any Credit Extensions under this Agreement and thereafter until the payment in full of all Principal Debt (and termination of all outstanding LCs, if any) and payment in full of all other interest, fees, and other amounts of the Obligation then due and owing, unless Borrower receives a prior written consent to the contrary by Administrative Agent as authorized by Required Lenders (or all Lenders if required under SECTION 14.11):

     10.1 EMPLOYEE BENEFIT PLANS. Borrower shall not, and shall not permit any ERISA Affiliate to, directly or indirectly, engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Tax
Code), and the Companies and their respective ERISA Affiliates shall not, directly or indirectly, (a) incur any "accumulated funding deficiency" as such term is defined in Section 302 of ERISA with respect to any Employee Plan, (b) permit any Employee Plan to be subject to involuntary termination proceedings pursuant to Title IV of ERISA, or (c) fully or partially withdraw from any Multiemployer Plan, if such prohibited transaction, accumulated funding deficiency, termination proceeding, or withdrawal would result in liability on the part of any Obligor (individually or collectively) in excess of $5,000,000.

     10.2 DEBT. Borrower shall not, and shall not permit any other Company to, directly or indirectly, create, incur, guaranty, assume, or suffer to exist any direct, indirect, fixed, or contingent liability for any Recourse Debt if, both before and after giving effect to such Recourse Debt, the Commitment Usage would exceed the Availability Amount.

     10.3 LIENS. Borrower shall not, and shall not permit any other Company to, directly or indirectly, (a) enter into or permit to exist any arrangement or agreement which directly or indirectly prohibits any Company from creating or incurring any Lien on any Collateral Property, other than the Loan Documents, or
(b) create, incur, or suffer or permit to be created or incurred or to exist any Lien upon any Collateral Property, except:

               (I) pledges or deposits made to secure payment of worker's compensation, or to participate in any fund in connection with worker's compensation, unemployment insurance, pensions, or other social security programs;

               (II) good-faith pledges or deposits made to secure performance of bids, tenders, insurance or other contracts (other than for the repayment of borrowed money), or leases, or to secure statutory obligations, surety or appeal bonds, or indemnity, performance, or other similar bonds as all such Liens arise in the ordinary course of business of the Companies;

               (III) encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real property, none of which impair in any material respect the use of such property


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          by the Person in question in the operation of its business, and none of which is violated by existing or proposed structures or land use;

               (IV) Liens of landlords or of mortgagees of landlords, arising solely by operation of law, on fixtures and movable property located on premises leased in the ordinary course of business;

               (V) the following, so long as the applicability, amount, or validity thereof is being contested in good faith by appropriate proceedings diligently conducted, reserves or other provisions therefor required by GAAP have been made, levy and execution thereon have been stayed and continue to be stayed, and they do not in the aggregate materially detract from the value of the property of the Person in question, or materially impair the use thereof in the operation of its business: (A) claims and Liens for Taxes (other than Liens relating to Environmental Laws or ERISA); (B) claims and Liens upon, and defects of title to, real or personal property, including any attachment of personal or real property or other legal process prior to adjudication of a dispute of the merits; and (C) claims and Liens of mechanics, materialmen, warehousemen, carriers, landlords, or other like Liens;

               (VI) Capital Leases and Liens securing Debt or purchase money obligations for fixed or capital assets used solely in connection with a Collateral Property; provided that (i) such Liens do not at any time encumber any property other than the assets financed by such Debt,
          (ii) the Debt secured thereby does not exceed the reasonable acquisition cost of the assets being acquired on the date of acquisition, and (iii) the aggregate amount of all such Debt shall not exceed at any time $500,000.

     10.4 TRANSACTIONS WITH AFFILIATES. Borrower shall not, and shall not permit any other Company to, enter into any transaction with any of its Affiliates, other than transactions with one or more other Companies (which may or may not be on an arm's length basis) and transactions with other Affiliates in the ordinary course of business and upon fair and reasonable terms not materially less favorable than such Company could obtain or could become entitled to in an arm's-length transaction with a Person that was not its Affiliate.

     10.5 ASSIGNMENT. Borrower shall not, and shall not permit any other Company to, assign or transfer any of its rights, duties, or obligations under any of the Loan Documents.

     10.6 FISCAL YEAR AND ACCOUNTING METHODS. Borrower shall not, and shall not permit any other Company to, change its fiscal year for book accounting purposes or its method of accounting, other than (a) immaterial changes in methods or as required by GAAP, or (b) in connection with a Permitted Acquisition, such changes to the newly-acquired entity so as to conform its fiscal year and its method of accounting to those of the Companies.

     10.7 GOVERNMENT REGULATIONS. Borrower shall not, and shall not permit any other Company to, conduct its business in such a way that it will become subject to regulation under the Investment Company Act of 1940, as amended, or any other Legal Requirement (other than Regulations T, U, and X of the Board of Governors of the Federal Reserve System) which regulates the incurrence of Debt.


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     10.8 LOANS, ADVANCES, AND INVESTMENTS. Borrower shall not, and shall not permit any other Company to, make any loan, advance, extension of credit, or capital contribution to, make any investment in, or purchase or commit to purchase any Stock or evidences of Debt of, or interests in, any other Person, other than: (a) readily marketable, direct, full faith and credit obligations of the United States of America, or obligations guaranteed by the full faith and credit of the United States of America, maturing within not more than one year from the date of acquisition; (b) short term certificates of deposit and time deposits, which mature within one year from the date of issuance and which are fully insured by the Federal Deposit Insurance Corporation; (c) commercial paper maturing in 365 days or less from the date of issuance and rated either "P-1" by Moody's, or "A-1" by S & P; (d) debt instruments of a domestic issuer which mature in one (1) year or less and which are rated "A" or better by Moody's or S&P on the date of acquisition of such investment; (e) demand deposit accounts which are maintained in the ordinary course of business; (f) trade accounts receivable which are for goods furnished or services rendered in the ordinary course of business and are payable in accordance with customary trade terms; (g) Permitted Acquisitions, (h) transactions with Subsidiaries listed on SCHEDULE 8 and existing on the Closing Date; (i) transactions with Subsidiaries acquired after the Closing Date pursuant to a Permitted Acquisition; and (j) transactions with Subsidiaries formed after the Closing Date provided that each such Subsidiary complies with SECTION 9.28.

     10.9 DISTRIBUTIONS.

          (A) DISTRIBUTIONS. Borrower shall not, and shall not permit any other Company to, directly or indirectly declare, make, or pay any Distribution other than (i) Distributions by any Company to an Obligor, (ii) Distributions listed in CLAUSE (D) of the definition of "PERMITTED DISTRIBUTIONS", and (iii) so long as no Event of Default exists or would result therefrom, Permitted Distributions other than Distributions listed in CLAUSE (D) of the definition of Permitted Distributions.

          (B) SUBORDINATED DEBT. Borrower shall not, and shall not permit any other Company to, make any payment on any Subordinated Debt when it violates the subordination provisions thereof.

     10.10 RESTRICTIONS ON COMPANIES. Borrower shall not, and shall not permit any other Company to, enter into or permit to exist any material arrangement or agreement (other than the Loan Documents) which directly or indirectly prohibits any Company from (a) declaring, making, or paying, directly or indirectly, any Distribution to any other Company, (b) paying any Debt owed to any other Company, (c) making loans, advances, or investments to any other Company, or (d) transferring any of its property or assets to any other Company; provided, however, that this SECTION 10.10 shall not prohibit any such arrangements incurred or provided in favor of any holder of any Non-Recourse Debt of any Subsidiary of Borrower or any Debt of any Subsidiary of Borrower to the extent such arrangement applies only to such Subsidiary.

     10.11 SALE OF ASSETS. Borrower shall not, and shall not permit any other Company to, sell, assign, transfer, or otherwise dispose of any of its assets, other than (a) sales of inventory in the ordinary course of business, (b) the sale, discount, or transfer of delinquent accounts receivable in the ordinary course of business for purposes of collection, (c) occasional sales of immaterial assets for consideration not less than the fair market value thereof,
(d) dispositions of obsolete assets, and (e) dispositions of one or more Properties or other assets provided that, both before and after giving effect to any such disposition, Borrower is in compliance with each financial covenant set forth in SECTION 10.18, and no Event of Default exists.


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     10.12 SALE-LEASEBACK FINANCINGS. Borrower shall not, and shall not permit any other Company to, enter into any sale-leaseback arrangement with any Person pursuant to which such Company shall lease any asset (whether now owned or hereafter acquired) if such asset has been or is to be sold or transferred by any Company to any other Person, and the present value of the aggregate lease payments thereunder would exceed $10,000,000.

     10.13 MERGERS AND DISSOLUTIONS. Borrower shall not, and shall not permit any other Company to, directly or indirectly, merge or consolidate with any other Person, other than (a) as a result of a Permitted Acquisition, (b) mergers or consolidations involving Borrower if Borrower is the surviving entity, and
(c) mergers among Wholly-owned Companies; provided that in any merger involving Borrower (including a Permitted Acquisition effected as a merger), Borrower must be the surviving entity, in any merger involving any Obligor holding title to a Collateral Property, such Obligor must be the surviving entity, and in any merger involving any other Company (including a Permitted Acquisition effected as a merger), a Company must be the surviving entity. Borrower shall not, and shall not permit any other Company to, liquidate, wind up, or dissolve (or suffer any liquidation or dissolution), other than liquidations, wind ups, or dissolutions incident to mergers permitted under this SECTION 10.13.

     10.14 NEW BUSINESS. Borrower shall not, and shall not permit any other Company to, directly or indirectly, permit or suffer to exist any material change in the type of businesses in which it is engaged from the businesses of the Companies as conducted on the Closing Date.

     10.15 AMENDMENTS TO DOCUMENTS. Borrower shall not, and shall not permit any other Obligor to: (a) amend or permit any amendments to any such Obligor's Constituent Documents as in effect on the Closing Date, if such action could adversely affect the rights of Credit Parties; or (b) violate the provisions of its Constituent Documents, or modify, repeal, replace, or amend any provision of its Constituent Documents, if such action could adversely affect the rights of any Credit Party; provided however, Initial Collateral Property Owner may amend its Constituent Documents solely for the purpose of removing the requirement of an independent director.

     10.16 CONTRACTS. Except as permitted by SECTION 10.17, and subject to SECTIONS 9.26 and 9.27, without Administrative Agent's prior written approval as to parties, terms, and all other matters, no Obligor holding title to a Collateral Property shall, nor shall it permit any Manager to (a) enter into any management, leasing, maintenance, or other contract pertaining to any Collateral Property that is not unconditionally terminable by such Person or any successor owner without penalty or payment on not more than thirty (30) days notice to the other party thereunder, other than any such contract entered into in the ordinary course of business that is customary in the industry, or (b) modify, amend, or terminate any such contracts, nor default under any contract or permit any contract to terminate by reason of any failure of such Person to perform thereunder and shall promptly notify Administrative Agent of any default thereunder. Borrower will deliver or cause to be delivered to Administrative Agent, upon request of Administrative Agent, the names and addresses of all persons or entities with whom each contractor has contracted or intends to contract.

     10.17 LEASE APPROVAL. Other than Leases of the Existing Commercial Lease Space, no Obligor holding title to any Collateral Property shall enter into any tenant Lease of space in the Improvements for such Collateral Property unless approved by Administrative Agent prior to execution; provided however that, notwithstanding the foregoing, each Lease of the Existing Commercial Lease


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Space shall (a) be entered into in the ordinary course of business with a bona fide unrelated third party tenant; (b) reflect an arm's-length transaction at then current market rate for comparable space; (c) contain no right to purchase the Collateral Property, or any present or future interest therein; and (d) be expressly subordinate to the applicable Mortgage (but subject to a standard non-disturbance provision). In no event shall any approval by Administrative Agent of a Lease be a representation of any kind, with regard to the Lease or its adequacy or enforceability, or the financial capacity of any tenant or guarantor.

     10.18 FINANCIAL COVENANTS. As calculated for the Companies (x) on a consolidated basis, and (y) for pro forma adjustments (1) attributable to operations acquired (or sold) during such period as if such Acquisition (or disposition) had occurred on the first day of such period, and (2) as if all Debt outstanding as of the date of determination were outstanding during the entire period ending on the date of determination:

          (A) TOTAL LEVERAGE RATIO. Borrower shall not permit the Total Leverage Ratio, as of the last day of any fiscal quarter of the Companies during the following periods, to be greater than the ratio set forth opposite such period below:

         PERIOD              RATIO
         ------              -----
Closing Date through       6.5 to 1.0
   December 31, 2006

January 1, 2007 through    6.0 to 1.0
   December 31, 2007

January 1, 2008 through   5.75 to 1.0
   December 31, 2008

January 1, 2009 through   5.25 to 1.0
   December 31, 2009

January 1, 2010 through   4.75 to 1.0
   December 31, 2010

January 1, 2011 and       4.25 to 1.0
   Thereafter

          (B) SENIOR LEVERAGE RATIO. Borrower shall not permit the Senior Leverage Ratio, as of the last day of any fiscal quarter of the Companies during the following periods, to be greater than the ratio set forth opposite such period below:

         PERIOD              RATIO
         ------              -----
Closing Date through       5.5 to 1.0
   December 31, 2006

January 1, 2007 through    5.0 to 1.0
   December 31, 2007

January 1, 2008 through   4.75 to 1.0
   December 31, 2008

January 1, 2009 through   4.25 to 1.0
   December 31, 2009

January 1, 2010 through   3.75 to 1.0
   December 31, 2010

January 1, 2011 and       3.25 to 1.0
   Thereafter

          (C) INTEREST COVERAGE. Borrower shall not permit the Interest Coverage Ratio, as of the last day of any fiscal quarter of the Companies during the following periods, to be less than the ratio set forth opposite such period below:

       PERIOD             RATIO
       ------             -----
Closing Date through   1.75 to 1.0
   December 31, 2006

January 1, 2007 and    2.00 to 1.0
   Thereafter

          (D) DEBT SERVICE COVERAGE. Borrower shall not permit the Debt Service Coverage Ratio, as of the last day of any fiscal quarter of the Companies during the following periods, to be less than the ratio set forth opposite such period below:

       PERIOD             RATIO
       ------             -----
Closing Date through   1.50 to 1.0
   December 31, 2006

January 1, 2007 and    1.75 to 1.0
   Thereafter

SECTION 11 DEFAULT. The term "EVENT OF DEFAULT" means the occurrence of any one or more of the following events:

     11.1 PAYMENT OF OBLIGATION. The failure or refusal of any Obligor to pay
(a) any principal portion of the Obligation when the same becomes due (whether by its terms, by acceleration, or as otherwise provided in the Loan Documents), and (b) any other portion of the Obligation (other than principal as set forth in subclause (a) above) when the same becomes due (whether by its terms, by acceleration, or as otherwise provided in the Loan Documents) or any indemnification and reimbursement obligations provided for in the Loan Documents after demand therefor, and such failure continues for a period of five (5) Business Days after the date such amount first became due or demand was first made, as applicable.

     11.2 COVENANTS. The failure or refusal of Borrower (and, if applicable, any other Company) to punctually and properly perform, observe, and comply (other than the covenants to pay the Obligation set forth in SECTION 11.1) with:

               (I) any applicable covenant, condition, or agreement contained in
          SECTION 9.3(F)(III), 9.28, 10.1, 10.2, 10.3, 10.5, 10.6, 10.7, 10.8,
          10.9, 10.11, 10.12, 10.13, or 10.18; or

               (II) any other covenant, condition, or agreement contained in this Agreement (other than the covenants to pay the Obligation and the covenants in CLAUSE (I) preceding), and such failure continues unremedied for seven (7) days after notice from Administrative Agent of such failure.

     11.3 DEBTOR RELIEF. Any Company (a) fails to pay its Debts generally as they become due, (b) voluntarily seeks, consents to, or acquiesces in the benefit of any Debtor Relief Law, other than as a creditor or claimant, or (c) becomes a party to or is made the subject of any proceeding provided for by any Debtor Relief Law, other than as a creditor or claimant, that could suspend or otherwise adversely affect the rights of any Credit Party granted in the Loan Documents (unless, in the event such proceeding is involuntary, the petition instituting same is dismissed within thirty (30) days after its filing).

     11.4 JUDGMENTS AND ATTACHMENTS. Any Company fails, within sixty (60) days after entry, to pay, bond, or otherwise discharge any judgment or order for the payment of money in excess of $5,000,000 (individually or collectively) or to secure the release of any warrant of attachment, sequestration, or similar proceeding against any Company's assets having a value (individually or collectively) of $5,000,000 which is not stayed on appeal or being contested in good faith by appropriate proceedings diligently conducted.

     11.5 GOVERNMENT ACTION.

          (A) A final non-appealable order is issued by any Governmental Authority, including, but not limited to, the United States Justice Department, seeking to cause any Company to divest a significant portion of its assets pursuant to any antitrust, restraint of trade, unfair competition, industry regulation, or similar Legal Requirements; or

          (B) Any Governmental Authority shall condemn, seize, or otherwise appropriate, or take custody or control of all or any substantial portion of the assets of Borrower and its Subsidiaries on a consolidated basis.

     11.6 MISREPRESENTATION. Any representation or warranty made by any Company contained in any Loan Document shall at any time prove to have been incorrect in any material respect when made.

     11.7 CHANGE OF CONTROL. A Change in Control shall occur.

     11.8 AUTHORIZATIONS.

          (A) Any Authorization necessary for the ownership or operations of any Company shall expire, and on or prior to such expiration, the same shall not have been renewed or replaced by another Authorization authorizing substantially the same operations by such Company, if such circumstance is reasonably likely to result in a Material Adverse Event; or

          (B) Any Authorization necessary for the ownership or operations of any Company shall be canceled, revoked, terminated, rescinded, annulled, suspended, or modified in a materially adverse respect, or shall no longer be in full force and effect, or the grant or the effectiveness thereof shall have been stayed, vacated, reversed, or set aside, if such circumstance is reasonably likely to result in a Material Adverse Event; or

          (C) Any Company is required by any Governmental Authority to halt operations under any Authorization and such action shall continue uncorrected for thirty (30) days after such Company has received notice thereof, if such circumstance is reasonably likely to result in a Material Adverse Event; or

          (D) Any Governmental Authority shall make any other final non-appealable determination the effect of which would be to affect materially and adversely the operations of the Borrower and its Subsidiaries considered as a whole.

     11.9 DEFAULT UNDER OTHER DEBT AND AGREEMENTS.

          (A) Any Company fails to pay when due (after lapse of any applicable grace periods) any Debt of such Company (other than the Obligation) in excess (individually or collectively) of $10,000,000; and

          (B) Any default exists under any agreement (other than the Loan Documents) to which any Company is a party, which has not been waived by the parties thereto, the effect of which has been to cause, or to permit any Person to cause, an amount of Debt of such Company in excess (individually or collectively) of $10,000,000 to become due and payable by such Company (whether by acceleration or by its terms).

     11.10 EMPLOYEE BENEFIT PLANS.

          (A) A "Reportable Event" or "Reportable Events," or a failure to make a required installment or other payment (within the meaning of Section 412(n)(1) of the Tax Code), shall have occurred with respect to any Employee Plan or Plans that is expected to result in liability of Borrower to the PBGC or to a Plan in an aggregate amount exceeding $5,000,000; or

          (B) Borrower or any ERISA Affiliate has provided to any affected party a sixty (60) day notice of intent to terminate an Employee Plan pursuant to a distress termination in accordance with Section 4041(c) of ERISA if the liability expected to be incurred as a result of such termination will exceed $5,000,000; or

          (C) A trustee shall be appointed by a United States district court to administer any such Employee Plan; or

          (D) the PBGC shall institute proceedings (including giving notice of intent thereof) to terminate any such Employee Plan; or

          (E) (i) Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability (within the meaning of section 4201 of ERISA) to such Multiemployer Plan, (ii) Borrower or such ERISA Affiliate does not have reasonable grounds for contesting such withdrawal liability or is not contesting such withdrawal liability in a timely and appropriate manner and (iii) the amount of such withdrawal liability specified in such notice, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with withdrawal liabilities (determined as of the date or dates of such notification), exceeds $5,000,000; or

          (F) Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if solely as a result of such reorganization or termination the aggregate annual contributions of Borrower and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or have been or are being terminated have been or will be increased over the amounts required to be contributed to such Multiemployer Plans for their most recently completed plan years by an amount exceeding $5,000,000.

     11.11 VALIDITY AND ENFORCEABILITY OF LOAN DOCUMENTS. Any Loan Document shall, at any time after its execution and delivery and for any reason, cease to be in full force and effect in any material respect or be declared to be null and void (other than in accordance with the terms hereof or thereof) or the validity or enforceability thereof be contested by any Company party thereto or any Company shall deny in writing that it has any or any further liability or obligations under any Loan Document to which it is a party.

     11.12 ENVIRONMENTAL LIABILITY. If any event or condition shall occur or exist with respect to any activity or substance regulated under the Environmental Law and as a result of such event or condition, any Company shall have incurred or in the opinion of the banks be reasonably likely to incur a liability in excess of $5,000,000 liability during any consecutive twelve (12) month period and Administrative Agent determines in its sole and absolute discretion, that such liability is material.

     11.13 COLLATERAL PROPERTIES. Any of the following occurs with respect to any Collateral Property:

          (A) any required permit, license, certificate or approval with respect to such Collateral Property lapses or ceases to be in full force and effect which could reasonably be expected to result in a Material Property Event;

          (B) a Lien for the performance of work or the supply of materials which is established against such Collateral Property which could reasonably be expected to result in a Material Property Event, or any stop notice served on an Obligor, the general contractor, Administrative Agent or a Lender, remains unsatisfied or unbonded for a period of twenty (20) days after the date of filing or service, if such circumstance could reasonably be expected to result in a Material Property Event;

          (C) except as provided in SECTION 9.8(B)(VII), the occurrence of any condition or situation which, in the sole determination of Administrative Agent, constitutes a danger to or impairment of such Collateral Property or the Lien of the applicable Mortgage, if such condition or situation is not remedied within ten (10) days after written notice to Borrower thereof or, if such condition or situation is not capable of remedy within ten (10) days, Borrower does not commence (or cause to be commenced) within such period of time reasonable steps to remedy such condition or situation and thereafter diligently pursue such remedy until it is completed as expeditiously as commercially reasonable;

          (D) any sale, Lease, conveyance, assignment, pledge, encumbrance, or transfer of all or any material part of such Collateral Property or any interest therein, voluntarily or involuntarily, whether by operation of Legal Requirement or otherwise, except: (A) sales or transfers of fixtures, equipment, systems, machinery, furniture, furnishings, appliances, inventory, goods, building materials, and supplies, which have become obsolete or worn beyond practical use and which have been replaced by adequate substitutes, owned by an Obligor, having a value equal to or greater than the replaced items when new; and (B) the grant, in the ordinary course of business, of a leasehold interest in a part of any Collateral Property to a tenant for occupancy, not containing a right or option to purchase and not in contravention of any Loan Document. Required Lenders may, in their sole discretion, waive a default under this paragraph, but shall have no obligation to do so, and any waiver may be conditioned upon such one or more of the following (if any) which Required Lenders may require, a principal paydown on the Obligation, an increase in the rate of interest payable under the Obligation, a modification of the term of the Obligation, and any other modification of the Loan Documents which Required Lenders may require; or

          (E) without the prior written consent of Administrative Agent, any Obligor grants any easement or dedication, files any plat, condominium declaration, or restriction, or otherwise encumbers such Collateral Property, or seeks or permits any zoning reclassification or variance, unless such action is expressly permitted by the Loan Documents or could not reasonably be expected to result in a Material Property Event; or

          (F) such Collateral Property is abandoned; or

          (G) a default or event of default occurs under any Lien, security interest, or assignment covering such Collateral Property or any part thereof (whether or not Administrative Agent has consented, and without hereby implying Administrative Agent's consent, to any such Lien, security interest or assignment not created hereunder), or the holder of any such Lien, security interest, or assignment declares a default or institutes foreclosure or other proceedings for the enforcement of its remedies thereunder; or

          (H) any Governmental Authority shall require, or commence any proceeding for, the demolition of any building or structure comprising a part of such Collateral Property, or there is commenced any proceeding to condemn or otherwise take pursuant to the power of eminent domain, or a contract for sale or a conveyance in lieu of such a taking is executed which provides for the transfer of, a material portion of such Collateral Property, including but not limited to the taking (or transfer in lieu thereof) of any portion which would result in the blockage or substantial impairment of access or utility service to the Improvements or which would cause such Collateral Property to fail to comply with any Legal Requirement.

SECTION 12 RIGHTS AND REMEDIES.

     12.1 REMEDIES UPON DEFAULT.

          (A) If an Event of Default exists under SECTION 11.3(C) or 11.3(D), then the commitment to extend credit hereunder shall automatically terminate and the entire unpaid balance of the Obligation shall automatically become due and payable without any action or notice of any kind whatsoever.

          (B) If any Event of Default exists, then Administrative Agent may (and, subject to the terms of SECTION 13, shall upon the request of Required Lenders) or Required Lenders may, do any one or more of the following: (i) if the maturity of the Obligation has not already been accelerated under SECTION 12.1(A), then declare the entire unpaid balance of the Obligation, or any part thereof, immediately due and payable, whereupon it shall be due and payable;
(ii) terminate the commitments of Lenders to extend credit hereunder; (iii) reduce any claim to judgment; (iv) to the extent permitted by all Legal Requirements, exercise (or request each Lender to, and each Lender shall be entitled to, exercise) the rights of offset or banker's Lien against the interest of any Company in and to every account and other property of any Company which are in the possession of any Credit Party to the extent of the full amount of the Obligation (to the extent permitted by all Legal Requirements, Borrower being deemed directly obligated to each Credit Party in the full amount of the Obligation for such purposes); and (v) exercise any and all other legal or equitable rights afforded by the Loan Documents, the Legal Requirements of the State of New York, or any other applicable jurisdiction as Administrative Agent shall deem appropriate, or otherwise, including, but not limited to, the right to bring suit or other proceedings before any Governmental Authority either for specific performance of any covenant or condition contained in any of the Loan Documents or in aid of the exercise of any right granted to any Credit Party in any of the Loan Documents.

     12.2 COMPANY WAIVERS. To the extent permitted by all Legal Requirements, each Obligor hereby waives presentment and demand for payment, protest, notice of intention to accelerate, notice of acceleration, and notice of protest and nonpayment, and agrees that its respective liability with respect to the Obligation (or any part thereof) shall not be affected by any renewal or extension in the time of payment of the Obligation (or any part thereof), by any indulgence, or by any release or change in any security for the payment of the Obligation (or any part thereof).

     12.3 PERFORMANCE BY ADMINISTRATIVE AGENT. If any covenant, duty, or agreement of any Company is not performed in accordance with the terms of the Loan Documents, while an Event of Default exists, then Administrative Agent may, at its option (but subject to the approval of Required Lenders), perform or attempt to perform such covenant, duty, or agreement on behalf of such Company. In such event, any amount expended by Administrative Agent in such performance or attempted performance shall be payable by Obligors, jointly and severally, to Administrative Agent on demand, shall become part of the Obligation, and shall bear interest at the Default Rate from the date of such expenditure by Administrative Agent until paid. Notwithstanding the foregoing, it is expressly understood that Administrative Agent does not assume, and shall never have, except by its express written consent, any liability or responsibility for the performance of any covenant, duty, or agreement of any Company.

     12.4 DELEGATION OF DUTIES AND RIGHTS. The Credit Parties may perform any of their duties or exercise any of their rights under the Loan Documents by or through their respective Representatives.

     12.5 NOT IN CONTROL. Nothing in any Loan Document shall, or shall be deemed to (a) give any Credit Party the right to exercise control over the assets (including real property), affairs, or management of any Company, (b) preclude or interfere with compliance by any Company with any Legal Requirement, or (c) require any act or omission by any Company that may be harmful to Persons or property. Any "Material Adverse Event" or other materiality qualifier in any representation, warranty, covenant, or other provision of any Loan Document is included for credit documentation purposes only and shall not, and shall not be deemed to, mean that any Credit Party acquiesces in any non-compliance by any Company with any Legal Requirement or document, or that any Credit Party does not expect any Company to promptly, diligently, and continuously carry out all appropriate removal, remediation, and termination activities required or appropriate in accordance with all Environmental Laws. The Credit Parties have no fiduciary relationship with or fiduciary duty to any Company arising out of or in connection with the Loan Documents, and the relationship between the Credit Parties, on the one hand, and the Companies, on the other hand, in connection with the Loan Documents is solely that of debtor and creditor. The power of the Credit Parties under the Loan Documents is limited to the rights provided in the Loan Documents, which rights exist solely to assure payment and performance of the Obligation and may be exercised in a manner calculated by the Credit Parties in their respective good faith business judgment.

     12.6 COURSE OF DEALING. The acceptance by any Credit Party at any time and from time to time of partial payment on the Obligation shall not be deemed to be a waiver of any Event of Default then existing. No waiver by any Credit Party of any Event of Default shall be deemed to be a waiver of any other then-existing or subsequent Event of Default. No delay or omission by any Credit Party in exercising any right under the Loan Documents shall impair such right or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof, or the exercise of any other right under the Loan Documents or otherwise.

     12.7 CUMULATIVE RIGHTS. All rights available to the Credit Parties under the Loan Documents are cumulative of and in addition to all other rights granted to the Credit Parties at law or in equity, whether or not the Obligation is due and payable and whether or not the Credit Parties have instituted any suit for collection, foreclosure, or other action in connection with the Loan Documents.

     12.8 APPLICATION OF PROCEEDS. Any and all proceeds ever received by any Credit Party from the exercise of any rights pertaining to the Obligation shall be applied to the Obligation in the order and manner set forth in SECTION 3.11.

     12.9 CERTAIN PROCEEDINGS. Borrower will promptly execute and deliver, or cause the execution and delivery of, all applications, certificates, instruments, registration statements, and all other documents and papers any Credit Party may reasonably request in connection with the obtaining of any consent, approval, registration, qualification, permit, license, or Authorization of any Governmental Authority or other Person necessary or appropriate for the effective exercise of any rights under the Loan Documents. Because Borrower agrees that the Credit Parties' remedies at law for failure of Borrower to comply with the provisions of this SECTION 12.9 would be inadequate and that such failure would not be adequately compensable in damages, Borrower agrees that the covenants of this SECTION 12.9 may be specifically enforced.

     12.10 EXPENSES; INDEMNIFICATION.

          (A) Borrower agrees to pay on demand all costs and expenses of Administrative Agent in connection with the syndication, preparation, execution, delivery, administration, modification, and amendment of this Agreement, the other Loan Documents, and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of counsel for Administrative Agent (including the cost of internal counsel) with respect thereto and with respect to advising Administrative Agent as to its rights and responsibilities under the Loan Documents. Borrower further agrees to pay on demand all costs and expenses of the Credit Parties, if any (including, without limitation, reasonable attorneys' fees and expenses and the cost of internal counsel), in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of the Loan Documents and the other documents to be delivered hereunder.

          (B) INDEMNIFICATION. BORROWER SHALL INDEMNIFY ADMINISTRATIVE AGENT (AND ANY SUB-AGENT THEREOF), EACH LENDER AND SWING LINE LENDER, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN "INDEMNITEE") AGAINST, AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES (INCLUDING THE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE), AND SHALL INDEMNIFY AND HOLD HARMLESS EACH INDEMNITEE FROM ALL FEES AND TIME CHARGES AND DISBURSEMENTS FOR ATTORNEYS WHO MAY BE EMPLOYEES OF ANY INDEMNITEE, INCURRED BY ANY INDEMNITEE OR ASSERTED AGAINST ANY INDEMNITEE BY ANY THIRD PARTY OR BY BORROWER OR ANY OTHER OBLIGOR ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (I) THE EXECUTION OR DELIVERY OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE PERFORMANCE BY THE PARTIES HERETO OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, (II) ANY BORROWING OR LC OR THE USE OR PROPOSED USE OF THE PROCEEDS THEREFROM (INCLUDING ANY REFUSAL BY ADMINISTRATIVE AGENT TO HONOR A DEMAND FOR

PAYMENT UNDER AN LC IF THE DOCUMENTS PRESENTED IN CONNECTION WITH SUCH DEMAND DO NOT STRICTLY COMPLY WITH THE TERMS OF SUCH LC), OR (III) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY, WHETHER BROUGHT BY A THIRD PARTY OR BY BORROWER OR ANY OTHER OBLIGOR, AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO, PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES (X) ARE SUBJECT TO INDEMNIFICATION BY THE TERMS OF ANY ENVIRONMENTAL INDEMNITY AGREEMENT, (Y) ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE OR
(Z) RESULT FROM A CLAIM BROUGHT BY BORROWER OR ANY OTHER OBLIGOR AGAINST AN INDEMNITEE FOR BREACH IN BAD FAITH OF SUCH INDEMNITEE'S OBLIGATIONS HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT, IF BORROWER OR SUCH OBLIGOR HAS OBTAINED A FINAL AND NONAPPEALABLE JUDGMENT IN ITS FAVOR ON SUCH CLAIM AS DETERMINED BY A COURT OF COMPETENT JURISDICTION.

          (C) No Credit Party or any Affiliate, officer, director, employee, attorney, or agent of any Credit Party shall be liable for any error of judgment or act done in good faith, or be otherwise liable or responsible under any circumstances whatsoever (INCLUDING SUCH PERSON'S NEGLIGENCE), except for such Person's gross negligence or willful misconduct. No Credit Party or any Affiliate, officer, director, employee, attorney, or agent of any Credit Party shall have any liability with respect to, and each Company hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damage suffered or incurred by any Company or any of its Affiliates in connection with, arising out of, or in any way related to this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. Each Company hereby waives, releases, and agrees not to sue any Credit Party or any Affiliate, officer, director, employee, attorney, or agent of any Credit Party for exemplary or punitive damages in respect of any claim in connection with, arising out of, or in any way related to this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents.

          (D) Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this
SECTION 12.10 shall survive the payment in full of the Obligation and all other amounts payable under this Agreement.

SECTION 13 AGENT.

     13.1 APPOINTMENT AND AUTHORITY. Each of the Lenders and the Swing Line Lender hereby irrevocably appoints Calyon to act on its behalf as Administrative Agent hereunder and under the other Loan Documents and authorizes Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this SECTION 13 are solely for the benefit of Administrative Agent, the Lenders and the Swing Line Lender, and neither Borrower nor any other Obligor shall have rights as a third party beneficiary of any of such provisions.

     13.2 RIGHTS AS A LENDER. The Person serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not Administrative Agent and the term LENDER or LENDERS shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

     13.3 EXCULPATORY PROVISIONS. Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, Administrative
Agent:

          (A) shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing;

          (B) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

          (C) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity.

Administrative Agent shall not be liable for any action taken or not taken by it
(i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in SECTION 14.11 and SECTION 12) or (ii) in the absence of its own gross negligence or willful misconduct. Administrative Agent shall be deemed not to have knowledge of any Event of Default unless and until notice describing such Event of Default is given to Administrative Agent by Borrower, a Lender or the Swing Line Lender.

Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in SECTION 7 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to Administrative Agent.

     13.4 RELIANCE BY ADMINISTRATIVE AGENT. Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement,


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instrument, document or other writing (including any electronic message,
Internet or intranet website posting or other distribution) reasonably believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Administrative Agent also may rely upon any statement made to it orally or by telephone and reasonably believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the funding of a Borrowing, or the issuance of an LC, that by its terms must be fulfilled to the satisfaction of a Lender, Administrative Agent may presume that such condition is satisfactory to such Lender unless Administrative Agent shall have received notice to the contrary from such Lender prior to the funding of such Borrowing or the issuance of such LC. Administrative Agent may consult with legal counsel (who may be counsel for Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

     13.5 DELEGATION OF DUTIES. Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by Administrative Agent. Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section shall apply to any such sub agent and to the Related Parties of Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

     13.6 RESIGNATION OF ADMINISTRATIVE AGENT. Administrative Agent may at any time give notice of its resignation to the Lenders, the Swing Line Lender and Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with Borrower, to appoint a successor, which shall be a bank with an office in New York, or an Affiliate of any such bank with an office in New York. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the Swing Line Lender, appoint a successor Administrative Agent meeting the qualifications set forth above provided that if Administrative Agent shall notify Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and
(2) all payments, communications and determinations provided to be made by, to or through Administrative Agent shall instead be made by or to each Lender and the Swing Line Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this paragraph. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After the retiring Administrative Agent's resignation hereunder and under the other Loan Documents, the provisions of this


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SECTION 13 and SECTION 12.10 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent. If at any time during the term of this Agreement, Administrative Agent's Commitment shall be $0.00, Administrative Agent shall offer to resign as Administrative Agent.

     13.7 NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS. Each Lender and the Swing Line Lender acknowledges that it has, independently and without reliance upon Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the Swing Line Lender also acknowledges that it will, independently and without reliance upon Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

     13.8 NO OTHER DUTIES, ETC. Anything herein to the contrary notwithstanding, none of the Bookrunners, Arrangers or Syndication Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as Administrative Agent, a Lender or the Swing Line Lender hereunder.

     13.9 COLLATERAL AND GUARANTY MATTERS. The Lenders irrevocably authorize Administrative Agent, at its option and in its discretion:

          (A) to release any Lien on any Collateral Property granted to or held by Administrative Agent under any Loan Document (i) upon termination of the Total Commitment and payment in full of all Obligations (other than contingent indemnification obligations), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) subject to SECTION 14.11, if approved, authorized or ratified in writing by the Required Lenders; and

          (B) subject to SECTION 14.11, release any Guarantor from its obligations under the Subsidiary Guaranty.

Upon request by Administrative Agent at any time, the Lenders will confirm in writing Administrative Agent's authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Subsidiary Guaranty pursuant to this SECTION 13.9.

SECTION 14 MISCELLANEOUS.

     14.1 HEADINGS. The headings, captions, and arrangements used in any of the Loan Documents are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify, or modify the terms of the Loan Documents, nor affect the meaning thereof.

     14.2 NONBUSINESS DAYS. In any case where any payment or action is due under any Loan Document on a day which is not a Business Day, such payment or action may be delayed until the next-succeeding Business Day, but interest and fees shall continue to accrue in respect of any payment to which it is applicable until such payment is in fact made; provided that if, in the case of any such payment


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in respect of a Eurodollar Borrowing, the next-succeeding Business Day is in the next calendar month, then such payment shall be made on the next-preceding Business Day.

     14.3 COMMUNICATIONS.

          (A) NOTICES GENERALLY. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in PARAGRAPH (B) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows:

               (I) if to Borrower or any other Obligor, to it at Red Lion Hotels Corporation, 201 West North River Drive, Suite 100, Spokane, Washington 99201, Attention of Chief Financial Officer (Telecopier No. 509-325-7324; Telephone No. 509-459-61000;

               (II) if to Administrative Agent, to Calyon at Calyon Building, 13th Floor, 1301 Ave. of the Americas, New York, NY 10019, Attention:
          Jan Hazelton, (Telecopier No. 212-261-7532; Telephone No.
          212-261-3723;

               (III) if to Swing Line Lender, to it at to Calyon at Calyon Building, 13th Floor, 1301 Ave. of the Americas, New York, NY 10019,
          Attention: Jan Hazelton, (Telecopier No. 212-261-7532; Telephone No. 212-261-3723; and

               (IV) if to a Lender, to it at its address (or telecopier number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in PARAGRAPH (B) below, shall be effective as provided in said PARAGRAPH (B).

          (B) ELECTRONIC COMMUNICATIONS. Notices and other communications to the Lenders and Swing Line Lender hereunder may be delivered or furnished by electronic communication (including e mail and Internet or intranet websites) pursuant to procedures approved by Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or Swing Line Lender pursuant to SECTION 2.4 if such Lender or Swing Line Lender, as applicable, has notified Administrative Agent that it is incapable of receiving notices under such Section by electronic communication. Administrative Agent or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the


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opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing CLAUSE (I) of notification that such notice or communication is available and identifying the website address therefor.

          (C) CHANGE OF ADDRESS, ETC. Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.

     14.4 FORM AND NUMBER OF DOCUMENTS. Each agreement, document, instrument, or other writing to be furnished under any provision of this Agreement must be in form and substance and in such number of counterparts as may be reasonably satisfactory to Administrative Agent and its counsel.

     14.5 EXCEPTIONS TO COVENANTS. No Company shall take any action or fail to take any action which is permitted as an exception to any of the covenants contained in any Loan Document if such action or omission would result in the breach of any other covenant contained in any of the Loan Documents.

     14.6 SURVIVAL. All covenants, agreements, undertakings, representations, and warranties made in any of the Loan Documents shall survive all closings under the Loan Documents and, except as otherwise indicated, shall not be affected by any investigation made by any party. All rights of, and provisions relating to, reimbursement and indemnification of any Credit Party shall survive termination of this Agreement and payment in full of the Obligation.

     14.7 GOVERNING LAW. THE LEGAL REQUIREMENTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES OF AMERICA SHALL GOVERN THE RIGHTS AND DUTIES OF THE PARTIES TO THE LOAN DOCUMENTS, AND THE VALIDITY, CONSTRUCTION, ENFORCEMENT, AND INTERPRETATION OF THE LOAN DOCUMENTS, OTHER THAN ANY LOAN DOCUMENT THAT BY ITS EXPRESS TERMS PROVIDES FOR THE APPLICATION OF THE LEGAL REQUIREMENTS OF ANOTHER JURISDICTION.

     14.8 INVALID PROVISIONS. If any provision in any Loan Document is held to be illegal, invalid, or unenforceable, then such provision shall be fully severable; the appropriate Loan Document shall be construed and enforced as if such provision had never comprised a part thereof; and the remaining provisions thereof shall remain in full force and effect and shall not be affected by such provision or by its severance therefrom. Each Credit Party and each Company party to such Loan Document agree to negotiate, in good faith, the terms of a replacement provision as similar to the severed provision as may be possible and be legal, valid, and enforceable.

     14.9 ENTIRETY. THE RIGHTS AND OBLIGATIONS OF THE COMPANIES AND THE CREDIT PARTIES SHALL BE DETERMINED SOLELY FROM WRITTEN AGREEMENTS, DOCUMENTS, AND INSTRUMENTS, AND ANY PRIOR ORAL AGREEMENTS BETWEEN SUCH PARTIES ARE SUPERSEDED BY AND MERGED INTO SUCH WRITINGS. THIS AGREEMENT (AS AMENDED IN WRITING FROM TIME TO TIME) AND THE OTHER WRITTEN LOAN DOCUMENTS EXECUTED BY ANY COMPANY AND/OR ANY CREDIT PARTY (TOGETHER WITH ALL COMMITMENT LETTERS AND FEE LETTERS AS THEY RELATED TO THE PAYMENT OF FEES AFTER THE CLOSING DATE)REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS


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BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     14.10 JURISDICTION; VENUE; SERVICE OF PROCESS; JURY TRIAL. EACH PARTY HERETO, IN EACH CASE FOR ITSELF, ITS SUCCESSORS AND ASSIGNS, HEREBY (A) IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN NEW YORK, AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THE LOAN DOCUMENTS AND THE OBLIGATION BY SERVICE OF PROCESS AS PROVIDED BY NEW YORK LEGAL REQUIREMENTS, (B) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY ALL LEGAL REQUIREMENTS, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH THE LOAN DOCUMENTS AND THE OBLIGATION BROUGHT IN ANY SUCH COURT, (C) IRREVOCABLY WAIVES ANY CLAIMS THAT ANY LITIGATION BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, (D) AGREES TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 14.3, (E) IRREVOCABLY AGREES THAT ANY LEGAL PROCEEDING AGAINST ANY PARTY HERETO ARISING OUT OF OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE OBLIGATION SHALL BE BROUGHT IN ONE OF THE AFOREMENTIONED COURTS, AND (G) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY ALL LEGAL REQUIREMENTS, ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY. The scope of each of the foregoing waivers is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. The Companies and each other party to this Agreement acknowledge that this waiver is a material inducement to the agreement of each party hereto to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and each will continue to rely on each of such waivers in related future dealings. The Companies and each other party to this Agreement warrant and represent that they have reviewed these waivers with their legal counsel, and that they knowingly and voluntarily agree to each such waiver following consultation with legal counsel. THE WAIVERS IN THIS SECTION 14.10 ARE IRREVOCABLE, MEANING THAT THEY MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THESE WAIVERS SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, SUPPLEMENTS, AND REPLACEMENTS TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT. In the event of Litigation, this Agreement may be filed as a written consent to a trial by the court.

     14.11 AMENDMENTS, CONSENTS, CONFLICTS, AND WAIVERS.

          (A) Except as otherwise specifically provided, (i) no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by Borrower or any other Obligor therefrom, shall be effective unless by an instrument in writing executed jointly by Borrower and Required Lenders, and, acknowledged by Administrative Agent (such acknowledgment not to be unreasonably withheld), and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given, and may only be supplemented by documents delivered or to be delivered in accordance with the express terms hereof; provided, however, that no such amendment, waiver or consent shall: (i) waive any condition set forth in SECTION 7.1(A) without the written consent of each Lender, (ii) extend or increase the Commitment of any Lender without the written consent of such Lender, (iii) postpone any date fixed by this


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Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby, (iv) reduce the principal of, or the rate of interest specified herein on, any Borrowing or LC, or (subject to CLAUSE (IV) of the third proviso to this SECTION 14.11) any fees or other amounts payable hereunder or under any other Loan Document, or change the manner of computation of any financial ratio (including any change in any applicable defined term) used in determining the Applicable Margin that would result in a reduction of any interest rate on any Borrowing or any fee payable hereunder without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of "DEFAULT RATE" or to waive any obligation of Borrower to pay interest or LC fees as set forth in SECTIONS 5.3 and 5.4 at the Default Rate, (v) change SECTION 3.11 or SECTION 12.8 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender, (vi) change any provision of this SECTION 14.11 or the definition of "REQUIRED LENDERS" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender, (vii) except as set forth in SECTION 6.1, discharge any Subsidiary Guarantor without the written consent of each Lender, or (viii) release all or a material portion of the Collateral Properties in any transaction or series of related transactions without the written consent of each Lender;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by Administrative Agent in addition to the Lenders required above, affect the rights or duties of Administrative Agent under any LC Agreement relating to any LC issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by Swing Line Lender in addition to the Lenders required above, affect the rights or duties of Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by Administrative Agent in addition to the Lenders required above, affect the rights or duties of Administrative Agent under this Agreement or any other Loan Document; and (iv) the letter agreement between Administrative Agent and Borrower may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

          (B) Any conflict or ambiguity between the terms and provisions herein and terms and provisions in any other Loan Document shall be controlled by the terms and provisions herein.

     14.12 MULTIPLE COUNTERPARTS. This Agreement may be executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement; but, in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart. It is not necessary that each Lender execute the same counterpart so long as identical counterparts are executed by Borrower, each Lender, and Administrative Agent. This Agreement shall become effective when counterparts hereof shall have been executed and delivered to Administrative Agent by each Lender, Administrative Agent, and Borrower, or, when Administrative Agent shall have received telecopied, telexed, or other evidence satisfactory to it that such party has executed and is delivering to Administrative Agent a counterpart hereof.

     14.13 SUCCESSORS AND ASSIGNS; ASSIGNMENTS AND PARTICIPATIONS.


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          (A) SUCCESSORS AND ASSIGNS GENERALLY. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither Borrower nor any other Obligor may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of PARAGRAPH (B) of this SECTION, (ii) by way of participation in accordance with the provisions of PARAGRAPH (D) of this SECTION or (iii) by way of pledge or assignment of a security interest subject to the restrictions of PARAGRAPH (F) of this SECTION (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in PARAGRAPH (D) of this SECTION 14.13 and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (B) ASSIGNMENTS BY LENDERS. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Borrowings at the time owing to it); PROVIDED THAT any such assignment shall be subject to the following conditions:

               (I) MINIMUM AMOUNTS.

                    (A) in the case of an assignment of the entire remaining
               amount of the assigning Lender's Commitment and the Borrowings at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

                    (B) in any case not described in PARAGRAPH (B)(I)(A) of this
               SECTION 14.13, the aggregate amount of the Commitment (which for this purpose includes Borrowings outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Borrowings of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $1,000,000, unless each of Administrative Agent and, so long as no Event of Default has occurred and is continuing, Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

               (II) PROPORTIONATE AMOUNTS. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Borrowings or the Commitment assigned.

               (III) REQUIRED CONSENTS. No consent shall be required for any assignment except to the extent required by PARAGRAPH (B)(I)(B) of this SECTION 14.13 and, in addition:

                    (A) the consent of Borrower (such consent not to be
               unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the


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               time of such assignment or (y) such assignment is to a Lender, an
               Affiliate of a Lender or an Approved Fund;

                    (B) the consent of the Administrative Agent (such consent
               not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more LCs (whether or not then outstanding); and

                    (C) the consent of Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the revolving facility.

               (IV) ASSIGNMENT AND ASSUMPTION. The parties to each assignment shall execute and deliver to Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, and the assignee, if it is not a Lender, shall deliver to Administrative Agent an Administrative Questionnaire.

               (V) NO ASSIGNMENT TO BORROWER. No such assignment shall be made to Borrower or any of Borrower's Affiliates or Subsidiaries.

               (VI) NO ASSIGNMENT TO NATURAL PERSONS. No such assignment shall be made to a natural person.

Subject to acceptance and recording thereof by Administrative Agent pursuant to PARAGRAPH (C) of this SECTION 14.13, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of SECTIONS 4.1, 4.5, 4.6, and 12.10 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with PARAGRAPH (D) of this SECTION 14.13.

          (C) REGISTER. Administrative Agent, acting solely for this purpose as an agent of Borrower, shall maintain at one of its offices in New York, New York a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Borrowings owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive, and Borrower, Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.


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          (D) PARTICIPATIONS. Any Lender may at any time, without the consent of, or notice to, Borrower or Administrative Agent, sell participations to any Person (other than a natural person or Borrower or any of Borrower's Affiliates or Subsidiaries) (each, a "PARTICIPANT") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Borrowings owing to it); provided that (i) such Lender shall give written notice to Borrower of such participation (other than a participation to any Affiliate of such Lender) no later than five (5) Business Days after the date thereof, (ii) such Lender's obligations under this Agreement shall remain unchanged, (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iv) Borrower, Administrative Agent, the Lenders, and Swing Line Lender shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver of any provision relating to amendments requiring unanimous consent of the Lenders that affects such Participant. Subject to PARAGRAPH (E) of this SECTION, Borrower agrees that each Participant shall be entitled to the benefits of SECTIONS 4.1, 4.5, and 4.6 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to PARAGRAPH (B) of this SECTION. To the extent permitted by law, each Participant also shall be entitled to the benefits of SECTION 3.12 as though it were a Lender, provided such Participant agrees to be subject to SECTION 3.11 as though it were a Lender.

          (E) LIMITATIONS UPON PARTICIPANT RIGHTS. A Participant shall not be entitled to receive any greater payment under SECTION 4.1 or 4.6 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of SECTION 4.6 unless Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of Borrower, to comply with SECTION 4.6(D) as though it were a Lender.

          (F) CERTAIN PLEDGES. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

     14.14 DISCHARGE ONLY UPON PAYMENT IN FULL; REINSTATEMENT IN CERTAIN CIRCUMSTANCES. The obligations of each Company under the Loan Documents shall remain in full force and effect until termination of the Total Commitment and payment in full of the Principal Debt and of all interest, fees, and other amounts of the Obligation then due and owing, (and termination of all outstanding LCs with any Lender, if any, unless such Lender shall otherwise consent) except that SECTIONS 4, 12, and 14, and any other provisions under the Loan Documents expressly intended to survive by the terms hereof or by the terms of the applicable Loan Documents, shall survive such termination. If at any time any payment of the principal of or interest on any Note or any other amount payable by any Company under any Loan Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy, or reorganization of any Company or otherwise, then the obligations of each Company under the Loan

Documents with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

     14.15 USA PATRIOT ACT NOTICE. Each Lender and Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Patriot Act"), it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow such Lender or Administrative Agent, as applicable, to identify Borrower in accordance with the Patriot Act.

     14.16 REPLACEMENT OF LENDERS. If any Lender requests compensation under
SECTION 4.1, or if Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to
Section 4.6, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then Borrower may, at its sole expense and effort, upon notice to such Lender and Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, SECTION 14.13), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

          (A) Borrower shall have paid to Administrative Agent the assignment fee specified in SECTION 14.13(B)(IV);

          (B) such Lender shall have received payment of an amount equal to its outstanding Principal Debt, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrower (in the case of all other amounts); and

          (C) such assignment does not conflict with applicable Legal Requirements.

     A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrower to require such assignment and delegation cease to apply.

                     [REMAINDER OF PAGE INTENTIONALLY BLANK.
                            SIGNATURE PAGES FOLLOW.]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                        RED LION HOTELS CORPORATION,
                                        a Washington corporation


                                        By: /s/ Anupam Narayan
                                            ------------------------------------
                                        Name: Anupam Narayan
                                        Title: EVP & CFO

                       SIGNATURE PAGE TO CREDIT AGREEMENT

                                        CALYON NEW YORK BRANCH,
                                        as Administrative Agent


                                        By: /s/ Jan Hazelton
                                            ------------------------------------
                                        Name: Jan Hazelton
                                        Title: Director


                                        By: /s/ Joseph A. Asciolla
                                            ------------------------------------
                                        Name: Joseph A. Asciolla
                                        Title: Managing Director

                       SIGNATURE PAGE TO CREDIT AGREEMENT

                                        CALYON NEW YORK BRANCH, as a Lender and
                                        Swing Line Lender


                                        By: /s/ Jan Hazelton
                                            ------------------------------------
                                        Name: Jan Hazelton
                                        Title: Director


                                        By: /s/ Joseph A. Asciolla
                                            ------------------------------------
                                        Name: Joseph A. Asciolla
                                        Title: Managing Director

                       SIGNATURE PAGE TO CREDIT AGREEMENT

                                        KEYBANK NATIONAL ASSOCIATION,
                                        as a Lender


                                        By: /s/ Daniel P. Stegemoeller
                                            ------------------------------------
                                        Name: Daniel P. Stegemoeller
                                        Title: Sr. Banker

                       SIGNATURE PAGE TO CREDIT AGREEMENT

                                        CIBC, INC., as a Lender


                                        By: /s/ Jacques Cornet
                                            ------------------------------------
                                        Name: Jacques Cornet
                                        Title: Authorized Signatory

                       SIGNATURE PAGE TO CREDIT AGREEMENT

                                        UNION BANK OF CALIFORNIA, N.A.,
                                        as a Lender


                                        By: /s/ Charles Triandaeilou
                                            ------------------------------------
                                        Name: Charles Triandaeilou
                                        Title: V.P.

                       SIGNATURE PAGE TO CREDIT AGREEMENT

                                        WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                        as a Lender


                                        By: /s/ Bruce Zavalney
                                            ------------------------------------
                                        Name: Bruce Zavalney
                                        Title: Vice Pres.

                       SIGNATURE PAGE TO CREDIT AGREEMENT

                                    EXHIBIT A

                         FORM OF COMPLIANCE CERTIFICATE

DATE: __________, _____
SUBJECT PERIOD: ________ended ________________, ______
ADMINISTRATIVE AGENT: Calyon New York Branch
BORROWER: Red Lion Hotels Corporation

This certificate is delivered under the Credit Agreement, dated as of September ____, 2006 (as amended, modified, supplemented, or restated from time to time, the "AGREEMENT"), among Borrower, Administrative Agent, and Lenders party thereto. Capitalized terms used herein and not otherwise defined herein shall have the meaning given to such terms in the Agreement. The undersigned certifies to Lenders that:

(a) the undersigned is a Responsible Officer of Borrower in the position(s) set forth under the signature below;

(b) the Financial Statements of the Companies attached to this certificate were prepared in accordance with GAAP, and present fairly in all material respects the consolidated financial condition and results of operations of the Companies as of, and for the [three, six, or nine months, or fiscal year] ended on, ____________, _____(the "SUBJECT PERIOD") [(except for the absence of complete footnotes and subject to normal year-end audit adjustments)];

(c) a review of the activities of the Companies during the Subject Period has been made under my supervision with a view to determining whether, during the Subject Period, the Obligors have kept, observed, performed, and fulfilled all of their respective obligations under the Loan Documents, and during the Subject Period, (i) the Obligors kept, observed, performed, and fulfilled each and every covenant and condition of the Loan Documents (except for the deviations, if any, set forth on ANNEX A to this certificate) in all material respects, and (ii) no Potential Default or Event of Default has occurred which has not been cured or waived (except the Events of Default or Potential Defaults, if any, described on ANNEX A to this certificate);

(d) the status of compliance by Borrower with SECTION 10.18(A) through (D) of the Agreement at the end of the Subject Period is as set forth on ANNEX B to this certificate; and

(e) during the Subject Period, each Schedule to each Loan Document that was required to be revised or updated and supplied to Administrative Agent in accordance with the terms of the Loan Documents has been so revised or updated and supplied.

                            [Signature Page Follows]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                                          Schedules and Exhibits

                        ANNEX A TO COMPLIANCE CERTIFICATE
                         DEVIATIONS FROM LOAN DOCUMENTS/
                    POTENTIAL DEFAULTS OR EVENTS OF DEFAULTS
                              (If none, so state.)

                                                          Schedules and Exhibits

                        ANNEX B TO COMPLIANCE CERTIFICATE

          Status of Compliance with SECTION 10.18(A) through (D)of the Agreement Borrower shall provide to Administrative Agent (for the benefit of Lenders) detailed calculations, in form and substance reasonably acceptable to Administrative Agent, demonstrating compliance with the following covenants:

SECTION 10.18(A)   TOTAL LEVERAGE RATIO

              1.   Consolidated Debt:                                        $__________

              2.   Cash not subject to any Lien, restriction, or
                   other encumbrance held by Borrower or a
                   Subsidiary Guarantor in excess of $5,000,000:             $__________

              3.   Sum of Line 1 minus Line 2:                               $__________

              4.   Consolidated EBITDA:                                      $__________

              5.   Total Leverage Ratio (Line 3 divided by Line 4):          ___________

                   MAXIMUM PERMITTED:                                        ___________

SECTION 10.18(B)   SENIOR LEVERAGE RATIO

              1.   Consolidated Debt that is not Subordinated Debt:          $__________

              2.   Cash not subject to any Lien, restriction, or
                   other encumbrance  held by Borrower or a
                   Subsidiary Guarantor in excess of $5,000,000:             $__________

              3.   Sum of Line 1 minus Line 2:                               $__________

              4.   Consolidated EBITDA:                                      $__________

              5.   Senior Leverage Ratio (Line 3 divided by Line 4):         ___________

                   MAXIMUM PERMITTED:                                        ___________

SECTION 10.18(C)   INTEREST COVERAGE RATIO

              1.   Consolidated EBITDA:                                      $__________

              2.   Consolidated Interest Expense:                            $__________

              3.   Interest Coverage Ratio (Line 1 divided by Line 2):       ___________

                   MINIMUM PERMITTED:                                        ___________

SECTION 10.18(D)   DEBT SERVICE COVERAGE RATIO

              1.   Consolidated EBITDA:                                      $__________

              2.   Regularly scheduled principal payments on Debt(1):        $__________

              3.   Consolidated Interest Expense:                            $__________

              4.   Debt Service (sum of Line 2 plus Line 3):                 $__________

----------
(1) Excluding scheduled payments of principal on Debt which pay such Debt in full, but only to the extent such final payment is greater than the scheduled principal payment immediately preceding such final payment.

                                                          Schedules and Exhibits

              5.   Debt Service Coverage Ratio (Line 1 divided by Line 4):   ___________

                   MINIMUM PERMITTED:                                        ___________

AVAILABILITY AMOUNT

              1.   Consolidated EBITDA:                                      $__________

              2.   Scheduled principal payments on

                   Consolidated Debt that is not Subordinated Debt:          $__________

              3.   Consolidated Interest Expense (other than interest
                   on Borrowings and Subordinated Debt):                     $__________

              4.   FF&E Reserve                                              $__________

              5.   Cash Taxes for continuing operations:                     $__________

              6.   Free Cash Flow Amount:
                   (Line 1 minus Line 2 minus Line 3 minus Line 4
                   minus Line 5):                                            $__________

              7.   Line 6 times five (5):                                    $__________

              8.   Outstanding amount of all Recourse Debt
                   (other than the Obligation) of the Companies
                   that is not Subordinated Debt:                            $__________

              9.   Line 7 minus Line 8:                                      $__________

             10.   Total Commitment:                                         $__________

             11.   Availability Amount (lesser of Line 9 or Line 10):        $__________

                                                          Schedules and Exhibits

                                   EXHIBIT B-1
                          FORM OF REVOLVING CREDIT NOTE

                                                            September ____, 2006

FOR VALUE RECEIVED, the undersigned, RED LION HOTELS CORPORATION, a Washington corporation ("BORROWER"), hereby promises to pay to the order of _______________________ ("LENDER"), at the offices of CALYON NEW YORK BRANCH, as Administrative Agent for Lender and others as hereinafter described, the aggregate Principal Debt (other than under the Swing Line Subfacility) disbursed by Lender to Borrower and outstanding and unpaid on the Maturity Date (together with accrued and unpaid interest thereon).

This note has been executed and delivered under, and is subject to the terms of, the Credit Agreement, dated as of September ____, 2006 (as amended, modified, supplemented, or restated from time to time, the "AGREEMENT"), among Borrower, Administrative Agent, and each Lender party thereto, and is one of the "Revolving Credit Notes" referred to therein. Unless defined herein, capitalized terms used herein that are defined in the Agreement have the meaning given to such terms in the Agreement. Reference is made to the Agreement for provisions affecting this note regarding applicable interest rates, principal and interest payment dates, final maturity, voluntary and mandatory prepayments, acceleration of maturity, exercise of rights, payment of attorneys' fees, court costs and other costs of collection, certain waivers by Borrower and others now or hereafter obligated for payment of any sums due hereunder and security for the payment hereof.

THE LAWS OF THE STATE OF NEW YORK AND OF THE UNITED STATES OF AMERICA SHALL GOVERN THE RIGHTS AND DUTIES OF BORROWER AND LENDER HEREUNDER AND THE VALIDITY, CONSTRUCTION, ENFORCEMENT, AND INTERPRETATION HEREOF.

                                        RED LION HOTELS CORPORATION,
                                        a Washington corporation


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                                          Schedules and Exhibits

                                   EXHIBIT B-2
                             FORM OF SWING LINE NOTE

                                                            September ____, 2006

FOR VALUE RECEIVED, the undersigned, RED LION HOTELS CORPORATION, a Washington corporation ("BORROWER"), hereby promises to pay to the order of CALYON NEW YORK BRANCH ("LENDER"), the aggregate principal amount of Swing Line Loans under the Swing Line Subfacility disbursed by Lender to Borrower as set forth in the Agreement and outstanding and unpaid on the Maturity Date (together with accrued and unpaid interest thereon).

This note has been executed and delivered under, and is subject to the terms of, the Credit Agreement, dated as of September ____, 2006 (as amended, modified, supplemented, or restated from time to time, the "AGREEMENT"), among Borrower, Lender and other lenders named therein, and is the "Swing Line Note" referred to therein. Unless defined herein, capitalized terms used herein that are defined in the Agreement have the meaning given to such terms in the Agreement. Reference is made to the Agreement for provisions affecting this note regarding applicable interest rates, principal and interest payment dates, final maturity, voluntary and mandatory prepayments, acceleration of maturity, exercise of rights, payment of attorneys' fees, court costs and other costs of collection, certain waivers by Borrower and others now or hereafter obligated for payment of any sums due hereunder and security for the payment hereof.

THE LAWS OF THE STATE OF NEW YORK AND OF THE UNITED STATES OF AMERICA SHALL GOVERN THE RIGHTS AND DUTIES OF BORROWER AND LENDER HEREUNDER AND THE VALIDITY, CONSTRUCTION, ENFORCEMENT, AND INTERPRETATION HEREOF.

                                        RED LION HOTELS CORPORATION,
                                        a Washington corporation


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                                          Schedules and Exhibits

                                   EXHIBIT C-1
                           FORM OF NOTICE OF BORROWING
                             _____________ ____, _____

To: Calyon New York Branch, as Administrative Agent for the Lenders as defined in the Agreement referred to below

Reference is made to the Credit Agreement, dated as of September ___, 2006 (as amended, modified, supplemented, or restated from time to time, the "AGREEMENT"), among the undersigned, the Lenders named therein, and Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement. The undersigned hereby requests (select one):

          [ ] A Borrowing               [ ] A conversion or continuation of a
                                            Borrowing

1. On _______________________________________ (a Business Day).
2. In the amount of $________________________.
3. Comprised of _____________________________.
                [Type of Borrowing requested]
4. For Eurodollar Borrowings:  with an Interest Period of ________ months.

The Borrowing, if any, requested herein complies with the requirements of
SECTION 2.1 of the Agreement.

                                        Very truly yours,

                                        RED LION HOTELS CORPORATION,
                                        a Washington corporation


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                                          Schedules and Exhibits

                                   EXHIBIT C-2

                              FORM OF NOTICE OF LC

                                                        Date: ___________, _____

To: Calyon New York Branch, as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as September ____, 2006 (as amended, modified, supplemented, or restated from time to time, the "AGREEMENT," the terms defined therein being used herein as therein defined), among Red Lion Hotels Corporation, a Washington corporation ("BORROWER"), the Lenders from time to time party thereto, and Calyon New York Branch, as Administrative Agent.

The undersigned hereby requests an LC:

1. On _______________________________________ (a Business Day).
2. Beneficiary: _____________________________
3. Expiry Date: _____________________________
4. Face Amount: _____________________________
5. Purpose: ________________________________.

The LC requested herein complies with the requirements of SECTION 2.2(A) of the Agreement.

                                        RED LION HOTELS CORPORATION,
                                        a Washington corporation


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                                          Schedules and Exhibits

                                    EXHIBIT D

                           FORM OF OPINION OF COUNSEL


                                                          Schedules and Exhibits

                                    EXHIBIT E

                        FORM OF ASSIGNMENT AND ASSUMPTION

     This Assignment and Assumption (the "ASSIGNMENT AND ASSUMPTION") is dated as of the Effective Date set forth below and is entered into by and between [the][each](2) Assignor identified in ITEM 1 below ([the][each, an] "ASSIGNOR") and [the][each](3) Assignee identified in ITEM 2 below ([the][each, an] "ASSIGNEE"). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees](4) hereunder are several and not joint.](5) Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, modified, supplemented, or restated from time to time, the "AGREEMENT"), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in ANNEX 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

     For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor's][the respective Assignors'] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including without limitation any LCs, guarantees, and Swing Line Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to CLAUSE (I) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to CLAUSES (I) and (II) above being referred to herein collectively as [the][an] "ASSIGNED INTEREST"). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.   Assignor[s]:          ________________________________

2.   Assignee[s]:          ________________________________

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]

3.   Borrower:             Red Lion Hotels Corporation, a Washington corporation

----------
(2) For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

(3) For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

(4)  Select as appropriate.

(5) Include bracketed language if there are either multiple Assignors or multiple Assignees.

                                                          Schedules and Exhibits

4.   Administrative Agent: Calyon New York Branch, as Administrative Agent

5.   Credit Agreement:     The Credit Agreement dated as of September ____,
                           2006, among Borrower, the Lenders parties thereto, and Administrative Agent

6.   Assigned Interest[s]: ________________________________

[7.  Trade Date:           ______________](6)

                            [Signature Pages follow]

----------
(6) To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

                                                          Schedules and Exhibits

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

                                        ASSIGNOR[S](7)
                                        [NAME OF ASSIGNOR]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        ASSIGNEE[S](8)
                                        [NAME OF ASSIGNEE]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

----------
(7)  Add additional signature blocks as needed.

(8)  Add additional signature blocks as needed.

Consented to and Accepted:
CALYON NEW YORK BRANCH,
as Administrative Agent


By:
    ------------------------------------
Name:
      ----------------------------------
Title:
       ---------------------------------


By:
    ------------------------------------
Name:
      ----------------------------------
Title:
       ---------------------------------


Consented to:
CALYON NEW YORK BRANCH,
as Swing Line Lender


By:
    ------------------------------------
Name:
      ----------------------------------
Title:
       ---------------------------------


By:
    ------------------------------------
Name:
      ----------------------------------
Title:
       ---------------------------------


[Consented to:
RED LION HOTELS CORPORATION


By:
    ------------------------------------
Name:
      ----------------------------------
Title:                                 ]
       --------------------------------

                                                          Schedules and Exhibits

                                                                         ANNEX 1

                        STANDARD TERMS AND CONDITIONS FOR
                            ASSIGNMENT AND ASSUMPTION

     1. Representations and Warranties.

     1.1 Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest,
(ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

     1.2. Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Agreement, (ii) it meets all the requirements to be an assignee under Section 14.13(b)(iii), (v) and (vi) of the Agreement (subject to such consents, if any, as may be required under Section 14.13(b)(iii) of the Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 9.3 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

     2. Payments. From and after the Effective Date, Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

     3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy or email shall be effective as delivery of a manually executed counterpart of this Assignment

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

and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

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

                                    EXHIBIT F

                                JOINDER AGREEMENT

Re: Credit Agreement dated September ____, 2006 (as amended, modified, supplemented, or restated from time to time, the "AGREEMENT"), by and among Red Lion Hotels Corporation, a Washington corporation ("BORROWER"), the Lenders from time to time party thereto, and Calyon New York Branch, as Administrative Agent.

Pursuant to SECTION 2.7 of the Agreement, the undersigned hereby (a) agrees to become a "Lender" under the Agreement; and (b) joins in, becomes a party to, and agrees to comply with and be bound by the terms and conditions of the Agreement, to the same extent as if the undersigned were an original signatory thereto.

The undersigned (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Joinder Agreement and to consummate the transactions contemplated hereby and to become a Subsequent Lender under the Agreement, (ii) it meets all requirements of a Lender under the Agreement (subject to receipt of such consents as may be required under the Agreement), (iii) it has received a copy of the Agreement, together with copies of the most recent financial statements delivered pursuant to Section 9.3 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Joinder Agreement on the basis of which it has made such analysis and decision independently and without reliance on Administrative Agent or any other Lender, and (iv) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Agreement, duly completed and executed by the undersigned; and (b) agrees that
(i) it will, independently and without reliance on Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

Capitalized terms used and not defined herein shall have the meaning ascribed to such terms in the Agreement.

This Joinder Agreement shall be binding upon the undersigned and its successors and assigns. Delivery of an executed counterpart of a signature page of this Joinder Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Joinder Agreement. This Joinder Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the ____ day of __________, 20____.

LENDER:

___________________, a ______________


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

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                                    EXHIBIT G

                              INCREASE CERTIFICATE

Re: Credit Agreement dated September ____, 2006 (as amended, modified, supplemented, or restated from time to time, the "AGREEMENT"), by and among Red Lion Hotels Corporation, a Washington corporation, the Lenders from time to time party thereto, and Calyon New York Branch, as Administrative Agent.

Pursuant to SECTION 2.7 of the Agreement, the undersigned hereby agrees and consents to an increase in its Commitment. After giving effect to such increase, the Commitment of the undersigned will equal $_____________.

Capitalized terms used and not defined herein shall have the meaning ascribed to such terms in the Agreement.

IN WITNESS WHEREOF, the undersigned has executed this consent as of the ______ day of __________, 20____.

LENDER:

___________________, a ______________


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

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                                    EXHIBIT H

                                FORM OF GUARANTY

                        UNCONDITIONAL GUARANTY AGREEMENT

THIS UNCONDITIONAL GUARANTY AGREEMENT (this "GUARANTY") is executed as of September ____, 2006, by each of the Subsidiaries of Red Lion Hotels Corporation, a Washington corporation ("BORROWER") listed on SCHEDULE 1 attached hereto or who become a party hereto pursuant to PARAGRAPH 20 below (each a "GUARANTOR" and collectively, "GUARANTORS"), for the benefit of the Credit Parties defined below.

                                    RECITALS:

1. Borrower, may from time to time be indebted to Credit Parties pursuant to that certain Credit Agreement dated of even date herewith (as amended, modified, supplemented, or restated from time to time, the "AGREEMENT"), by and between Borrower, Calyon New York Branch ("ADMINISTRATIVE AGENT"), as Administrative Agent and Swing Line Lender, and the Lenders defined therein (Administrative Agent and Lenders, together with their respective successors and assigns are herein called "CREDIT PARTIES").

2. Capitalized terms used herein shall, unless otherwise indicated, have the respective meanings set forth in the Agreement.

3. The Credit Parties are not willing to fund Borrowings under the Agreement or otherwise extend credit to Borrower unless Guarantors unconditionally guarantee payment of all present and future indebtedness and obligations of Borrower to the Credit Parties under the Agreement and the Loan Documents.

4. Each Guarantor will, directly or indirectly, benefit from the Credit Parties' extension of credit to Borrower.

NOW, THEREFORE, as an inducement to the Credit Parties to enter into the Agreement and to fund Borrowings by Borrower thereunder, and to extend such credit to Borrower as the Credit Parties may from time to time agree to extend, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Guarantors hereby jointly and severally guarantee payment of the Guaranteed Debt (hereinafter defined) as more specifically described hereinbelow in SECTION 1 and hereby agree as follows:

                                    SECTION 1

                          NATURE AND SCOPE OF GUARANTY

1. GUARANTY. Each Guarantor hereby absolutely and unconditionally guarantees, jointly and severally, as a guarantee of payment and not merely as a guarantee of collection, prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of any and all existing and future indebtedness and liabilities of every kind, nature and character, direct or indirect, absolute or contingent, liquidated or unliquidated, voluntary or involuntary, of Borrower to the Credit Parties arising under the Agreement and all instruments, agreements and other documents of every kind and nature now or hereafter executed in connection with the Agreement (including all renewals, extensions and modifications thereof) (collectively, the "GUARANTEED OBLIGATIONS"). Administrative Agent's books and records showing the amount of the Guaranteed Obligations shall be admissible in evidence in any action or proceeding, and in the absence of any manifest error shall be binding upon each Guarantor and conclusive for the purpose of establishing the amount of the Guaranteed Obligations. This

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Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Obligations or any instrument or agreement evidencing any Guaranteed Obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor, or by any fact or circumstance relating to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of any Guarantor under this Guaranty. The obligations of each Guarantor hereunder shall be limited to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code (Title 11, United States Code) or any comparable provisions of any applicable state law.

2. NO SETOFF OR DEDUCTIONS; TAXES. Each Guarantor represents and warrants that it is incorporated and resident in the United States of America. All payments by any Guarantor hereunder shall be paid in full, without setoff or counterclaim or any deduction or withholding whatsoever, including, without limitation, for any and all present and future taxes. If any Guarantor must make a payment under this Guaranty, such Guarantor represents and warrants that it will make the payment from one of its U.S. resident offices to the Credit Parties so that no withholding tax is imposed on the payment. If notwithstanding the foregoing, any Guarantor makes a payment under this Guaranty to which withholding tax applies, or any taxes (other than taxes on net income (a) imposed by the country or any subdivision of the country in which any Credit Parties' principal office or actual lending office is located and (b) measured by the United States taxable income the Credit Parties would have received if all payments under or in respect of this Guaranty were exempt from taxes levied by such Guarantor's country) are at any time imposed on any payments under or in respect of this Guaranty including, but not limited to, payments made pursuant to this PARAGRAPH 2, such Guarantor shall pay all such taxes to the relevant authority in accordance with applicable law such that the Credit Parties receives the sum it would have received had no such deduction or withholding been made and shall also pay to the Credit Parties, on demand, all additional amounts which the Credit Parties specify as necessary to preserve the after-tax yield the Credit Parties would have received if such taxes had not been imposed. Guarantors shall promptly provide Administrative Agent with an original receipt or certified copy issued by the relevant authority evidencing the payment of any such amount required to be deducted or withheld.

3. NO TERMINATION. This Guaranty is a continuing and irrevocable guaranty of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until all Guaranteed Obligations and any other amounts payable under this Guaranty are indefeasibly paid and performed in full and any commitments of the Credit Parties or facilities provided by the Credit Parties with respect to the Guaranteed Obligations are terminated. At Administrative Agent's option, all payments under this Guaranty shall be made at Administrative Agent's Payment Office in U.S. Dollars.

4. WAIVER OF NOTICES. Each Guarantor waives notice of the acceptance of this Guaranty and of the extension or continuation of the Guaranteed Obligations or any part thereof. Each Guarantor further waives presentment, protest, notice, dishonor or default, demand for payment and any other notices to which any Guarantor might otherwise be entitled.

5. SUBROGATION. No Guarantor shall exercise right of subrogation, contribution or similar rights with respect to any payments it makes under this Guaranty until all of the Guaranteed Obligations and any amounts payable under this Guaranty are indefeasibly paid and performed in full and any commitments of the Credit Parties or facilities provided by the Credit Parties with respect to the Guaranteed Obligations are terminated. If any amounts are paid to any Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Credit Parties and shall forthwith be paid to the Credit Parties to reduce the amount of the Guaranteed Obligations, whether matured or unmatured.

6. WAIVER OF SURETYSHIP DEFENSES. Each Guarantor agrees that Administrative Agent on behalf of the Lenders may, at any time and from time to time, and without notice to Guarantors, make any agreement with Borrower or with any other person or entity liable on any of the Guaranteed Obligations or providing collateral as security for the Guaranteed Obligations, for the extension, renewal, payment,

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compromise, discharge or release of the Guaranteed Obligations or any collateral
(in whole or in part), or for any modification or amendment of the terms thereof or of any instrument or agreement evidencing the Guaranteed Obligations or the provision of collateral, all without in any way impairing, releasing, discharging or otherwise affecting the obligations of any Guarantor under this Guaranty. Each Guarantor waives any defense arising by reason of any disability or other defense of Borrower or any other Guarantor, or the cessation from any cause whatsoever of the liability of Borrower, or any claim that any Guarantor's obligations exceed or are more burdensome than those of Borrower and waives the benefit of any statute of limitations affecting the liability of any Guarantor hereunder. Each Guarantor waives any right to enforce any remedy which any Credit Party now has or may hereafter have against Borrower and waives any benefit of and any right to participate in any security now or hereafter held by the Credit Parties. Further, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of any Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of any Guarantor.

7. EXHAUSTION OF OTHER REMEDIES NOT REQUIRED. The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Obligations. Each Guarantor waives diligence by the Credit Parties and action on delinquency in respect of the Guaranteed Obligations or any part thereof, including, without limitation any provisions of law requiring the Credit Parties to exhaust any right or remedy or to take any action against Borrower, any other guarantor or any other person, entity or property before enforcing this Guaranty against any Guarantor.

8. REINSTATEMENT. Notwithstanding anything in this Guaranty to the contrary, this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any portion of the Guaranteed Obligations is revoked, terminated, rescinded or reduced or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of Borrower or any other person or entity or otherwise, as if such payment had not been made and whether or not Administrative Agent is in possession of or has released this Guaranty and regardless of any prior revocation, rescission, termination or reduction.

9. SUBORDINATION. Each Guarantor hereby subordinates the payment of all obligations and indebtedness of Borrower owing to such Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of Borrower to such Guarantor as subrogee of the Credit Parties or resulting from such Guarantor's performance under this Guaranty, to the indefeasible payment in full of all Guaranteed Obligations. If Administrative Agent so requests, any such obligation or indebtedness of Borrower to any Guarantor shall be enforced and performance received by such Guarantor as trustee for the Credit Parties and the proceeds thereof shall be paid over to Administrative Agent on account of the Guaranteed Obligations, but without reducing or affecting in any manner the liability of any Guarantor under this Guaranty.

10. STAY OF ACCELERATION. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed, upon the insolvency, bankruptcy or reorganization of Borrower or any other person or entity, or otherwise, all such amounts shall nonetheless be payable by Guarantors immediately upon demand by Administrative Agent.

11. EXPENSES. Guarantors shall pay on demand all out-of-pocket expenses (including reasonable attorneys' fees and expenses and the allocated cost and disbursements of internal legal counsel) in any way relating to the enforcement or protection of the Credit Parties' rights under this Guaranty, including any incurred in the preservation, protection or enforcement of any rights of the Credit Parties in any case commenced by or against any Guarantor under the Bankruptcy Code (Title 11, United States Code) or any similar or successor statute. The obligations of Guarantors under the preceding sentence shall survive termination of this Guaranty.

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12. AMENDMENTS. No provision of this Guaranty may be waived, amended, supplemented or modified, except by a written instrument executed by Administrative Agent and Guarantors.

13. NO WAIVER; ENFORCEABILITY. No failure by the Credit Parties to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity. The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision herein.

14. ASSIGNMENT; GOVERNING LAWS; JURISDICTION. This Guaranty shall (a) bind each Guarantor and its successors and assigns, provided that no Guarantor may assign its rights or obligations under this Guaranty without the prior written consent of Administrative Agent (and any attempted assignment without such consent shall be void), (b) inure to the benefit of the Credit Parties and their successors and assigns and the Credit Parties may, without notice to any Guarantor and without affecting any Guarantor's obligations hereunder, assign or sell participations in the Guaranteed Obligations and this Guaranty, in whole or in part, to the extent permitted by the Agreement and (c) be governed by the internal laws of the State of New York. Each Guarantor hereby irrevocably (i) submits to the non-exclusive jurisdiction of any United States Federal or State court sitting in New York, New York in any action or proceeding arising out of or relating to this Guaranty, and (ii) waives to the fullest extent permitted by law any defense asserting an inconvenient forum in connection therewith. Service of process by Administrative Agent in connection with such action or proceeding shall be binding on each Guarantor if sent to such Guarantor by registered or certified mail at its address specified below. Each Guarantor agrees that the Credit Parties may disclose to any prospective purchaser and any purchaser of all or part of the Guaranteed Obligations any and all information in the Credit Parties' possession concerning any Guarantor, this Guaranty and any security for this Guaranty.

15. CONDITION OF BORROWER. Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from Borrower such information concerning the financial condition, business and operations of Borrower as Guarantors require, and that Credit Parties have no duty, and Guarantors are not relying on the Credit Parties at any time, to disclose to Guarantors any information relating to the business, operations or financial condition of Borrower.

16. SETOFF. If and to the extent any payment is not made when due hereunder, the Credit Parties may setoff and charge from time to time any amount so due against any or all of Guarantors' accounts or deposits with any Credit Parties.

17. OTHER GUARANTEES. Unless otherwise agreed by Administrative Agent and Guarantors in writing, this Guaranty is not intended to supersede or otherwise affect any other guaranty now or hereafter given by Guarantors for the benefit of the Credit Parties or any term or provision thereof.

18. REPRESENTATIONS AND WARRANTIES; COVENANTS. Certain representations and warranties in the Agreement are applicable to each Guarantor or its assets or operations, and each such representation and warranty is true and correct. In addition, each Guarantor represents and warrants that by virtue of its relationship with Borrower, the execution, delivery and performance of this Guaranty is for the direct benefit of such Guarantor and it has received adequate consideration for this Guaranty. Each Guarantor will comply with, perform, and be bound by all covenants and agreements in the Agreement that are applicable to it, its assets, or its operations, each of which is hereby ratified and confirmed (INCLUDING, WITHOUT LIMITATION, THE INDEMNIFICATION AND RELATED PROVISIONS IN SECTION 12.10 OF THE AGREEMENT); AND (ii) CONSENT TO AND APPROVE THE VENUE, SERVICE OF PROCESS, AND WAIVER OF JURY TRIAL PROVISIONS OF
SECTION 14.10 OF THE AGREEMENT.

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19. WAIVER OF JURY TRIAL; FINAL AGREEMENT. TO THE EXTENT ALLOWED BY APPLICABLE
LAW, EACH GUARANTOR AND THE CREDIT PARTIES EACH WAIVE TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM, SUIT OR PROCEEDING ON OR ARISING OUT OF THIS GUARANTY. THIS GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

20. ADDITIONAL GUARANTORS. The initial Guarantors hereunder shall be each of the Subsidiaries that are signatories hereto and that are listed on SCHEDULE 1 attached hereto. From time to time subsequent to the time hereof, additional Subsidiaries may become parties hereto as additional Guarantors (each an "ADDITIONAL GUARANTOR") pursuant to Section 9.28 of the Agreement by executing a counterpart of this Guaranty in the form of EXHIBIT A attached hereto. Upon delivery of any such counterpart to Administrative Agent, notice of which is hereby waived by Guarantors, each such Additional Guarantor shall be a Guarantor and shall be a party hereto as if such Additional Guarantor were an original signatory hereof. Each Guarantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Guarantor hereunder, or by any election by Administrative Agent not to cause any Subsidiary to become an Additional Guarantor hereunder. This Guaranty shall be fully effective as to any Guarantor that is or becomes a party hereto regardless of whether any such person becomes or fails to become or ceases to be a Guarantor hereunder.

21. RELEASE OF GUARANTORS. Pursuant to Section 6.1 of the Agreement, any Guarantor may be released from its obligations under this Guaranty Agreement by Administrative Agent's execution of a Release of Guaranty in the form of EXHIBIT B attached hereto. Each Guarantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the release of any other Guarantor hereunder.

EXECUTED as of the day and year first above written.

                                        GUARANTORS:


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

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                         SCHEDULE 1 TO FORM OF GUARANTY

                               INITIAL GUARANTORS

Red Lion Hotels Limited Partnership
Red Lion Hotels Franchising, Inc.
Red Lion Hotels Management, Inc.
Red Lion Hotels Holdings, Inc.
WHC809, LLC

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                          EXHIBIT A TO FORM OF GUARANTY

                             COUNTERPART TO GUARANTY

In witness whereof, the undersigned Additional Guarantor has caused this Guaranty to be executed and delivered by its officer thereunto duly authorized as of _______________, 20___.


                                        ----------------------------------------
                                        [NAME OF ADDITIONAL GUARANTOR]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

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                          EXHIBIT B TO FORM OF GUARANTY

                          FORM OF RELEASE OF GUARANTOR

In witness whereof, the undersigned Administrative Agent, for itself and on behalf of each of the Credit Parties, hereby releases and discharges from any and all obligations and liabilities______ of_________ to the Credit Parties under that certain Unconditional Guaranty Agreement dated as of September ____, 2006, executed by the Subsidiaries of Red Lion Hotels Corporation described therein in favor of the Credit Parties defined therein.

CALYON NEW YORK BRANCH, as Administrative Agent


By:
    ------------------------------------
Name:
      ----------------------------------
Title:
       ---------------------------------


By:
    ------------------------------------
Name:
      ----------------------------------
Title:
       ---------------------------------

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                                    EXHIBIT I
                FORM OF MORTGAGE FOR INITIAL COLLATERAL PROPERTY

AFTER RECORDING RETURN TO:

----------------------------------------

----------------------------------------

----------------------------------------

Attention:
           -----------------------------

            BE ADVISED THAT THE PROMISSORY NOTE SECURED BY THIS DEED
               OF TRUST PROVIDES FOR A VARIABLE RATE OF INTEREST.

                       DEED OF TRUST, SECURITY AGREEMENT,
                         ASSIGNMENT OF LEASES AND RENTS,
                               AND FIXTURE FILING

                      [Loan No. _________________________]

GRANTOR:                                WHC809, LLC
GRANTEE (LENDER):                       CALYON NEW YORK BRANCH, AS
                                        ADMINISTRATIVE AGENT
GRANTEE (TRUSTEE):
LEGAL DESCRIPTION:                      SEE LEGAL DESCRIPTION ON ATTACHED
                                        EXHIBIT A
ASSESSOR'S TAX PARCEL ID
NUMBER:                                 197570-0255-06

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     THIS DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS, AND
FIXTURE FILING ("DEED OF TRUST") is made this ______ day of September, 2006, among WHC809, LLC, a Delaware limited liability company, the address of which is c/o Red Lion Hotels Corporation, 201 West North River Drive, Suite 100, Spokane, Washington, 99201 ("GRANTOR"), [title insurance company]_, a _________________________, the address of which is ____________________________, and its successors in trust and assigns ("TRUSTEE"), and CALYON NEW YORK BRANCH, as Administrative Agent, the address of which is ____________________ ("BENEFICIARY").

     1. GRANTING CLAUSE. Grantor, in consideration of the acceptance by Trustee of the trust hereunder, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to secure the obligations described in Section 3 below, grants, bargains, sells, and conveys to Trustee and its successors in trust and assigns, forever, in trust, with power of sale, all of Grantor's estate, right, title, interest, claim, and demand in and to the property in the county of King, State of Washington, described in Exhibit A attached hereto (the "LAND"), whether now existing or hereafter acquired (all of the property described in all parts of this SECTION 1 and all additional property, if any, described in SECTION 2 is herein called the "PROPERTY"):

          1.1 Land and Appurtenances. The land described on EXHIBIT A hereto, and all tenements, hereditaments, rights-of-way, easements, appendages, and appurtenances thereto belonging or in any way appertaining, including without limitation all of the right, title and interest of grantor in and to any avenues, streets, ways, alleys, vaults, strips, or gores of land adjoining that property, and all claims or demands of grantor either in law or in equity in possession or expectancy of, in, and to that property; and

          1.2 Improvements, Fixtures, and Personal Property. All buildings, structures, and other improvements now or hereafter erected on the property described in SECTION 1.1 above, and all facilities, fixtures, machinery, apparatus, installations, goods, equipment, inventory, furniture, and other properties of grantor of whatsoever nature (including without limitation all heating, ventilating, air conditioning, plumbing and electrical equipment, elevators and escalators, sprinkler systems, engines and motors, lighting, laundry, cleaning, fire prevention and fire extinguishing equipment, ducts and compressors, beds, bureaus, chiffonniers, chests, chairs, desks, lamps, mirrors, bookcases, tables, rugs, carpeting, drapes, draperies, curtains, shades, venetian blinds, screens, paintings, hangings, pictures, divans, couches, luggage carts, luggage racks, stools, sofas, chinaware, linens, pillows, blankets, glassware, silverware, food carts, cookware, dry cleaning facilities, dining room wagons, keys or other entry systems, bars, bar fixtures, liquor and other drink dispensers, icemakers, radios, television sets, intercom and paging equipment, electric and electronic equipment, dictating equipment, private telephone systems, medical equipment, potted plants, lighting fixtures, fittings, plants, apparatus, stoves, ranges, refrigerators, laundry machines, tools, machinery, engines, dynamos, motors, boilers, incinerators, switchboards, conduits, compressors, vacuum cleaning systems, floor cleaning, waxing and polishing equipment, call systems, brackets, electrical signs, bulbs, bells, ash and fuel, conveyors, cabinets, lockers, shelving, spotlighting equipment, dishwashers, garbage disposals, building materials and supplies, and construction forms, tools, and equipment), now or hereafter located in or used or procured for use in connection with that property, it being the intention of the parties that all property of the character hereinabove described that is now owned or hereafter acquired by grantor and that is affixed or attached to, stored upon, or used in connection with the property described in SECTION 1.1

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above shall be, remain, or become a portion of that property and shall be covered by and subject to the lien of this deed of trust, together with all contracts, agreements, permits, plans, specifications, drawings, surveys, engineering reports, and other work products relating to the construction of the existing or any future improvements on the property, any and all rights of grantor in, to, or under any architect's contracts or construction contracts relating to the construction of the existing or any future improvements on the property, and any performance and/or payment bonds issued in connection therewith, together with all trademarks, trade names, copyrights, computer software, and other intellectual property used by grantor in connection with the property or any symbols under which any of the property is operated or the business of grantor at the property is conducted and all agreements now or hereafter entered into by grantor with respect thereto, all agreements now or hereafter entered into by grantor with any party with respect to architectural, engineering, management, brokerage, promotional, marketing, or consulting services rendered or to be rendered, with respect to the planning, design, inspection, or supervision of the construction, development, management, marketing, promotion, leasing, operation, or sale of any of the property and including, without limitation, the management agreement by and between grantor and Red Lion Hotels Franchising, Inc. dated September 13, 2006 and the franchise license agreement by and between grantor and Red Lion Hotels Franchising, Inc. dated September 13, 2006, all transferable or assignable permits, licenses, franchises, certificates, and other rights and privileges obtained by grantor in connection with the property or any operation related thereto; and

          1.3 Enforcement and Collection. Any and all rights of grantor without limitation to make claim for, collect, receive, and receipt for any and all rents, income, revenues, issues, royalties, and profits, including mineral, oil, and gas rights and profits, insurance proceeds, condemnation awards, and other moneys, payable or receivable from or on account of any of the property, including interest thereon, or to enforce all other provisions of any other agreement (including those described in SECTION 1.2 above) affecting or relating to any of the property, to bring any suit in equity, action at law, or other proceeding for the collection of such moneys or for the specific or other enforcement of any such agreement, award, or judgment, in the name of grantor or otherwise, and to do any and all things that grantor is or may be or become entitled to do with respect thereto, provided, however, that no obligation of grantor under the provisions of any such agreements, awards, or judgments shall be impaired or diminished by virtue hereof, nor shall any such obligation be imposed upon trustee or beneficiary; and

          1.4 Accounts and Income. Any and all rights of grantor in any and all accounts, rights to payment, contract rights, chattel paper, documents, instruments, licenses, contracts, agreements, and general intangibles relating to any of the property, including, without limitation, income and profits derived from the operation of any business on the property or attributable to services that occur or are provided on the property or generated from the use and operation of the property; and

          1.5 Leases and Rents. All leases, subleases, rental agreements, registration cards and agreements, if any, and other agreements whether or not in writing affecting the use, enjoyment or occupancy of the property heretofore or hereafter entered into, and all extensions, amendments and modifications thereto, whether before or after the filing by or against grantor of any petition for relief under creditors' rights laws (defined below) (collectively, the "LEASES") and all right, title and interest of grantor, its successors and assigns therein and thereunder, including, without limitation, any guaranties of the lessees' obligations thereunder, cash or securities

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deposited thereunder to secure the performance by the lessees of their obligations thereunder and all rents, additional rents, revenues, issues, registration fees, if any, and profits (including all oil and gas or other mineral royalties and bonuses) from the property, all income, rents, room rates, issues, profits, revenues, deposits, accounts and other benefits from operation of the property, including, without limitation, all revenues and credit card receipts collected from guest rooms, restaurants, bars, mini-bars, meeting rooms, banquet rooms and recreational facilities and otherwise, all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of sale, lease, sublease, license, concession or other grant of the right of the possession, use or occupancy of all or any portion of the property, or personalty located thereon, or rendering of services by grantor or any operator or manager of the property or the commercial space located in the property or acquired from others including, without limitation, from the rental of any office space, retail space, commercial space, guest room or other space, halls, stores or offices, including any deposits securing reservations of such space, exhibit or sales space of every kind, license, lease, sublease and concession fees and rentals, health club membership fees, food and beverage wholesale and retail sales, service charges, vending machine sales and proceeds, if any, from business interruption or other loss of income insurance relating to the use, enjoyment or occupancy of the property whether paid or accruing before or after the filing by or against grantor of any petition for relief under creditors rights laws and all proceeds and other amounts paid or owing to grantor under or pursuant to any and all contracts and bonds relating to the construction or renovation of the property (collectively, the "RENTS") and all proceeds from the sale or other disposition of the leases and the right to receive and apply the rents to the payment of the debt. as used herein, the term "CREDITORS RIGHTS LAWS" shall mean any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to its debts or debtors; and

     1.6 Insurance Proceeds. All insurance proceeds in respect of the Property under any insurance policies covering the Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Property; and

     1.7 Condemnation Awards. All condemnation awards, including interest thereon, which may heretofore and hereafter be made with respect to the Property by reason of any taking or condemnation, whether from the exercise of the right of eminent domain (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of the right), or for a change of grade, or for any other injury to or decrease in the value of the Property; and

     1.8 Tax Certiorari. All refunds, rebates or credits in connection with reduction in real estate taxes and assessments charged against the Property as a result of tax certiorari or any applications or proceedings for reduction; and

     1.9 Agreements. All agreements, contracts, certificates, instruments, franchises, permits, licenses, plans, specifications and other documents, now or hereafter entered into, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or operation of the Land and any part thereof and any Improvements or any business or activity conducted on the Land and any part thereof and all right, title and interest of Grantor therein and thereunder, including, without limitation, the right while any Event of Default (defined below) exists, to receive and collect

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any sums payable to Grantor thereunder; and

     1.10 Deposit Accounts. Any and all deposit accounts, bank accounts, investment accounts, or securities accounts, now owned or hereafter acquired or opened by Grantor, including, without limitation, the account of Grantor at Calyon New York Branch, Account No. 01 53628 0024 00, and styled Red Lion Hotel Fifth Avenue, Seattle FF&E Reserve Account," and any account which is a replacement or substitute for any of such accounts, together with all monies, instruments, certificates, checks, drafts, wire transfer receipts, and other property deposited therein and all balances therein; and

          1.11 Books and Records. All books and records of grantor relating to the foregoing in any form and all computer software necessary or useful to reading such books and records; and

     1.12 Proceeds. All proceeds of any of the foregoing items set forth in SECTIONS 1.1 through 1.11; and

     1.13 Other Rights. Any and all other rights of Grantor in and to the items set forth in SECTIONS 1.1 through 1.12.

     2. SECURITY AGREEMENT. To the extent any of the property described in
SECTION 1 is personal property, Grantor, as debtor, grants to Beneficiary, as secured party, a security interest therein together with a security interest in all other personal property of Grantor of whatsoever nature that is located on, used, or to be used in connection with any of the property described in SECTION 1, and any products or proceeds of any thereof, pursuant to the Uniform Commercial Code of the state of Washington (the "UCC"), on the terms and conditions contained herein. Beneficiary hereby assigns such security interest to Trustee, in trust, for the benefit of Beneficiary to be dealt with as a portion of the "PROPERTY" except as otherwise specified herein.

     3. OBLIGATIONS SECURED. This Deed of Trust is given for the purpose of securing:

          3.1 Performance and Payment. The performance of the obligations contained herein and the payment of (a) all borrowings under and as defined in that certain credit agreement dated the date hereof, by and among Red Lion Hotels Corporation, A Washington Corporation ("BORROWER"), Calyon New York Branch, as administrative agent, and each lender (as defined therein) party thereto (together with all extensions, renewals, modifications, or replacements thereof, the "AGREEMENT"), initially in the aggregate maximum amount of $50,000,000 and as such maximum amount may be increased upon the satisfaction of certain conditions described in the agreement to an aggregate maximum amount of $100,000,000, together with interest thereon and all other amounts of the obligation defined therein, as evidenced by one or more promissory notes (together with any and all extensions, renewals, modifications, or replacements thereof, whether the same be in greater or lesser amounts, collectively, the "NOTES" and individually, a "NOTE") (which notes are subject to provisions for a variable rate of interest) of even date herewith made by borrower, payable to the order of each lender, and (b) that certain unconditional guaranty agreement dated the date hereof, executed by grantor and the other entities party thereto, for the benefit of administrative agent, for the benefit of lenders (together with all extensions, renewals, modifications, or replacements thereof, the "GUARANTY"); and

          3.2 Future Advances. The repayment of any and all sums advanced or expenditures made by administrative agent or any lender subsequent to the execution of this deed of trust for the maintenance or preservation of the property or advanced or expended by

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administrative agent or any lender pursuant to any provision of this deed of trust or the agreement subsequent to its execution, together with interest thereon to the extent and at the rate provided in the agreement.

          3.3 Exclusion From Secured Obligations. Notwithstanding anything to the contrary set forth herein or in any other loan document (as defined in the agreement), this deed of trust shall not secure the obligations of grantor or borrower under that certain indemnity agreement dated as of even date herewith made by grantor and borrower in favor of beneficiary (the "INDEMNITY AGREEMENT") or the substantial equivalent of the obligations arising under the indemnity agreement. all of such obligations (and substantial equivalents thereof) shall constitute the separate, unsecured recourse obligations of grantor and borrower and shall not be deemed to be evidenced by the notes or the agreement, or secured by this deed of trust.

     4. WARRANTIES AND COVENANTS OF GRANTOR. Grantor warrants, covenants, and agrees:

          4.1 WARRANTIES

          (a) Grantor has full power and authority to grant the Property to Trustee and warrants the Property to be free and clear of all liens, charges, and other monetary encumbrances except for Permitted Liens (as defined in the Agreement) and those appearing of record on the date hereof.

          (b) None of the Property is used principally or at all for agricultural or farming purposes.

          (c) The Property is free from damage and no matter has come to Grantor's attention (including, but not limited to, knowledge of any construction defects or nonconforming work) that would materially impair the value of the Property as security.

          (d) The loan evidenced by the Notes and the Agreement, and secured by this Deed of Trust, is primarily for commercial, industrial, or business purposes and is not primarily for personal, family, or household purposes.

          4.2 Preservation of Lien. Grantor will preserve and protect the priority of this deed of trust as a first lien on the property.

          4.3 Covenants Under Agreement. Grantor will comply with, perform, and be bound by all covenants and agreements in the agreement that are applicable to it, its assets (including, without limitation, the property), or its operations, each of which is hereby ratified and confirmed (INCLUDING, WITHOUT LIMITATION, THE INDEMNIFICATION AND RELATED PROVISIONS IN SECTION 12.10 OF THE CREDIT AGREEMENT (SUBJECT TO SECTION 3.3 HEREOF)); AND (II) CONSENT TO AND APPROVE THE VENUE, SERVICE OF PROCESS, AND WAIVER OF JURY TRIAL PROVISIONS OF SECTION 14.10 OF THE CREDIT AGREEMENT.

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          4.4 Expenses. Grantor will pay all costs, fees, and expenses reasonably incurred by beneficiary or trustee in connection with this deed of trust.

          4.5 Sale, Transfer, or Encumbrance of Property. Grantor shall not, except in the ordinary course of business, without the prior written consent of beneficiary, sell, transfer, or otherwise convey the property or any interest therein, further encumber the property or any interest therein, or agree to do any of the foregoing without first repaying in full the obligation under and as defined in the agreement and all other sums secured hereby. Consent to any one such occurrence shall not be deemed a waiver of the right to require consent to any future occurrences.

          4.6 Tax and Insurance Reserves. In addition to the payments required by the agreement, grantor agrees to pay beneficiary, for the benefit of lenders, while an event of default exists, and at beneficiary's request, such sums as beneficiary may from time to time estimate will be required to pay, at least thirty (30) days before due, the next due taxes, assessments, insurance premiums, and similar charges affecting the property, less all sums already paid therefor divided by the number of months to elapse before one month prior to the date when such taxes, assessments, and premiums will become delinquent, such sums to be held by beneficiary without interest or other income to the grantor to pay such taxes, assessments and premiums. Should this estimate as to taxes, assessments, and premiums prove insufficient, the grantor upon demand agrees to pay beneficiary such additional sums as may be required to pay them before delinquent.

     If the total of the above-described payments in any one year shall exceed the amounts actually paid by Beneficiary for taxes, assessments, and premiums, such excess may be credited by Beneficiary on subsequent payments under this section. If there shall be an Event of Default hereunder for which Beneficiary elects to realize upon this Deed of Trust, then at any time after the Event of Default and prior to the trustee's sale or sheriff's sale, Beneficiary may apply any balance of funds it may hold pursuant to this SECTION 4.6 to any amount secured by this Deed of Trust and in such order as Beneficiary may elect. If Beneficiary does not so apply such funds at or prior to the trustee's sale or sheriff's sale, the purchaser at such sale shall be entitled to all such funds. If Beneficiary acquires the Property in lieu of realizing on this Deed of Trust, the balance of funds it holds shall become the property of Beneficiary, for the benefit of Lenders.

     Any transfer in fee of all or a part of the Property shall automatically transfer to the grantee all or a proportionate part of Grantor's rights and interest in the fund accumulated hereunder.

          4.7 LEASES

          (a) Grantor will in all respects promptly and faithfully keep, perform and comply with all of the terms, provisions, covenants, conditions, and agreements in each of the Leases to be kept, performed, and complied with by the lessor therein, and will require, demand, and strictly enforce, by all available means, the prompt and faithful performance of and compliance with all of the terms, provisions, covenants, conditions, and agreements in the Leases to be performed and complied with by the lessees therein.

          (b) Grantor shall not receive or collect any rents from any present or future tenant of the Property or any part thereof in advance in excess of one month's rent from the Property or collect a security deposit in excess of two (2) months' rent.

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          (c) In the event any lessee under any Lease which is not a residential lease should be the subject of any proceeding under the United States Bankruptcy Code or any other type of insolvency proceeding, Grantor covenants and agrees that in the event Grantor has a claim in such proceeding in respect of any such Lease, no settlement thereof shall be made without the prior written consent of Beneficiary; and further that any check in payment of damages for rejection of any such Lease shall be made payable both to Grantor and Beneficiary; and Grantor hereby assigns any such payment to Beneficiary and further covenants and agrees that upon request of Beneficiary it will duly endorse to the order of Beneficiary any such check, the proceeds of which will be applied to any portion of the indebtedness secured by this Deed of Trust as Beneficiary may elect. In addition, after the occurrence of and during the continuance of any Event of Default, Beneficiary shall be entitled to assert, in its own name or in the name of Grantor, any claim in respect of any such Lease in any such proceeding.

          (d) The foregoing provisions of this SECTION 4.7 shall not apply to registration cards for overnight guests or to any agreements for the use of banquet facilities or meeting rooms.

     5. DEFAULT.

          5.1 Definition. Any event of default as that term is defined in the agreement shall be an "EVENT OF DEFAULT" hereunder.

          5.2 Beneficiary's and Trustee's Right to Perform. While any event of default exists, beneficiary or trustee, but without the obligation so to do and without notice to or demand upon grantor and without releasing grantor from any obligations hereunder, may make any payments or do any acts required of grantor hereunder in such manner and to such extent as either may deem necessary to protect the security hereof, beneficiary or trustee being authorized to enter upon the property for such purposes; commence, appear in, and defend any action or proceeding purporting to affect the security hereof or the rights or powers of beneficiary or trustee; pay, purchase, contest, or compromise any encumbrance, charge, or lien in accordance with the following paragraph; and in exercising any such powers, pay necessary expenses, employ counsel, and pay a reasonable fee therefor. All sums so expended shall be payable on demand by grantor, be secured hereby and bear interest at the default rate (as defined in the agreement) from the date advanced or expended until repaid.

     Beneficiary or Trustee in making any payment herein is hereby authorized, in the place and stead of the Grantor, in the case of a payment of taxes, assessments, water rates, sewer rentals, and other governmental or municipal charges, fines, impositions, or liens asserted against the Property, to make such payment in reliance on any bill, statement, or estimate procured from the appropriate public office without inquiry into the accuracy of the bill, statement, or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien, or title or claim thereof; in the case of any apparent or threatened adverse claim of title, lien, statement of lien, encumbrance, deed of trust, claim, or charge Beneficiary or Trustee, as the case may be, shall be the sole judge of the legality or validity of same; and in the case of a payment for any other purpose herein and hereby authorized, but not enumerated in this paragraph, such payment may be made whenever, in the sole judgment and discretion of Trustee or Beneficiary, as the case may be, such advance or advances shall seem necessary or desirable to protect the full security intended to be created by this instrument, provided further, that in connection with any such advance,

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

Beneficiary at its option may and is hereby authorized to obtain a continuation report of title prepared by a title insurance company, the cost and expenses of which shall be repayable by the Grantor without demand and shall be secured hereby.

          5.3 Remedies On Default. Upon the occurrence of any event of default all sums secured hereby shall become immediately due and payable, without notice or demand, at the option of beneficiary and beneficiary may:

          (a) Have a receiver appointed as a matter of right, without regard to the sufficiency of the Property or any other security for the indebtedness secured hereby and, without the necessity of posting any bond or other security, such receiver shall take possession and control of the Property and shall collect and receive all of the rents, issues, and profits thereof;

          (b) Foreclose this Deed of Trust as a mortgage or otherwise realize upon the Property;

          (c) Cause Trustee to exercise its power of sale;

          (d) Sue on the Notes according to law; or

          (e) To the extent permitted by law, including, without limitation, RCW 61.24.100, seek and obtain a deficiency judgment following the completion of a judicial foreclosure or a trustee's sale of all or a portion of the security for the obligations secured by this Deed of Trust.

          5.4 No Waiver. By accepting payment of any sum secured hereby after its due date, beneficiary does not waive its right either to require prompt payment when due of all other sums so secured or to declare an event of default for failure to do so.

          5.5 Remedies Cumulative. The rights and remedies accorded by this deed of trust shall be in addition to, and not in substitution of, any rights or remedies available under now existing or hereafter arising applicable law or under the agreement. all rights and remedies provided for in this deed of trust or afforded by law or equity are distinct and cumulative and may be exercised concurrently, independently or successively. The failure on the part of Beneficiary to promptly enforce any right hereunder shall not operate as a waiver of such right and the waiver of any default shall not constitute a waiver of any subsequent or other default. Beneficiary shall be subrogated to the claims and liens of those whose claims or liens are discharged or paid with the loan proceeds hereof.

     6. Trustee.

          6.1 General Powers and Duties of Trustee. At any time or from time to time, without liability therefor and without notice and without affecting the liability of any person for the payment of the indebtedness secured hereby, upon written request of beneficiary, payment of its own fees and presentation of this deed of trust and the notes for endorsement (in case of full reconveyance, for cancellation or retention), Trustee may:

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          (a) Consent to the making of any map or plat of the Property;

          (b) Join in granting any easement or creating any restriction thereon;

          (c) Join in any subordination or other agreement affecting this Deed of Trust or the lien or charge thereof; or

          (d) Reconvey, without warranty, all or any part of the Property.

          6.2 Reconveyance. Upon written request of Beneficiary stating that all sums secured hereby have been paid, and upon surrender of this Deed of Trust and the Notes to Trustee for cancellation and retention and upon payment of its fees, Trustee shall reconvey, without warranty, the Property then held hereunder. The recitals in any reconveyance executed under this Deed of Trust of any matters of fact shall be conclusive proof of the truthfulness thereof. The Grantee in such reconveyance may be described as "the person or persons legally entitled thereto."

          6.3 Powers and Duties on Default. Upon written request therefor by Beneficiary specifying the nature of the default, or the nature of the several defaults, and the amount or amounts due and owing, Trustee shall execute a written notice of default and of its election to cause the Property to be sold to satisfy the obligation secured hereby, and shall cause such notice to be recorded and otherwise given according to law.

     Notice of sale having been given as then required by law and not less than the time then required by law having elapsed after recordation of such notice of breach, Trustee, without demand on Grantor, shall sell the Property at the time and place of sale specified in the notice, as provided by statute, either as a whole or in separate parcels and in such order as it may determine, at public auction to the highest and best bidder for cash in lawful money of the United States, payable at time of sale. Grantor agrees that such a sale (or a sheriff's sale pursuant to judicial foreclosure) of all the Property as real estate constitutes a commercially reasonable disposition thereof, but that with respect to all or any part of the Property that may be personal property Trustee shall have and exercise, at Beneficiary's sole election, all the rights and remedies of a secured party under the UCC. Whenever notice is permitted or required hereunder or under the UCC, ten (10) days shall be deemed reasonable. Trustee may postpone sale of all or any portion of the Property, and from time to time thereafter may postpone such sale, as provided by statute. Trustee shall deliver to the purchaser its deed and bill of sale conveying the Property so sold, but without any covenant or warranty, express or implied. The recital in such deed and bill of sale of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person other than Trustee, including Grantor or Beneficiary, may purchase at such sale.

     After deducting all costs, fees, and expenses of Trustee and of this trust, including the cost of evidence of title search and title insurance and reasonable counsel fees in connection with sale, Trustee shall apply the proceeds of sale to payment of all sums secured hereby in such order as Beneficiary may determine; and the remainder, if any, to the clerk of the superior court of the county in which the sale took place, as provided in RCW 61.24.080.

          6.4 Reassignment of SECURITY INTEREST. At the request of Beneficiary, Trustee shall reassign to Beneficiary the security interest created hereby and after such reassignment

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Beneficiary shall have the right, upon the occurrence and continuance of any event of default, to realize upon the personal property subject to this deed of trust, independent of any action of Trustee, pursuant to the UCC.

          6.5 Acceptance of Trust. Trustee accepts this Trust when this Deed of Trust, duly executed and acknowledged, is made a public record as provided by law. Trustee is not obligated to notify any party hereto except Beneficiary of pending sale under any other Deed of Trust or of any action or proceeding in which Grantor, Beneficiary, or Trustee shall be a party unless brought by Trustee.

          6.6 Reliance. Trustee, upon presentation to it of an affidavit signed by Beneficiary setting forth facts showing a default by Grantor under this Deed of Trust, is authorized to accept as true and conclusive all facts and statements therein, and to act thereon hereunder.

          6.7 Replacement of Trustee. Beneficiary may, from time to time, as provided by statute, appoint another Trustee in place and stead of Trustee herein named, and thereupon Trustee herein named shall be discharged and the Trustee so appointed shall be substituted as Trustee hereunder, with the same effect as if originally named Trustee herein.

          6.8 No Impairment of Right to Pursue Unsecured Obligations. The foreclosure of this Deed of Trust or sale by Trustee of the Property through the exercise of its power of sale granted hereunder shall not preclude or impair any action to collect or enforce any obligation of Grantor or any Guarantor or other party liable for any of the obligations secured by this Deed of Trust, or the substantial equivalent of such obligation, which obligation is not secured by this Deed of Trust including, without limitation, the obligations of Grantor UNDER THE Indemnity Agreement and the obligations of each such guarantor under its guaranty. All of such obligations (and all substantial equivalents of such obligations) shall constitute separate recourse obligations of Grantor and each such Guarantor or other party and shall not be deemed to be evidenced by the Notes, the Agreement, or secured by this Deed of Trust.

     7. APPLICATION OF RENTS. Grantor hereby gives to and confers upon Beneficiary the right, power, and authority during the continuance of this Deed of Trust to collect the rents, issues, and profits of the Property, reserving unto Grantor the right, unless an Event of Default exists, to collect and retain such rents, issues, and profits as they become due and payable. While an Event of Default exists, Grantor's right to spend or retain any rents, issues, or profits of the Property shall cease immediately and without notice or demand and Beneficiary may at any time and without notice, either in person, by agent, or by a receiver to be appointed by a court, without regard to the adequacy of any security for the indebtedness hereby secured and without the necessity for posting any bond or other security, enter upon and take possession of the Property or any part thereof, or in its own name sue for or otherwise collect such rents, issues, and profits, including those past due and unpaid, and apply the same, less reasonable costs and expenses of operation and collection, including reasonable attorneys' fees, upon any indebtedness secured hereby, and in such order as Beneficiary may determine. The entering upon and taking possession of the Property, the collection of such rents, issues, and profits and the application thereof as aforesaid, shall not cure or waive any default or notice of default hereunder or invalidate any act done pursuant to such notice.

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     8. NOTICES.

          8.1 TRUSTEE. ANY NOTICE OR DEMAND UPON TRUSTEE MAY BE GIVEN OR MADE
AT:

                  -------------------------------------------

                  -------------------------------------------

                  -------------------------------------------

          8.2 Grantor and Beneficiary. Any notice to or demand upon Grantor (including any notice of default or notice of sale) or notice to or demand upon Beneficiary shall be deemed to have been sufficiently made for all purposes when deposited in the United States Mail, postage prepaid, registered or certified, return receipt requested, addressed as follows:

     Grantor:     WHC809, LLC
                  c/o Red Lion Hotels Corporation
                  201 W. North River Drive, Suite 100
                  Spokane, Washington 99201
                  Attention: General Counsel

     Beneficiary: Calyon New York Branch
                  Calyon Building, 13th Floor
                  1301 Ave. of the Americas
                  New York, NY 10019
                  Attention: Jan Hazelton

or to such other address as may be filed in writing by Grantor or Beneficiary with Trustee.

          8.3 Waiver of Notice. The giving of notice may be waived in writing by the person or persons entitled to receive such notice, either before or after the time established for the giving of such notice.

     9. MODIFICATIONS. Upon written request of any party then liable for any sum secured hereby, Beneficiary reserves the right to extend the term, or otherwise modify the terms, hereof, of the Notes, or of the Agreement as Beneficiary and such person may from time to time deem appropriate and any such change shall not operate to release, in any manner, the liability of the original Grantor or Grantor's successors in interest.

     10. SUCCESSORS AND ASSIGNS. All provisions herein contained shall be binding upon and inure to the benefit of the respective successors and assigns of the parties.

     11. GOVERNING LAW; SEVERABILITY. This Deed of Trust shall be governed by the law of the state of Washington. In the event that any provision or clause of this Deed of Trust, the Agreement, or the Notes conflicts with applicable law, the conflict shall not affect other provisions of this Deed of Trust, the Agreement, or the Notes that can be given effect without the conflicting provision and to this end the provisions of this Deed of Trust, the Agreement, or the Notes are declared to be severable.

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     12. GRANTOR'S RIGHT TO POSSESSION. Grantor may be and remain in possession of the Property for so long as it is not in default hereunder and Grantor may, while it is entitled to possession of the Property, use the same.

     13. MAXIMUM INTEREST. No provision of this Deed of Trust, the Notes, the Guaranty, or the Agreement shall require the payment or permit the collection of interest in excess of the maximum permitted by law. If any excess of interest in such respect is herein, or in the Notes, the Guaranty, or the Agreement provided for, neither Grantor nor its successors or assigns shall be obligated to pay that portion of such interest that is in excess of the maximum permitted by law, and the right to demand the payment of any such excess shall be and is hereby waived and this SECTION 13 shall control any provision of this Deed of Trust, the Notes, the Guaranty, or the Agreement that is inconsistent herewith.

     14. ATTORNEYS' FEES AND LEGAL EXPENSES. In the event of any Event of Default under this Deed of Trust, or in the event that any dispute arises relating to the interpretation, enforcement, or performance of any obligation secured by this Deed of Trust, Beneficiary shall be entitled to collect from Grantor on demand all fees and expenses incurred in connection therewith, including but not limited to fees of attorneys, accountants, appraisers, environmental inspectors, consultants, expert witnesses, arbitrators, mediators, and court reporters. Without limiting the generality of the foregoing, Grantor shall pay all such costs and expenses incurred in connection with (a) arbitration or other alternative dispute resolution proceedings, trial court actions, and appeals; (b) bankruptcy or other insolvency proceedings of Grantor, any guarantor or other party liable for any of the obligations secured by this Deed of Trust, or any party having any interest in any security for any of those obligations; (c) judicial or nonjudicial foreclosure on, or appointment of a receiver for, any of the Property; (d) postjudgment collection proceedings; (e) all claims, counterclaims, cross-claims, and defenses asserted in any of the foregoing whether or not they arise out of or are related to this Deed of Trust;
(f) all preparation for any of the foregoing; and (g) all settlement negotiations with respect to any of the foregoing.

     15. PREPAYMENT PROVISIONS. If at any time after default and acceleration of the indebtedness secured hereby there shall be a tender of payment of the amount necessary to satisfy such indebtedness by or on behalf of the Grantor, its successors or assigns, the same shall be deemed to be a voluntary prepayment such that the sum required to satisfy such indebtedness in full shall include, to the extent permitted by law, the additional payment, if any, required under the prepayment privilege as stated in the Notes.

     16. TIME IS OF THE ESSENCE. Time is of the essence under this Deed of Trust and in the performance of every term, covenant, and obligation contained herein.

     17. MISCELLANEOUS.

          17.1 Whenever the context so requires the singular number includes the plural herein, and the impersonal includes the personal.

          17.2 The headings to the various sections have been inserted for convenient reference only and shall not modify, define, limit, or expand the express provisions of this Deed of Trust.

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

          17.3 This Deed of Trust, the Notes, the Agreement, and the other loan documents constitute the final expression of the entire agreement of the parties with respect to the transactions set forth therein. No party is relying upon any oral agreement or other understanding not expressly set forth in the loan documents. The loan documents may not be amended or modified except by means of a written document executed by the party sought to be charged with such amendment or modification.

                                  [END OF TEXT]

                                                          Schedules and Exhibits

     DATED as of the day and year first above written.

     ORAL AGREEMENTS OR ORAL COMMITMENTS TO LEND MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW

     GRANTOR:

WHC809, LLC


By:
    --------------------------------------
Name: Anupam Narayan
Title: Executive Vice President

State of __________   Section
                      Section
County of ___________ Section

     On this the ____ day of September, 2006, before me, the undersigned officer, personally appeared ______________, who acknowledged himself to be the ____________ of ________________, a ________________, and that
     [he][she], as such contained, being authorized so to do, executed the foregoing Instrument for the purposes therein contained, by signing the name of the corporation by [himself][herself] as ____________.

------------------------------------------
Printed Name:
              ----------------------------
Notary Public, State of
                        ------------------
                                                          Schedules and Exhibits

                                    EXHIBIT A

The land is located in the county of King, state of Washington, and is described as follows:

                                                          Schedules and Exhibits